Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 38

TO THE

UPS RETIREMENT PLAN

WHEREAS, United Parcel Service of America, Inc. (“UPS”) and its affiliated corporations established the UPS Retirement Plan (“Plan”) for the benefit of its employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974; and

WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, and was most recently amended by Amendment No. 37; and

WHEREAS, UPS desires to amend and restate the Plan to (1) reflect the terms of the most recent Collective Bargaining Agreement between the United Parcel Service Co. and the Independent Pilots Association; (2) reflect the terms of the Collective Bargaining Agreement between UPS and International Brotherhood of Teamsters, Local 135; (3) add a cash balance formula for employees and (4) to make certain other changes.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the UPS Retirement Plan (the “Plan”), the Plan is hereby amended and restated in the form attached.

Except as amended by this Amendment No. 38, the Plan as in effect immediately prior to the date of this amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by the Board of Directors on December 17, 2007 has caused this Amendment No. 38 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ TERI P. MCCLURE	/s/ MICHAEL L. ESKEW
Teri P. McClure Secretary	Michael L. Eskew Chairman

THE UPS RETIREMENT PLAN

(Amended and Restated Effective January 1, 2008,

incorporating Amendments 1 through 37)

THE UPS RETIREMENT PLAN

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		8
(a)	“Accrued Benefit”	8
(b)	“Actuarial Equivalent”	8
(c)	“Actuary”	10
(d)	“Alternative Formula”	10
(e)	“Annuity Starting Date”	11
(f)	“Applicable Interest Rate”	11
(g)	Applicable Mortality Table”	12
(h)	“Benefit Service”	12
(i)	“Beneficiary”	15
(j)	“Board of Directors”	15
(k)	“Break in Service”	15
(l)	“Code”	15
(m)	“Committee”	15
(n)	“Company”	15
(o)	“Compensation”	15
(p)	“Deferred Vested Benefit”	18
(q)	“Disability” or “Disabled”	18
(r)	“Disability Retirement Benefit”	18
(s)	“Domestic Partner”	18
(t)	“Early Commencement Service Requirement”	19
(u)	“Earliest Commencement Age”	19
(v)	“Early Retirement Date”	19
(w)	“Effective Date”	20
(x)	“Employee”	20
(y)	“Employer Company”	21
(z)	“ERISA”	21
(aa)	“Final Average Compensation”	21
(bb)	“Five Year Certain and Life Annuity”	23
(cc)	“Foreign Employee”	23
(dd)	“Fund”, “Trust”, or “Trust Fund”	23
(ee)	“Grandfathered Participant”	23
(ff)	“Grandfathered Motor Cargo Participant”	24
(gg)	“Grandfathered Overnite Participant”	24
(hh)	“Hour of Service”	24
(ii)	“Integrated Formula”	26
(jj)	“Joint and Survivor Annuity”, “Joint and 50% Survivor Annuity”, “Joint and 75% Survivor Annuity” and “Joint and 100% Survivor Annuity”	26
(kk)	“LTD Participant”	26
(ll)	“Motor Cargo Plan”	26
(mm)	“Normal Form”	26

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	(nn)	“Normal Retirement Benefit”	26
	(oo)	“Normal Retirement Date”	27
	(pp)	“Optional Form of Benefit”	27
	(qq)	“Overnite”	27
	(rr)	“Overnite Plan”	27
	(ss)	“Participant”	27
	(tt)	“Pre-2001 Participant”	27
	(uu)	“Pre-2006 Motor Cargo Benefit Service”	27
	(vv)	“Pre-2006 Motor Cargo Formula”	27
	(ww)	“Pre-2006 Overnite Benefit Service”	27
	(xx)	“Plan”	27
	(yy)	“Plan Year”	27
	(zz)	“Postponed Retirement Benefit”	27
	(aaa)	“Postponed Retirement Date”	27
	(bbb)	“Preretirement Survivor Annuity”	28
	(ccc)	“Present Value”	28
	(ddd)	“Qualified Joint and Survivor Annuity”	28
	(eee)	“Related Employer”	28
	(fff)	“Retirement Benefit”	28
	(ggg)	“RPA Benefit Service”	28
	(hhh)	“RPA Formula”	28
	(iii)	“RPA Points”	29
	(jjj)	“Single Life Only Annuity”	29
	(kkk)	“Single Life Annuity and 120-Monthly Guarantee”	29
	(lll)	“Social Security Amount”	29
	(mmm)	“Social Security Leveling Option”	30
	(nnn)	“Spouse”	30
	(ooo)	“Trust Agreement” or “Trust Agreements”	30
	(ppp)	“Trustee”	30
	(qqq)	“UPS Freight Formula”	30
	(rrr)	“UPS Freight Service”	30
	(sss)	“Year of Service”	30
	(ttt)	“Crewmember”	30
	(uuu)	“Early Retirement Benefit”	30
	(vvv)	“Final Average Compensation Formula”	30
	(www)	“Interest Credits”	31
	(xxx)	“Interest Credit Percentage”	31
	(yyy)	“Optional Qualified Joint and Survivor Annuity”	31
	(zzz)	“Portable Account”	31
	(aaaa)	“Portable Account Formula”	31
	(bbbb)	“Portable Account Participant”	31
	(cccc)	“Portable Account Points”	31
Section 1.2	Construction		31

ARTICLE II	ELIGIBILITY FOR PARTICIPATION		32

Section 2.1	Eligibility Requirements prior to January 1, 2008		32
Section 2.2	Eligibility Requirements on or after January 1, 2008		33

- ii -

- iii -

- iv -

- v -

THE UPS RETIREMENT PLAN APPENDIX A	110

THE UPS RETIREMENT PLAN APPENDIX B	111

THE UPS RETIREMENT PLAN APPENDIX C	112

THE UPS RETIREMENT PLAN APPENDIX D ADDITIONAL MONTHLY RETIREMENT BENEFIT	113

THE UPS RETIREMENT PLAN APPENDIX E FORMER ROLLINS EMPLOYEES	116

THE UPS RETIREMENT PLAN APPENDIX F-1 RPA POINTS AND DDB AMOUNTS	118

THE UPS RETIREMENT PLAN APPENDIX F-2 RPA POINTS AND DDB AMOUNT	120

THE UPS RETIREMENT PLAN APPENDIX F-3 RPA POINTS AND DDB AMOUNTS	122

THE UPS RETIREMENT PLAN APPENDIX F-4 RPA POINTS AND DDB AMOUNTS	124

THE UPS RETIREMENT PLAN APPENDIX F-5 RPA POINTS AND DDB AMOUNTS	126

THE UPS RETIREMENT PLAN APPENDIX F-6 DDB AMOUNTS	127

THE UPS RETIREMENT PLAN APPENDIX F-6 DDB AMOUNTS	127

THE UPS RETIREMENT PLAN APPENDIX F-7 PORTABLE ACCOUNT FORMULA	129

THE UPS RETIREMENT PLAN APPENDIX G LIST OF EMPLOYER COMPANIES WITH UPS FREIGHT FORMULA	130

THE UPS RETIREMENT PLAN APPENDIX H EMPLOYER COMPANIES	131

THE UPS RETIREMENT PLAN APPENDIX I SPECIAL OPL RETIREMENT BENEFIT	133

UPS RETIREMENT PLAN APPENDIX J UPS FREIGHT/OVERNITE SUPPLEMENTAL BENEFIT SCHEDULE	137

UPS RETIREMENT PLAN APPENDIX K MOTOR CARGO SUPPLEMENTAL BENEFIT SCHEDULE	142

UPS RETIREMENT PLAN APPENDIX L SPECIAL ENHANCED BENEFIT FOR AVIATION TECHNOLOGIES PARTICIPANTS	145

UPS RETIREMENT PLAN APPENDIX M INDEPENDENT PILOTS ASSOCIATION	M-1

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THE UPS RETIREMENT PLAN

WHEREAS, the Employer Companies have heretofore established this Retirement Plan for the benefits of their eligible employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

WHEREAS, following the enactment of the Employee Retirement Income Security Act of 1974, the Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, being effective as of January 1, 1976; and

WHEREAS, the Plan has subsequently been amended on a number of occasions, the most recent of which is Amendment No. 37;

NOW, THEREFORE, this Amendment No. 38 hereby amends and restates the Plan for ease of administration to incorporate all amendments made to date, and make other amendments which are generally effective as to individuals with at least one Hour of Service as an Employee on or after as of January 1, 2008 and new Employees hired thereafter. The rights and benefits, if any, of an individual without at least one Hour of Service as an employee on or after January 1, 2008 shall be determined in accordance with the terms of the Plan in effect on the date he last earned an Hour of Service, except as expressly provided in this amended and restated plan or as otherwise provided by the Code or ERISA.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Whenever used herein, the following words shall have the meaning set forth below unless otherwise clearly required by the context:

(a)	“Accrued Benefit” means the monthly benefit defined in Section 5.2(a).

(b)	“Actuarial Equivalent”

(i)	General Optional Form of Payment. For purposes of determining the amount of an Optional Form of Benefit, a benefit having in the aggregate equality in value to the amounts expected to be received under the Normal Form of benefit payment based upon an interest rate of 6% and the 1983 GAM Mortality Table for Males for Participants and the 1983 GAM Mortality Table for Females for beneficiaries and Alternate Payees.

(ii)	Special Rules Optional Form of Payment. Notwithstanding the foregoing, the following factors will apply to the Participants described below in determining the amount of the Optional Forms of Benefit described below:

(A)	Grandfathered Participants and Pre-2001 Benefits. For purposes of determining the amount payable to (I) any Grandfathered Participant or (II) any other Participant who had accrued a benefit under the Plan as of December 31, 2000 and who is not in pay status as of December 31, 2000, in the form of a Qualified Joint and Survivor Annuity, Joint and 50% Survivor Annuity or a Single Life Annuity with 120-Month Guarantee:

(1)	Qualified and 50% Joint and Survivor Annuity. If the Optional Form of Benefit is a Qualified Joint and Survivor Annuity or a 50% Joint and Survivor Annuity the greater of (I) the amount determined under Section 1.1(b)(i) above or (II) the amount determined in accordance with paragraph (a) or (b) below:

a.	94 percent of the Participant’s monthly benefit in the Normal Form increased (or decreased) by 0.5 percent for each year the Spouse’s or beneficiary’s age is greater (or less) than the Participant’s age, to a minimum of 82 percent if the beneficiary is the Participant’s Spouse (but no minimum shall apply if the beneficiary is not the Participant’s Spouse), and a maximum of 99 percent (without regard to whether the beneficiary is the Participant’s Spouse), if the Normal Form of the Participant’s benefit is a Single Life Annuity with 120-Month Guarantee; and

b.	90 percent of the Participant’s monthly benefit in the Normal Form increased (or decreased) by 0.5 percent for each year the Spouse’s or beneficiary’s age is greater (or less) than the Participant’s age, with no minimum but a maximum of 99 percent if the Normal Form of the Participant’s benefit is a Single Life Only Annuity.

(2)	Single Life with 120-Month Guarantee. If the benefit is payable to a Participant described in Section 1.1(b)(ii)(A) with at least one Hour of Service as an Employee on or after January 1, 1992 in the form of a Single Life Annuity with 120-Month Guarantee, the greater of (I) the amount determined under Section 1.1(b)(i) above or (II) 95 percent of his monthly benefit payable in the Normal Form.

(3)	Adjustment for Certain Qualified Joint and Survivor Annuities. If the benefit is payable on or after January 1, 2007 to a Participant described in Section 1.1(b)(ii)(A) with at least one Hour of Service as an Employee on or after January 1, 1992 in the form of a Qualified Joint and Survivor Annuity, then the amount of the benefit determined under Section 1.1(b)(ii)(A) shall be increased by five percent (5%) or such greater percentage as is required to make the Qualified Joint and Survivor Annuity equivalent to the most valuable benefit available to such Participant if such Participant retires after age 65.

(B)	Grandfathered Overnite Participant. For purposes of determining the benefit payable to any Grandfathered Overnite Participant with an Annuity Starting Date occurring on or after January 1, 2006:

(1)	If the Optional Form of Payment is a Qualified Joint and Survivor Annuity or a 50% or 100% Joint and Survivor Annuity the greater of (A) the amount determined under Section 1.1(b)(i) above or (B) the amount determined using an interest rate of 7% and the UP 1984 Unisex Pension Mortality Table;

(2)	If the Optional Form of Benefit is a Social Security Leveling Option, the greater of (A) the amount determined under Section 1.1(b)(i) above, (B) the amount determined using an interest rate of 7% and the UP 1984 Unisex Pension Mortality Table or (C) the amount determined using the Applicable Interest Rate (determined as if the benefit commencement date is the date of distribution) and the Applicable Mortality Table.

(C)	Grandfathered Motor Cargo Participant. For purposes of determining the benefit payable to any Grandfathered Motor Cargo Participant with an Annuity Starting Date occurring on or after January 1, 2006:

(1)	If the Optional Form of Benefit is a Qualified Joint and Survivor Annuity, a 50% or 100% Joint and Survivor Annuity or a Five Year Certain and Life Annuity, the greater of (A) the amount determined under Section 1.1(b)(i) above or (B) the amount determined using an interest rate of 8% and the UP 1984 Unisex Pension Mortality Table;

(2)	For purposes of the adjustment for a Postponed Retirement Benefit described in Section 5.2(d), an interest rate of 8% and the UP 1984 Unisex Pension Mortality Table.

(iii)	Offsets from Other Plans. For any purpose other than as described above, for example, for the purpose of determining the amount of any offset under Section 5.7 or benefits provided under Article XIII, Actuarial Equivalence shall be determined based upon an interest rate of 6% and the 1971 Towers, Perrin, Forster and Crosby Forecast Mortality Table with ages set back one year.

(iv)	Other Purposes. For any purpose other than described in Section 1.1(b)(iii) above, Actuarial Equivalence shall be determined under Section 1.1(b)(i) above.

(v)	Portable Account. For purposes of converting a Portable Account to the Single Life Annuity form of payment and determining the amount of a Single Life Annuity payable from a Portable Account before Normal Retirement Date, Actuarial Equivalence is computed on the basis of the Applicable Mortality Table and the Applicable Interest Rate.

(c)	“Actuary” means the individual actuary or firm of actuaries selected by the Committee to provide actuarial services in connection with the administration of the Plan.

(d)	“Alternative Formula” means the benefit formula described in Section 5.3(f).

(e)	“Annuity Starting Date” means (1) the first day of the first period for which an amount is payable as an annuity, or (2) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

(f)	“Applicable Interest Rate” means

(i)	for lump sum benefits paid before January 1, 2000, “Applicable Interest Rate” shall mean the lesser of (i) 6% or (ii) the interest rate or rates which would be used, as of the date distribution commences, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a Participant’s benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date; and

(ii)	for lump sum benefits paid and benefit commencement or other determination dates on or after January 1, 2000, the “Applicable Interest Rate” shall be as described in Section 417(e)(3) of the Code for the “lookback month” preceding the “stability period” that includes the date the distribution is made. The term “lookback month” means August, which is the fifth month preceding the first day of the stability period containing the date of distribution. The term “stability period” means the calendar year in which the distribution is made. Notwithstanding the foregoing, for distributions made on or after January 1, 2000 and before July 1, 2001, the Applicable Interest Rate means the lesser of (i) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the second month preceding the month that includes the date the distribution is made or (ii) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the month of August preceding the calendar year that includes the date the distribution is made.

(iii)	for lump sum benefits paid and benefit commencement or other determination dates on or after January 1, 2006 and before January 1, 2007 to a Grandfathered Overnite Participant or a Grandfathered Motor Cargo Participant, “Applicable Interest Rate” shall be the lesser of (a) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the November preceding the calendar year that includes the date the distribution is made or (b) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the month of August preceding the calendar year that includes the date the distribution is made.

(iv)	for lump sums paid and benefit commencement or other determination dates on or after January 1, 2008, means the applicable interest rate structure established by the Internal Revenue Service under Section 417(e)(3) of the Code in effect during August (the “lookback month”) preceding the calendar year that includes the Annuity Starting Date or other determination date.

(g)	“Applicable Mortality Table” means

(i)	for lump sums paid before January 1, 2000, the 1971 Towers, Perrin, Forster, and Crosby Forecast Mortality Table with ages set back one year; and

(ii)	for lump sums paid and benefit commencement or other determination dates on or after January 1, 2000, the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Section 417(e)(3) of the Code.

(iii)	for lump sums paid and benefit commencement or other determination dates on or after January 1, 2008, means the applicable mortality table as may be established by the Internal Revenue Service from time to time under Section 417(e)(3) of the Code for the calendar year that includes the Annuity Starting Date or other determination date.

(h)	“Benefit Service “ means, subject to the special rules described below, the number of a Participant’s years (including fractions of a year) of (i) employment as an Employee with one or more Employer Companies while such Employer Company is an Employer Company, and (ii) employment with one or more Employer Companies while such Employer Company is an Employer Company, but not as an Employee, provided that such employment precedes the Participant’s period of employment as an Employee. No Benefit Service credit will be given with respect to service with an Employer Company that follows a Participant’s period of employment as an Employee, unless the Participant subsequently becomes an Employee and earns at least one month of Benefit Service in such capacity. Except as specifically provided otherwise, no Benefit Service credit will be given with respect to employment with an Employer Company prior to the date it first becomes an Employer Company.

(i)	General. Years and months of Benefit Service shall be determined based on Hours of Service earned by a Participant in the capacities described above in accordance with the following charts:

(A)	Before 1992. For any Participant without at least one Hour of Service as an Employee on or after January 1, 1992:

Hours of Service in Each Calendar Year	Months of Benefit Service
Less than 1000	0 months
1000 - 1050	6 months
1051 - 1200	7 months
1201 - 1350	8 months
1351 - 1500	9 months
1501 - 1650	10 months
1651 - 1800	11 months
1801 or over	12 months

(B)	On and After 1992. For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992:

Hours of Service in Each Calendar Year	Months of Benefit Service
Less Than 125	0 months
125 - 249	1 month
250 - 374	2 months
375 - 499	3 months
500 - 624	4 months
625 - 749	5 months
750 - 874	6 months
875 - 999	7 months
1000 - 1124	8 months
1125 - 1249	9 months
1250 - 1374	10 months
1375 - 1499	11 months
1500 - over	12 months

Participants eligible for Benefit Service credit in accordance with this subparagraph (B) shall receive such credit with respect to Hours of Service both preceding and following January 1, 1992.

(ii)	Break in Service. If a Participant with no vested interest, as determined under Section 6.1, incurs one or more consecutive Breaks in Service:

(A)	Rule of Parity. Benefit Service credit prior to the Break in Service shall not be taken into account for purposes of calculating years of Benefit Service if the number of consecutive Breaks in Service equals or exceeds the greater of (i) the aggregate number of the Participant’s Years of Service (excluding Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (ii) six;

(B)	One-Year Hold Out. Prior to July 1, 2000, Benefit Service before such Break in Service shall not be taken into account for purposes of calculating years of Benefit Service until the Participant completes one Year of Service after the Break in Service.

(iii)	LTD Participant. Benefit Service with respect to an LTD Participant whose Retirement Benefits commence after December 31, 2000 shall be calculated in accordance with the applicable table in subparagraph (i) above, but there shall be included as Benefit Service for purposes of benefit accrual and early retirement subsidies under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula all years and months while the Participant is an LTD Participant and continues to be “totally disabled” for purposes of the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time. Such Benefit Service shall be determined as if such LTD Participant had worked at least 1500 Hours of Service in each calendar year and at least 216 Hours of Service in each month in excess of a calendar year. Provided, however, the total Benefit Service credited under this Section 1.1(h)(iii) to an LTD Participant when aggregated with his actual Benefit Service under other Sections of this definition shall not exceed thirty-five (35) years or if lesser, the maximum service cap imposed by the particular benefit formula applicable to the LTD Participant. No Benefit Service will be credited to a Disabled Participant while such Participant is receiving Disability Retirement Benefits.

(iv)	Special Rules for Acquisitions/Mergers. The Benefit Service of certain Participants who became Participants as a result of certain acquisitions or mergers shall include the additional Benefit Service if any, described in the Appendix applicable to such Participants.

(v)	Terminated Employees. An individual who is rehired as an Employee on or after January 1, 2008 shall not earn additional Benefit Service following his reemployment. However, an Employee who is transferred to a non-Employee position (whether on, before or after January 1, 2008) and then is transferred back to an Employee position on or after January 1, 2008 shall continue to earn Benefit Service for purposes of determining early retirement subsidies, but not benefit accrual, under a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula for the benefit accrued before he transferred to the non-Employee position until he terminates employment with the Employer Company and all Related Employers.

(i)	“Beneficiary” means a beneficiary designated by the Participant or the Plan in accordance with Section 5.10.

(j)	“Board of Directors” means the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc.

(k)	“Break in Service” means, with respect to a Participant with at least one Hour of Service as an Employee on or after January 1, 1992, a Plan Year during which the Participant does not complete more than 124 Hours of Service. With respect to a Participant without at least one Hour of Service as an Employee on or after January 1, 1992, “Break in Service” means a Plan Year during which a Participant does not complete more than 500 Hours of Service (375 Hours of Service in the case of a Participant employed on a part-time basis for whom the regular time hour equivalency described in the definition of Hour of Service is used).

(l)	“Code” means the Internal Revenue Code of 1986 as amended.

(m)	“Committee” means the Administrative Committee of the Plan, the establishment and responsibilities of which are set forth in Article IX. The Committee shall be and is the Plan Administrator, the agent for service of process on or with respect to the Plan and a named fiduciary with respect to this Plan.

(n)	“Company” means all of the following corporations collectively:

(i)	United Parcel Service of America, Inc.; and

(ii)	any corporation or trade or business that is considered to be a single employer with United Parcel Service of America, Inc., under Code Section 414(b), (c), (m) or (o).

(o)	“Compensation “ means, generally, remuneration currently earned and actually paid by an Employer Company or a domestic Related Employer to an employee who is a Participant in the Plan, and reported on such employee’s Form W-2 for the applicable calendar year, including basic salary or wages (without reducing wages to account for the Participant’s elective deferral of a portion of his salary or wages, if any, pursuant to a cash or deferred arrangement described in Section 401(k) of the Code, a plan described in Section 125 of the Code, the UPS Deferred Compensation Plan and /or the UPS Deferred Compensation Plan 2000), overtime pay, certain incentive and bonus payments, and including the value of awards made pursuant to the UPS Managers’ Incentive Plan or management incentive awards under the United Parcel Service, Inc. Incentive Compensation Plan. Notwithstanding anything to the contrary in the immediately preceding sentence, effective for management incentive awards made under the United Parcel Service, Inc. Incentive Compensation Plan on or after November 1, 2005, Compensation shall include the value (as of the award date) of the restricted stock unit portion of the award, even if unvested and not reported on the employee’s Form W-2 related to the year of the award. Compensation shall not include any other payments received by the Participant, including, but not limited to, the following, notwithstanding that such payments may be included in the Participant’s Form W-2 for the applicable year:

(i)	Payments in the nature of compensation from an insurance carrier, from a state unemployment or worker’s compensation fund, or from any health and welfare or other benefit program or plan maintained by an Employer Company or a Related Employer other than the United Parcel Service, Inc. Incentive Compensation Plan for management incentive awards thereunder;

(ii)	Disability payments from an insurance carrier, a state disability insurance fund, this Plan or any other disability plan maintained by an Employer Company or a Related Employer except, effective January 1, 2007, payments from a state disability insurance fund that are applied to offset salary continuation benefits from the UPS Income Protection Plan;

(iii)	‘Foreign service differentials’ or other supplemental payments made by an Employer Company or a Related Employer to a Participant working outside his country of citizenship on account of such foreign service;

(iv)	Payment or reimbursement by an Employer Company or a Related Employer of relocation expenses incurred by a Participant or his family;

(v)	The value of employee fringe benefits provided by an Employer Company or a Related Employer, including but not limited to the payment of life insurance premiums, whether or not the value of such fringe benefits is includable in an employee’s taxable income;

(vi)	Payments made under deferred compensation plans or programs;

(vii)	Employer contributions to any pension, profit-sharing or stock bonus plan to which the Employer Company or a Related Employer contributes;

(viii)	Employer contributions to any welfare benefit plan to which an Employer Company or a Related Employer contributes;

(ix)	Income attributable to awards under the UPS Stock Option Plan or the United Parcel Service, Inc. Incentive Compensation Plan other than management incentive awards; provided, however, that income attributable to the vesting of that portion of a management incentive award that is made in restricted stock units shall be excluded; and

(x)	Effective January 1, 2006, bonuses paid pursuant to retention agreements paid in connection with mergers or acquisitions and any other bonuses or payments that are not directly related to the performance of the Participant’s duties including, but not limited to:

(A)	any bonuses paid under a general bonus payroll code;

(B)	gift card awards;

(C)	loss prevention awards;

(D)	referral bonuses; and

(E)	sales lead incentive bonuses.

In no event shall the Compensation of any participant taken into account under the Plan for any Plan Year exceed the applicable dollar amounts for such Plan Year determined under Section 401(a)(17) of the Code increased by the applicable cost-of-living adjustment, if any, for the calendar year sanctioned by Section 401(a)(17) of the Code. For Plan Years commencing before January 1, 1997, in determining the Compensation of a Participant, the rules of Section 414(q)(6) of the Code (as in effect immediately prior to January 1, 1997) shall apply, except that in applying such rules, the term “family” shall include only the Participant’s Spouse and any lineal descendants of the Participants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the applicable Compensation limitation is exceeded, then such limitation shall be prorated among the affected individuals in proportion to each such individual’s Compensation as determined under this Section prior to the application of this limitation.

In determining a Participant’s Final Average Compensation, the $200,000 Compensation limitation shall apply retroactively with respect to Compensation earned prior to 2002 by a Participant with at least one Hour of Service on or after January 1, 2002. Similarly, the $150,000 Compensation limitation shall apply retroactively with respect to Compensation earned prior to 1994 by a Participant with at least one Hour of Service on or after January 1, 1994 (but without an Hour of Service on or after January 1, 2002) and the $200,000 Compensation limitation in effect for 1989 shall be applied retroactively with respect to Compensation earned prior to 1989 by a Participant with at least one Hour of Service on or after January 1, 1989 (but without any Hours of Service on or after January 1, 1994). However, a Participant’s Benefit shall not be less than that which he had accrued or earned as of December 31, 2001 (December 31, 1993 in the case of a Participant without at least one Hour of Service on or after January 1, 2002 or December 31, 1988 in the case of a Participant without at least one Hour of Service on or after January 1, 1994), based on his Benefit Service and Final Average Compensation determined as of such date.

Solely for the purpose of avoiding a double proration, within the meaning of Department of Labor Regulations, Section 2530.204-2(d), in calculating a Participant’s benefit; to the extent that a Participant is credited with less than a full year’s Benefit Service for a calendar year, then the Participant’s

Compensation taken into account for such year for purposes of the Final Average Compensation Formula shall be annualized by dividing such Compensation by the number of months of Benefit Service earned by the Participant for such calendar year and multiplying the result by 12.

The Compensation of an individual who became a Participant as a result of an acquisition or merger shall include compensation, if any, earned prior to the date such individual first became a Participant to the extent described in the applicable Appendix or in the definition of Final Average Compensation and for purposes of determining Final Average Compensation, Compensation for periods prior to such acquisition or merger shall be determined in accordance with this Section unless otherwise specified in the Appendix applicable to such Participants.

(p)	“Deferred Vested Benefit” means the benefit, if any, described in Section 5.2(c).

(q)	“Disability” or “Disabled” means:

(i)	for determinations made prior to January 1, 2003, total and permanent disability that renders the Participant unable to engage in any substantially gainful activity for the Employer Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, and it is not the result of military service or the commission of a crime by the Participant. The Committee may require such proof of disability as will be satisfactory to it, and may withhold payments until such proof is provided; and

(ii)	for determinations made on or after January 1, 2003, a total and permanent physical or mental impairment that qualifies a Participant (and continues to qualify him) for a monthly disability insurance benefit under the United States Social Security Act. The determination by the Social Security Administration as to whether and when a Participant has a total and permanent disability shall be conclusive. No other medical findings will be considered.

(r)	“Disability Retirement Benefit” means the benefit, if any, described in Section 5.5 or for certain Participants who became Participants as a result of certain acquisitions or mergers, the disability benefit described in the applicable Appendix.

(s)	“Domestic Partner” means, effective January 1, 2006, an individual other than a Spouse, in a relationship with a Participant that meets the following conditions:

(i)	Both the individual and the Participant are at least 18 years old and mentally competent to consent to a contract,

(ii)	The individual and the Participant have been in a committed and exclusive relationship of mutual caring and support for at least the immediately preceding 12 months and intend to remain in the partnership permanently,

(iii)	The individual and the Participant are jointly responsible for each other’s financial, emotional and physical well-being,

(iv)	The individual has lived with the Participant continuously for at least the immediately preceding 12 months and intends to do so indefinitely,

(v)	The individual is not related to the employee by blood or other relationship that would violate applicable state law if the individual and the Participant were married (other than laws related to gender),

(vi)	Neither the individual nor the Participant has had a Spouse or has been in another relationship with an individual that would qualify as a “domestic partner” under this definition in the immediately preceding 12 months,

(vii)	The relationship is registered in the applicable state or local registry, if available,

(viii)	The individual and the Participant are the same sex,

(ix)	Not be in the relationship solely for the purpose of obtaining benefits coverage, and

(x)	Be unable to enter into a legal marriage because the Employee’s State of residence at his death does not recognize same sex marriages.

Upon the Participant’s death, the Domestic Partner must provide an affidavit certifying the above conditions were satisfied at the time of the Participant’s death and provide such other documentation as is requested by the Committee to evidence the relationship.

(t)	“Early Commencement Service Requirement” means for each Participant, the completion of the service requirement specified in the definition of Early Retirement Date applicable to such Participant.

(u)	“Earliest Commencement Age” means for each Participant, the minimum age for the Early Retirement Date, if any, applicable to such Participant. If a Participant has not satisfied the service requirements for an Early Retirement Date, the Earliest Commencement Age is age 65.

(v)	“Early Retirement Date” means the first day of any calendar month coincident with or next following the attainment of 55 years of age and the completion of ten Years of Service, or, for a Grandfathered Motor Cargo Participant, five Years of Service, but not later than Normal Retirement Date.

(w)	“Effective Date” means September 1, 1961.

(x)	“Employee” means (1) an individual who is employed by a domestic Employer Company, or (2) a Foreign Employee, neither of whose terms and conditions of employment are governed by a collective bargaining agreement to which the Employer Company is a party, unless the collective bargaining agreement expressly provides for coverage under this Plan (for periods after January 1, 1992, changes to the Plan’s benefit formula shall not apply to employees subject to a collective bargaining agreement and participating in this Plan except to the extent so provided in the applicable collective bargaining agreement), and neither of whom is an active participant on whose behalf contributions are being made by the Employer Company under any other qualified pension or retirement plan, except any cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan.

Notwithstanding the foregoing:

(i)	Except to the extent provided otherwise in an Appendix for an acquisition or merger, any individual who becomes an Employee for the first time as a result of employment with an Employer Company which first elected to participate in this Plan as of January 1, 1985, or later, shall not be considered an Employee until such individual has completed one Year of Service during or after the first Plan Year for which the Employer has agreed to participate.

(ii)	Subject to ratification of the National Master United Parcel Service Agreement, for the Period : August 1, 2008 through July 31, 2013, between United Parcel Service, Inc. an Ohio Corporation and a New York Corporation, in their Common Carrier Operations, and the Teamsters United Parcel Service National Negotiating Committee, representing Local Unions affiliated with the International Brotherhood of Teamsters, an individual who:

(A)	is employed by a domestic Employer Company;

(B)	is represented for purposes of collective bargaining by International Brotherhood of Teamsters, Local 135;

(C)	is employed on a basis pursuant to such collective bargaining agreement; and

(D)	has at least one Hour of Service under such collective bargaining agreement on or after October 8, 2007 shall be treated as an Employee from October 8, 2007 through the earlier of his termination of employment or December 31, 2007; and

(iii)	Effective January 1, 2008, an individual who is a Crewmember shall be an Employee only to the extent of the benefits described in Appendix M.

The term “Employee” shall not include (1) an individual employed as a leased employee as that term is defined in Section 414(n)(2) of the Code; (2) any person while assigned to Overnite’s or UPS Freight’s Special Services Division or OMC Logistics who either (i) first became an employee of Overnite on or after September 1, 2002, or (ii) has a termination of employment and was re-employed as an employee on or after September 1, 2002, without retaining credit for Years of Vesting Service and years of Benefit Service completed prior to such termination of employment; and (3) any person employed by Overnite or UPS Freight who is classified as a “work at home customer service employee”.

Under no circumstances will an individual who performs services for a Employer Company, but who is not classified on the payroll as an employee of the Employer Company, for example, an individual performing services for a Employer Company under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an “employee” of a Employer Company as a result of common law principals or the leased employee rules under Section 414(n) of the Code. Further, if an individual performing services for a Employer Company is retroactively reclassified as an employee of a Employer Company for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to the actual date (and not the effective date) of such reclassification unless the Employer Company determines that retroactive reclassification is necessary to correct a payroll classification error.

(y)	“Employer Company” means any Company which (1) is listed on Appendix H or (2) by action of its board of directors has elected to participate in this Plan with the consent of United Parcel Service of America, Inc. An entity shall cease to be an Employer Company when it withdraws from the Plan in accordance with Section 7.2 or when it ceases to be a Company.

(z)	“ERISA” means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time

(aa)	“Final Average Compensation” means,

(i)	Before 2007. For calendar years prior to January 1, 2007, Final Average Compensation means a Participant’s average annual Compensation for the highest consecutive five full calendar years of employment (or actual number of consecutive full years of employment if less than five) out of the last consecutive ten calendar years of employment (or actual number of consecutive years of employment if less than ten) preceding the earlier of the calendar year in which:

(A)	the Participant terminated his period of employment with the Employer Company and all Related Employers, whether by reason of retirement or other termination of employment, or

(B)	the Plan terminated, whether in whole or in part.

Notwithstanding the forgoing, if the Participant received Compensation for the entire calendar year in which his termination of employment occurred, his Compensation for such calendar year shall be included in the calculation of his Final Average Compensation if it is to his advantage to do so.

(ii)	On or After 2007. For calendar years beginning on and after January 1, 2007, Final Average Compensation means a Participant’s average annual Compensation for the highest consecutive five full calendar years of employment (or actual number of consecutive full years of employment if less than five) out of the last ten consecutive calendar years of employment preceding the earlier of the calendar year in which:

(A)	the Participant terminated his period of employment with the Employer Company and all Related Employers, or

(B)	the Plan terminated, whether in whole or in part.

Notwithstanding the foregoing, if the Participant received Compensation for the entire calendar year in which his termination of employment occurred, his Compensation for such calendar year shall be included in the calculation of his Final Average Compensation if it is to his advantage to do so. Further, if a Participant’s Compensation is zero for any calendar year that is included in the last consecutive ten calendar years, such calendar year shall be included in determining the consecutive five-year period but shall not be included in determining the average annual Compensation for such five-year period.

The Final Average Compensation of a Participant who is reemployed by an Employer Company or a Related Employer on or after January 1, 2008 shall not be increased as a result of his period of employment following such reemployment.

(iii)

Special Grandfather Rule. For a Grandfathered Participant and each other Participant who has an accrued benefit under the Plan as of December 31, 2000, his accrued benefit in no event shall be less than his accrued benefit determined as of December 31, 2000 using his average annual Compensation for the highest consecutive five full calendar years of employment (or actual number of consecutive full years of employment if less than five) out of the last consecutive ten calendar years of employment (or actual number of consecutive years of employment if less than ten) preceding the calendar year in which occurs the earlier of (A) the Participant terminated his most recent period of employment included in the calculation of Benefit Service prior to December 31, 2000, whether by reason of retirement or other termination of employment with an Employer Company, or by transfer to a position in which he is no longer an Employee or (B) December 31, 2000.

(iv)	Special Rule for Grandfathered Overnite Participants and Grandfathered Motor Cargo Participants. For purposes of avoiding a double proration, within the meaning of Department of Labor Regulations, Section 2530.204-2(d) in calculating a Grandfathered Overnite Participant; or Grandfathered Motor Cargo Participant’s benefit, if calendar years before 2006 are taken into account to determine Final Average Compensation, only those years in which a Grandfathered Overnite Participant or a Grandfathered Motor Cargo Participant received a year of benefit service credit under the Overnite Plan or the Motor Cargo Plan, respectively, shall be included and any years in which the Participant did not earn a year of benefit service shall be ignored.

(bb)	“Five Year Certain and Life Annuity” means a reduced monthly benefit payable to a Participant for his lifetime, with a guarantee of 60 payments. If the Participant dies after the Annuity Starting Date but before receiving 60 monthly payments, the monthly payments shall be paid to the Participant’s Beneficiary, until the Participant and his Beneficiary have received a total of 60 monthly payments.

(cc)	“Foreign Employee” means a citizen of the United States transferred from a domestic Employer Company to employment by a foreign corporation shall be considered an Employee of the domestic Employer Company which has entered into an agreement under Section 3121(1) of the Internal Revenue Code of 1986, as amended, to provide social security coverage for all citizens of the United States employed by such foreign corporation, during such time as he remains employed by the foreign corporation and the foreign corporation remains covered under such agreement.

(dd)	“Fund”, “Trust”, or “Trust Fund” means all of the assets of the Plan that are held by the Trustee for the purposes of the Plan.

(ee)	“Grandfathered Participant” means any Participant

(i)	who performed an Hour of Service as an Employee on or before December 31, 2000 or was classified as an employee on the payroll of an Employer Company on or before December 31, 2000, but was not an Employee because the terms or conditions of his employment were governed by a collective bargaining agreement which did not expressly provide for coverage under the Plan;

(ii)	who performs an Hour of Service as an Employee (other than an Hour of Service as a Crewmember) on or after January 1, 2001; and

(iii)	whose Hours of Service as an Employee prior to January 1, 2001 are not disregarded (without regard to whether such Participant received a month of Benefit Service with respect to such Hours of Service).

An individual who is treated as an employee solely as a result of the application of Code Section 414(n) shall under no circumstances be treated as a Grandfathered Participant. For purposes of clarification, a Participant shall not be treated as performing an Hour of Service as an Employee or as having been classified as an employee on the payroll of an Employer Company before the first date as of which such Employer Company became an Employer Company.

(ff)	“Grandfathered Motor Cargo Participant” means a Participant who was a participant in the Motor Cargo Plan on December 31, 2005.

(gg)	“Grandfathered Overnite Participant” means a Participant who was a participant in the Overnite Plan on December 31, 2005.

(hh)	“Hour of Service” means each hour for which an employee is paid or entitled to be paid for the performance of duties for an Employer Company or a Related Employer; each hour for which an employee is paid or entitled to be paid by an Employer Company or a Related Employer for periods during which no duties are performed due to vacation, holiday, illness, short-term disability or incapacity pursuant to which payments are received in the form of salary continuation or from a short-term disability plan or worker’s compensation plan sponsored by the Employer Company or a Related Employer or to which the Employer Company or a Related Employer contributes, layoff, jury duty, military duty which gives rise to reemployment rights under Federal law, or paid leave of absence (including a period where an employee remains on salary continuation during a period of illness or incapacity); each hour for which back pay is awarded or agreed to by an Employer Company or a Related Employer if not already credited under this sentence; and each hour for periods during which an employee is on an unpaid leave of absence.

Notwithstanding any of the foregoing, no more than 1040 Hours of Service will be credited to a Participant for any single continuous period during which the employee performs no duties; and no credit shall be given for a payment which is made or due under a plan maintained solely for the purpose of complying with unemployment compensation or disability insurance laws or which solely reimburses an employee for medical or medically related expenses incurred by the employee; provided, however, Hours of Service shall be credited as required under the Uniformed Services Employment and Reemployment Rights Act of 1994 effective December 12, 1994.

A payment shall be deemed to be made by or due from the Employer Company whether made by or due from the Employer Company directly or indirectly through a trust fund, insurer or other entity to which the Employer Company contributes or pays premiums, regardless of whether such contributions are for the benefit of particular employees or are on behalf of a group of employees in the aggregate. Stated generally, Hours of Service credited to a Participant during a period of absence as described above shall be credited at the same rate at which the Participant would have normally been credited with Hours of Service but for the absence; provided however, that the crediting of Hours of Service shall in all events be consistent with the terms of Department of Labor Regulations, Section 2530.200b-2 and 3.

Notwithstanding the foregoing and, except as provided below, only for the purpose of determining whether a Break in Service has occurred for purposes of eligibility for participation under Section 2.1 or vesting under Section 6.2 of the Plan, there shall be treated as Hours of Service, with respect to a Participant who is an Employee on or after January 1, 1985, and who is absent from work (i) by reason of the pregnancy of the Participant, (ii) by reason of the birth of a child of the Participant, (iii) by reason of the placement of a child with the Participant in connection with the adoption of a child by the Participant, or (iv) for purposes of caring for a child of the Participant immediately following its birth or placement, either:

(i)	the Hours of Service which otherwise, normally would have been credited to such Participant but for the absence, or

(ii)	if the Plan is unable to determine the number of Hours of Service described in (1), eight hours per day of absence.

No credit will be given with respect to any pregnancy or placement of a child unless the Participant complies with any reasonable request which the Committee may make for information needed to establish (i) the reason for the Participant’s absence or (ii) the number of days of absence attributable to a reason for which Hours of Service will be credited under this paragraph. No more than 501 Hours of Service shall be credited to a Participant by reason of any one pregnancy or placement and no Hours of Service shall be credited under this paragraph if such Hours of Service also are credited under the first paragraph of this Section.

In determining the Hours of Service for an Employee classified on the payroll as a part-time employee for which specific records of hours are not kept, an Employee shall be credited with 190 Hours of Service for each regularly-scheduled calendar work month on or after January 1, 2000 in which such Participant would, under the rules described above, have earned at least one Hour of Service. Prior to

January 1, 2000, such Participant shall be credited with 108 Hours of Service for each such month; provided however, if crediting such Participant with 190 Hours of Service for such month would result in a greater benefit, then such Participant shall be credited with 190 Hours of Service.

In determining the Hours of Service for an Employee classified on the payroll as (i) a full-time employee for which specific records of hours are not kept, or (ii) as non-management employees who are paid on a basis other than hourly, an Employee shall be credited with 216 Hours of Service, for each regularly-scheduled calendar month in which such Employee would, under the rules described above, have earned at least one Hour of Service.

An individual who is treated as an employee of an Employer Company or a Related Employer solely as a result of the operation of the rules under Code Section 414(n) shall be credited with Hours of Service with an Employer Company or a Related Company as required under Code Section 414(n).

For an individual who became a Participant as a result of a certain acquisition or merger, credit, if any, for hours of service completed before such Participant became an Employee shall be determined in accordance with the applicable Appendix.

(ii)	“Integrated Formula” means the benefit formula described in Section 5.3(e).

(jj)	“Joint and Survivor Annuity”, “Joint and 50% Survivor Annuity”, “Joint and 75% Survivor Annuity” and “Joint and 100% Survivor Annuity” means the Optional Form of Benefit described in Section 5.4(d)(ii).

(kk)	“LTD Participant” means a Participant who, as of the time he terminates employment with all Employer Companies and Related Employers, has (i) completed five Years of Service, (ii) is a full-time Employee and (iii) has been approved for disability benefits under the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time.

(ll)	“Motor Cargo Plan” means the Plan for Employees of Motor Cargo as in effect on December 31, 2005.

(mm)	“Normal Form” means

(i)	For a Participant without at least one Hour of Service as an Employee on or after January 1, 1992, the Single Life Annuity and 120-Monthly Guarantee; and

(ii)	For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992, a Single Life Only Annuity.

(nn)	“Normal Retirement Benefit” means the benefit described in Section 5.2(a).

(oo)	“Normal Retirement Date” means, for individuals who become Participants on or after January 1, 1989, the first day of the calendar month coincident with or next following the later to occur of (i) the Participant’s attainment of age 65 or (ii) the Participant’s earning of five Years of Service or, if earlier, the fifth anniversary of his participation in this Plan. For an individual who became a Participant prior to 1989, a Grandfathered Overnite Participant, or a Grandfathered Motor Cargo Participant, Normal Retirement Date means the first day of the calendar month coincident with or next following the Participant’s attainment of age 65.

(pp)	“Optional Form of Benefit” means an optional form of benefit other than a single sum amount.

(qq)	“Overnite” means Overnite Corporation or Overnite Transportation Company.

(rr)	“Overnite Plan” means the Retirement Plan for Employees of Overnite Transportation Company as in effect on December 31, 2005.

(ss)	“Participant“ means an Employee who has satisfied the eligibility requirements of Article II hereof.

(tt)	“Pre-2001 Participant“ means a Participant who does not have an Hour of Service on or after January 1, 2001.

(uu)	“Pre-2006 Motor Cargo Benefit Service” means for each Grandfathered Motor Cargo Participant the least of (i) 30 minus his actual number of years of UPS Freight Service completed after 2005, (ii) his actual number of years of pre-2006 Benefit Service described in Appendix K, or (iii) 25 years.

(vv)	“Pre-2006 Motor Cargo Formula” means the benefit formula described in Section 5.3(c).

(ww)	“Pre-2006 Overnite Benefit Service” means the pre-2006 Benefit Service described in Appendix J.

(xx)	“Plan” means the United Parcel Service Retirement Plan, also called the UPS Retirement Plan, as set forth herein, as the same may hereafter be amended from time to time by written resolution of the Board of Directors.

(yy)	“Plan Year” means a calendar year, except that the first Plan Year shall begin September 1, 1961 and end December 31, 1961.

(zz)	“Postponed Retirement Benefit” means the benefit payable under Section 5.2(d).

(aaa)	“Postponed Retirement Date” means the first day of the calendar month coincident with or next following a Participant’s actual retirement, when that retirement is later than his Normal Retirement Date.

(bbb)	“Preretirement Survivor Annuity” means the benefit described in Section 5.6.

(ccc)	“Present Value “ The term “Present Value” means the single sum amount of such benefit based on the Applicable Interest Rate and the Applicable Mortality Table in effect for the Plan Year that includes the determination date. Notwithstanding the foregoing, with respect to distributions made on or after January 1, 2000 and before July 1, 2000 and with respect to distributions made to Participants who terminated prior to January 1, 2000, the single sum amount shall be the greater of the amount determined without regard to Section 1.1(e)(ii) and 1.1(f)(ii) or the amount determined taking into account Sections 1.1(e)(ii) and 1.1(f)(ii). Additionally, the single sum amount of the Participant’s benefit shall not be less than the single sum benefit the Participant would have received based on his benefit accrued as of the earlier of his date of termination or June 30, 2000 calculated using an interest rate of 6% and the Applicable Mortality Table under Section 1.1(f)(i).

(ddd)	“Qualified Joint and Survivor Annuity” means a reduced monthly benefit payable to the Participant for his lifetime, and following his death, 50% of the monthly benefit paid to the Participant shall be payable to the person who was his Spouse as of the Annuity Starting Date, and to whom the Participant is married at his death provided such Spouse survives the Participant. The last payment of such benefit shall be made as of the first day of the month in which the death of the last to die of the Participant and his Spouse has occurred. This benefit shall be the Actuarial Equivalent of the Normal Form of the Participant’s benefit.

(eee)	“Related Employer” means (1) any other corporation on and after the date that it, together with the Employer Company, is a member of a controlled group of corporations as described in Section 414(b) of the Code; (2) any other trade or business (whether or not incorporated) on and after the date that it and the Employer Company are under common control as described in Section 414(c) of the Code; and (3) any organization (whether or not incorporated) on and after the date that it, together with the Employer Company, is a member of an affiliated group of employers as described in Section 414(m) of the Code.

(fff)	“Retirement Benefit” means a Normal Retirement Benefit, Early Retirement Benefit, Deferred Vested Benefit, a Postponed Retirement Benefit or a Portable Account Benefit.

(ggg)	“RPA Benefit Service” means the sum of (i) years of Benefit Service completed before 2001 and (ii) years of Benefit Service completed after 2000 for an Employer Company described in Appendix F as providing benefits under the RPA Benefit Formula, in each case excluding years of Benefit Service prior to the date an individual first became a Participant in the Plan as a result of an acquisition or merger unless expressly provided in the applicable Appendix.

(hhh)	“RPA Formula” means the benefit formula described in Section 5.3(a).

(iii)	“RPA Points” has the meaning ascribed to such term in Section 5.3(a)(iii).

(jjj)	“Single Life Only Annuity” means a monthly benefit continuing for the life of the Participant only. The last payment of a Single Life Only Annuity shall be made as of the first day of the month in which the death of the Participant occurs.

(kkk)	“Single Life Annuity and 120-Monthly Guarantee” means the monthly benefit described in Section 5.4(d)(iii).

(lll)	“Social Security Amount” with respect to an Employee who is a Participant, means the yearly Primary Old Age Insurance benefit which a Participant is eligible or may become eligible to receive at the age at which unreduced Primary Old Age Insurance benefits commence (whether or not such application is made by the Participant) under the provisions of the Federal Social Security Act (as it is in effect on his Normal Retirement Date or earlier termination of employment with the Employer Company or any member of an affiliated group of which the Employer Company is a part), which amount shall be determined by the Committee under rules adopted by it based upon:

(i)	the assumption that the Participant has made or will make proper and timely application for such benefits;

(ii)	if a Participant documents his salary history to the Committee, such history, provided, however, that for such history to be used in lieu of the estimated amount determined under paragraphs (iii) and (iv) below, the Participant must supply such history to the Committee no later than one year following the later of (A) the Participant’s termination of employment or (B) the time when the Participant is notified of the Retirement Benefit to which he is entitled.

(iii)	subject to paragraph (ii), above, an estimated preseparation or preretirement salary history with respect to the Participant; and

(iv)	with respect to a Participant whose employment terminated for reason of retirement or otherwise prior to his Normal Retirement Date, on the assumption that the Participant continued in employment with the Employer Company to his Normal Retirement Date at the rate of compensation as in effect on his earlier date of retirement or termination of employment.

In determining a Participant’s Social Security Amount based upon such Participant’s salary history pursuant to paragraphs (ii), (iii) and (iv) above, the value of deferred compensation shall be disregarded, except that elective contributions (1) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (2) to a tax sheltered annuity described in Section 403(b) of the Code, if any, may be considered as part of such salary history.

(mmm)	“Social Security Leveling Option” means for a Grandfathered Overnite Participant, the Optional Form of Benefit described in Section 5.4(d)(v).

(nnn)	“Spouse” means that one person who is recognized under applicable law of the State of the Employee’s residence as the Employee’s Spouse on the earlier of (a) his date of death, or (b) his Annuity Starting Date.

(ooo)	“Trust Agreement” or “Trust Agreements” means the trust agreements establishing the UPS Retirement Plan Trust, as restated effective as of January 1, 1976, including any future amendments and modifications thereof, which form a part of this Plan.

(ppp)	“Trustee” means the corporations or individuals so designated by the Board of Directors to hold assets of the Plan for the purposes of the Plan.

(qqq)	“UPS Freight Formula” means the benefit formula described in Section 5.3(b).

(rrr)	“UPS Freight Service” means the sum (not to exceed 30) of (i) the Pre-2006 Overnite Benefit Service and (ii) the number of years of Benefit Service completed after 2005 for an Employer Company described on Appendix G as providing benefits under the UPS Freight Formula.

(sss)	“Year of Service” means, with respect to each Participant with at least one Hour of Service as an Employee on or after January 1, 1992, each calendar year in which he completes not less than 750 Hours of Service (whether or not as an Employee) with the Employer Company or any Related Employer. With respect to any other Participant without at least one Hour of Service as an Employee on or after January 1, 1992, a Year of Service means each calendar year in which he completes not less than 1,000 Hours of Service (whether or not as an Employee) with the Employer Company or a Related Employer.

An LTD Participant and a Participant who is receiving a Disability Retirement Benefit shall not earn Year of Service credit while he is an LTD Participant or receiving a Disability Retirement Benefit. Year of Service credit, if any, of an individual who became a Participant as a result of an acquisition or merger shall include the additional Years of Service credit, if any, described in the Appendix applicable to such Participant.

(ttt)	“Crewmember” means a “crewmember” as defined in Appendix M and only to the extent of benefits described in Appendix M.

(uuu)	“Early Retirement Benefit” means the benefit payable under Section 5.2(b).

(vvv)	“Final Average Compensation Formula” means the RPA Benefit Formula, the UPS Freight Formula, the Alternative Benefit Formula or the Integrated Benefit Formula.

(www)	“Interest Credits” means the amount credited to the Participant’s Portable Account for each Plan Year, as described in Section 5.3(g)(10).

(xxx)	“Interest Credit Percentage” means the annual rate of interest on 30-year Treasury securities for the month of August preceding the applicable Plan Year, but not less than 2.5% per annum.

(yyy)	“Optional Qualified Joint and Survivor Annuity” means a Joint and Survivor Annuity with a 75% survivorship benefit and the Participant’s Spouse is the Beneficiary.

(zzz)	“Portable Account” means the “cash balance account” established for a Portable Account Participant, the balance of which will equal the sum of the annual compensation credits and Interest Credits allocated under Section 5.3(g) to such account pursuant to the Portable Account Formula.

(aaaa)	“Portable Account Formula” means the benefit formula described in Section 5.3(g).

(bbbb)	“Portable Account Participant” means a Participant who is eligible to accrue a Portable Account Benefit as described in Section 5.2(g).

(cccc)	“Portable Account Points” means the sum of a Portable Account Participant’s age and Years of Service as of January 1 of any Plan Year.

Section 1.2 Construction. Where required words used in the masculine gender shall include the feminine gender. Words used in the singular or plural shall be construed as if plural or singular, respectively, where they would so apply.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

Section 2.1 Eligibility Requirements prior to January 1, 2008. Any Employee included as a Participant under the provisions of the Plan as in effect immediately prior to January 1, 1976 shall continue to participate in accordance with the provisions of this amended and restated Plan. Any other Employee who as of January 1, 1976 has both attained age 25 and completed not less than 1,000 hours of employment in the 12-month period following his date of employment or in any subsequent Plan Year shall became a Participant on January 1, 1976.

After January 1, 1976, in Plan Years beginning before January 1, 1985, the participation of any Employee eligible to become a Participant shall commence as of the earliest January 1 or July 1 as of which he had both attained age 25 and completed not less than 1,000 hours of employment in the 12-month period following his date of employment or in any subsequent Plan Year. Any Employee not included as a Participant on January 1, 1985, who as of such date has both attained age 21 and completed not less than 1,000 hours of employment in the 12-month period following his date of employment or in any subsequent Plan Year shall become a Participant on January 1, 1985.

In Plan Years beginning after December 31, 1984, but prior to January 1, 1992, the participation of any Employee eligible to become a Participant shall commence as of the earliest January 1 or July 1 as of which he had both attained age 21 and completed not less than 1,000 hours of employment in the 12-month period following his date of employment or in any subsequent Plan Year.

In Plan Years beginning after December 31, 1991, the participation of any Employee eligible to become a Participant shall commence immediately following the date as of which he has both attained age 21 and completed a 12-month period of employment, measured from his date of hire or the beginning of any subsequent Plan Year, during which he earned not less than 750 Hours of Service.

Notwithstanding the foregoing, any Employee who is covered by a collective bargaining agreement which does not provide for his inclusion in this Plan shall not be eligible to commence or continue actively to participate in this Plan, nor shall any Employee who is an active participant on whose behalf contributions are being made by a Company under any other qualified pension or retirement plan (except any cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan) be eligible to commence or to continue actively to participate in this Plan.

Any person who leaves the Employer Company’s service after becoming eligible to participate shall again become a Participant immediately upon his return to the Employer Company’s service, unless he has no vested right under the Plan and the number of his consecutive Breaks in Service equals or exceeds the greater of (i) the aggregate number of his years of prior service (excluding Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (ii) with respect to a Break in Service incurred by a person who is an Employee on or after January 1, 1985, regardless of when the Break in Service occurred, six. If the condition of clause (i) or clause (ii), as applicable, is satisfied, the Employee will be treated as a new Employee for purposes of this Section 2.1.

Each Grandfathered Overnite Participant and Grandfathered Motor Cargo Participant shall become a Participant as of January 1, 2006.

Section 2.2 Eligibility Requirements on or after January 1, 2008.

Any Employee included as a Participant under the provisions of the Plan as in effect immediately before January 1, 2008 will continue to participate in accordance with the provisions of this amended and restated Plan. A Crewmember will become a Participant as described in Appendix M but only to the extent of the benefits described in Appendix M. An individual hired as an Employee or transferred from a non-Employee position into a position as an Employee prior to January 1, 2008 will become a Participant in accordance with Section 2.1. An individual hired or rehired as an Employee or transferred from a non-Employee position into a position as an Employee on or after January 1, 2008 will immediately become a Participant in this Plan.

ARTICLE III

FUNDING

Section 3.1 Funding Method and Policy. The Employer Companies shall contribute to the Plan with respect to each Plan Year an amount sufficient to satisfy their obligations hereunder and the minimum funding standard, which shall be considered met if at the end of each Plan Year, the Plan insofar as it relates to each Employer Company does not have an accumulated funding deficiency, as defined in Section 302 of ERISA. Additional amounts may be contributed, in the Employer Companies’ discretion.

The funding method shall be contributions from the Employer Companies and the funding policy shall be such as is consistent with the objectives of the Plan.

Section 3.2 Establishment of Funding Standard Account. The Committee hereby establishes a funding standard account which shall be maintained in accordance with Section 302 of ERISA. Each Employer Company shall contribute to the Plan with respect to each Plan Year an amount sufficient to prevent the occurrence of an accumulated funding deficiency insofar as it is concerned. The Committee shall notify each Employer Company of the existence of an accumulated funding deficiency but failure to so notify the Employer Company shall not relieve the Employer Company from their obligations hereunder. The Committee shall take whatever action is appropriate to prevent an accumulated funding deficiency, including making application for a variance from the minimum funding standard or an extension of amortization periods, or establishing an alternative minimum funding standard in accordance with Sections 303, 304 and 305 of ERISA.

Section 3.3 Payment of Contributions. An Employer Company may pay its contribution for any Plan Year on any date or dates, provided, however, that the total amount of the Employer Company’s contribution for any Plan Year shall be paid in full not later than the last day for timely filing of its Federal income tax return for the year with respect to which the contribution is made, including extensions thereof granted by the Internal Revenue Service. In determining when to make its contributions as aforesaid, the Employer Company shall be mindful of the quarterly contribution rules described in Section 412(m) of the Code.

Section 3.4 Contributions by Employer. All contributions to this Plan to fund the benefits described in Article IV shall be made only by the Employer Companies. Except as described in Article XII with respect to medical benefits funded by means of this Plan, no Participant contributions shall be required or permitted.

Section 3.5 Permissible Contributions and Irrevocability. Any amounts contributed by the Employer Company pursuant to this Article III may be contributed by the Employer Company in cash or other property. In no such event and under no circumstances shall such contributions, or any part thereof, revert to or be recoverable by the Employer Company until all obligations under this Plan have been fully satisfied as provided in Section 7.5, except as follows:

(a)	in the case of a contribution, or any part thereof, made under a mistake of fact, the Employer Company may recover such contribution within one year of payment; and

(b)	because all contributions are conditioned on deductibility, in the event that a contribution cannot be deducted by the Employer Company pursuant to Section 404 of the Code, the Employer Company shall recover such contribution, to the extent disallowed, within one year after the disallowance of the deduction.

The amount which may be returned to the Employer Company is the excess of: (a) the amount contributed by the Employer Company over (b) the amount that would have been contributed by the Employer Company had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer Company, but losses attributable thereto must reduce the amount to be so returned.

ARTICLE IV

ELIGIBILITY FOR BENEFITS

Section 4.1 Application for Benefits. Each Participant shall make written application to the Committee, or its designated representative, for Retirement Benefits, other than a Disability Benefit, under this Plan at least sixty (60) days, but not more than ninety (90) days, prior to the first day of the month on which the benefits applied for are to be paid, on a form or forms to be provided by the Committee for this purpose. The Committee may require each applicant for Retirement Benefits to submit such information as may reasonably be required for the proper administration of the Plan. Except for good cause shown, or unless the delay is due to the failure of the Committee to furnish the necessary information to the Participant at his last known address as indicated on the Employer’s records, failure to submit such an application within the time prescribed shall result in the removal of any obligation to pay any benefits that would have been payable, had the application been timely filed, prior to the date on which such an application is delivered to the Committee. The falsity of any statement material to an application or the furnishing of fraudulent information or proof shall be sufficient reason for the recapture, by means of suspension or discontinuance of benefits, or otherwise, of any excess benefits, if any, paid under this Plan.

Section 4.2 Normal Retirement Benefit. Each Participant who has attained his Normal Retirement Date may retire from the service of an Employer Company and all Related Employers and upon so retiring shall be paid a pension in an amount determined under Article V. Payment of such a pension shall commence:

(a)	In the case of a Participant who retires on his Normal Retirement Date, on that date, and

(b)	In the case of a Participant who retires later than his Normal Retirement Date, on his Postponed Retirement Date.

The benefit payable under this Section 4.2 shall not be less than his “early retirement benefit” determined in accordance with Section 411(a)(9) of the Code and the regulations thereunder.

Section 4.3 Early Retirement Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula. A Participant who attains his Early Retirement Date while in the active employ of an Employer Company and all Related Employers, and who retires at any time thereafter and prior to his Normal Retirement Date, may elect to receive an Early Retirement Benefit in an amount determined under Section 5.2(b), commencing on the first day of any month coincident with or immediately following his termination of employment with an Employer Company and all Related Employers, provided he has complied with the application provisions of Section 4.1.

Section 4.4 Deferred Vested Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula.

(a)	In general. A Participant who has five or more Years of Service will be eligible for a Deferred Vested Benefit if (i) his employment with an Employer Company and all Related Employees is terminated other than by reason of death before the earliest date on which he would be eligible for retirement under the terms of Sections 4.2 or 4.3, and (ii) he does not later reenter the service of any Employer Company or Related Employer. Said benefit shall commence on the first day of any month after his Earliest Commencement Age, but no later than his Normal Retirement Date, provided he has complied with the provisions of Section 4.1. The amount of such benefit shall be determined under Article V.

Section 4.5 Postponed Retirement Benefit for Final Average Compensation Formula and Pre-2006 Motor Cargo Formula . A Participant who terminates employment with an Employer Company and all Related Employers after his Normal Retirement Date shall be entitled to a benefit in an amount determined under Article V. Payment of such pension shall commence as of his Postponed Retirement Date.

Section 4.6 Disability Retirement Benefit.

(a)	Eligibility. A Participant with at least ten (10) Years of Service who is not approved for disability income benefits under the UPS Income Protection Plan (or a successor long term disability plan) or who has exhausted his benefits under the UPS Income Protection Plan (or successor long term disability plan) shall be eligible for a Disability Retirement Benefit determined under Article V if he terminates employment with the Employer Company due to a Disability before his Early Retirement Date or after December 31, 2006 and he makes an application for a Disability Retirement Benefit as described in Section 4.6(b). However, a Participant who has attained his Early Retirement Date or Normal Retirement Date prior to experiencing a Disability will be eligible to elect to receive his Early Retirement Benefit or Normal Retirement Benefit instead of a Disability Retirement Benefit.

(b)	Disability Application. A Participant must make a written application for a Disability Retirement Benefit to the Committee in accordance with Section 4.1. If the application for a Disability Retirement Benefit is approved by the Committee, the first monthly payment of the Disability Retirement Benefit shall begin with the first calendar month following the month in which the Committee determines the Participant is entitled to a Disability Retirement Benefit but the first such payment shall include a payment for each calendar month during which the Participant is Disabled from (i) the later of (A) the date the Participant made an application for Disability Retirement Benefits or (B) the date the Participant made an application for Social Security benefits through (ii) the benefit commencement date. No interest shall be paid on such make-up payments.

(c)	Termination of Disability. If a Participant receiving a Disability Retirement Benefit shall subsequently cease to be Disabled, his Disability Retirement Benefit shall cease, and he may, if he meets the eligibility requirements, apply for a Normal Retirement Benefit or an Early Retirement Benefit. If the Participant’s application is approved, payments under either the Normal Retirement Benefit or Early Retirement Benefit shall commence as of the first day of the month following the termination of the Disability Retirement Benefit (benefit payments cannot commence prior to the Early Retirement Date and will not commence retroactively if timely application is not made to the Plan.)

(d)	Portable Account Formula Benefit. This Section 4.6 shall not apply to a Portable Account Participant.

Section 4.7 Portable Account Benefit.

A Portable Account Participant who has three or more Years of Service will be eligible for a Portable Account Benefit if his employment with an Employer Company and all Related Employers is terminated other than by reason of death and he does not later reenter the service of any Employer Company or Related Employer prior to payment of his Portable Account Benefit. The Portable Account Benefit may be paid or commence on the first day of any month after his employment with an Employer Company and all Related Employers has terminated in the form of benefit described in Section 5.4(h). Alternatively, such a Participant may defer commencement of the Portable Account Benefit to his Earliest Commencement Age but no later than his Normal Retirement Date.

ARTICLE V

AMOUNT AND PAYMENT OF BENEFITS

Section 5.1 Benefits Limited by Plan Provisions in Effect; Retiree Benefit Increases.

(a)	Benefits Subject to Limits of Plan Provisions in Effect. The benefit to which a Participant under this Plan is entitled shall be determined by the provisions of the Plan which were in effect on the date of the Participant’s retirement, death, or the date he otherwise ceases to accrue Benefit Service, whichever is the earliest. No amendment made to the Plan after such date shall affect the entitlement of a Participant to any benefit hereunder, unless the amendment specifically provides to the contrary.

(b)	Benefit Increase After December 31, 1984, for Retirees in Pay Status as of January 1, 1985. Notwithstanding the foregoing provisions of this Section 5.1, each benefit payment made after December 31, 1984:

(i)	to a Participant who retired from service with an Employer Company (but not including a Participant who left service with an Employer Company for reasons other than death or disability before being eligible to retire), and who was receiving benefit payments under this Plan as of January 1, 1985, or to a beneficiary of such Participant,

(ii)	to a Participant who become totally and permanently disabled on or before January 1, 1985, while in service with an Employer Company, or to a beneficiary of such a Participant, and

(iii)	to the beneficiary of a Participant who died on or before January 1, 1985, while in service with an Employer Company shall be 110% of the benefit which would otherwise be payable under the provisions of the Plan.

For payments after December 31, 1988, to Participants (and their beneficiaries) entitled to the benefit described in paragraph (c) below, the benefit described in this paragraph (b) shall be superseded and replaced by the benefit described in paragraph (c).

(c)	Benefit Increase After December 31, 1988, for Retirees in pay Status as of September 1, 1979. Notwithstanding the foregoing provisions of this Section 5.1, each benefit payment made after December 31, 1988:

(i)	to a Participant who retired from service with an Employer Company (but not including a Participant who left service with an Employer Company for reasons other than death or disability before being eligible to retire) and who was receiving benefit payments under this Plan as of September 1, 1979, or to a beneficiary of such a Participant,

(ii)	to a Participant who became totally and permanently disabled on or before September 1, 1979, while in service with an Employer Company, or to a beneficiary of such a Participant, and

(iii)	to a beneficiary of a Participant who died on or before September 1, 1979, while in service with an Employer Company shall be increased so that it is equal to the sum of (A), (B), and (C) below:

(A)	The Participant’s original monthly benefit (or the Participant’s beneficiary’s share of such benefit, in the case of a beneficiary entitled to monthly payments) calculated under the Plan at the time of retirement, death or disability without regard to the 10% benefit increase provided by paragraph (b) above,

(B)	The amount in subparagraph (1) above multiplied by the applicable factor set forth in Appendix B to this Plan for the year the Participant retired, died or became totally and permanently disabled and as a result ceased to be employed by an Employer Company, which factor represents 75% of the actual percentage increase in the Consumer Price Index from the year in which the Participant retired, died or became disabled through December 31, 1987 (adjusted to take into account fluctuations in the Consumer Price Index within each such year), and

(C)	The amount of the 10% benefit increase provided pursuant to the paragraph (b) above.

For payments after December 31, 1994, to Participants (and their beneficiaries) entitled to the benefit described in paragraph (d) below, the benefit described in this paragraph (c) shall be superseded and replaced by the benefit described in paragraph (d).

(d)	Benefit Increase after December 31, 1994, for Retirees in Pay Status as of January 1, 1985. Notwithstanding the foregoing provisions of this Section 5.1, each benefit payment made after December 31, 1994:

(i)	to a Participant who retired from service with an Employer Company (but not including a Participant who left service with an Employer Company for reasons other than death or disability before being eligible to retire) and who was receiving benefit payments under this Plan as of January 1, 1985, or to a beneficiary of such a Participant;

(ii)	to a Participant who became totally and permanently disabled on or before January 1, 1985, while in service with an Employer Company, or to a beneficiary of such a Participant, and

(iii)	to the beneficiary of a Participant who died on or before January 1, 1985, while in service with an Employer Company shall be increased so that it is equal to the sum of (A) and (B) below:

(A)	The Participant’s original monthly benefit (or the Participant’s beneficiary’s share of such benefit, in the case of a beneficiary entitled to monthly payments) calculated under the Plan at the time of retirement, death or disability without regard to the 10% benefit increase provided by paragraph (b) above, and without regard to any increase provided by paragraph (c) above; and

(B)	The amount in subparagraph (1) above multiplied by the by the applicable factor set forth in Appendix C to this Plan for the year the Participant retired, died or became totally and permanently disabled and as a result ceased to be employed by an Employer Company, which factor represents 75% of the actual percentage increase in the Consumer Price Index from the year in which the Participant retired, died or became disabled through December 31, 1991 (adjusted to take into account fluctuations in the Consumer Price Index within each such year).

Section 5.2 Benefit Amounts.

(a)	Accrued Benefit. The amount of the monthly pension payable to a Participant in the Normal Form commencing as of his Normal Retirement Date or, if later, the date he actually retires determined as follows:

(i)	General. For a Participant other than a Grandfathered Participant, a Pre-2001 Participant, the sum of A, B and C, where

(A)	= the RPA Formula benefit, if any,

(B)	= the UPS Freight Formula benefit, if any,

(C)	= the Pre-2006 Motor Cargo Formula benefit, if any, and

(D)	= the Portable Account Formula benefit, if any.

For Plan Years beginning after December 31, 2007, each Participant who has at least one Hour of Service on or after January 1, 2008 will accrue either a Portable Account Benefit or a Final Average Compensation Formula benefit, but not both. If a Participant is eligible to accrue a Portable Account Benefit, he shall not be eligible to accrue a Final Average Compensation Formula benefit.

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Formula benefit may continue to increase his Final Average

Compensation and his years of Benefit Service earned after December 31, 2007 will be taken into account for early commencement of Final Average Compensation Formula benefits and Pre-2006 Motor Cargo Formula benefits as described in Section 1.1, Benefit Service.

(ii)	Grandfathered Participant. For a Grandfathered Participant, the greater of A, B or C, where

(A)	= the benefit described in Section 5.2(a)(i) determined as if he were not a Grandfathered Participant;

(B)	= the Alternative Formula benefit; and

(C)	= the Integrated Formula benefit.

(iii)	Pre-2001 Participants. For a Pre-2001 Participant the greater of A or B, where

(A)	= the Alternative Formula benefit; and

(B)	= the Integrated Formula benefit.

(b)	Early Retirement Benefit For Final Average Compensation Formula and Pre-2006 Motor Cargo Formula.

(i)	Normal Commencement. A Participant who terminates employment with all Employer Companies and Related Employers on or after the Participant’s Early Retirement Date but before his Normal Retirement Date shall be entitled to his Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula, determined as of his most recent termination of employment with all Employer Companies and Related Employers. The Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula shall be payable at his Normal Retirement Date.

(ii)	Early Commencement. A Participant who is eligible for an Early Retirement Benefit under Section 5.2(b)(i) may commence such benefit at any time on or after he terminates employment with all Employer Companies and Related Employers and before his Normal Retirement Date provided that the amount of such benefit shall be reduced for early commencement in accordance with the following:

(A)	General. For a Participant other than a Grandfathered Participant or a Pre-2001 Participant, the early retirement benefit that commences before his Normal Retirement Date shall be the sum of his early retirement benefit under the RPA Formula, his early retirement benefit determined under the UPS Freight Formula and the early retirement benefit determined under the Pre-2006 Motor Cargo Formula.

(1)	RPA Formula Benefit Reductions. The benefit determined under the RPA Formula shall be reduced as follows for early commencement:

a.	Less Than 20 Years of Benefit Service. With less than 20 years of Benefit Service as of his Annuity Starting Date, the benefit under the RPA Formula shall be reduced by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

b.	20 Years or More of Benefit Service. With 20 or more years of Benefit Service as of his Annuity Starting Date, the benefit under the RPA Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

c.	25 or More Years of Benefit Service. With 25 or more Years of Benefit Service as of his Annuity Starting Date, the benefit shall be equal to the greater of i. or ii. below:

i.	the benefit calculated under the Alternative Account Formula under Section 5.3(a) without any reduction applied; or

ii.	the benefit calculated under the Integrated Account Formula under Section 5.3(b) reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes the first day of the month that coincides with or immediately follows his 60th birthday.

(2)	UPS Freight Formula Benefit Reductions. The benefit determined under the UPS Freight Formula shall be reduced as follows for early commencement:

a.	General. Except as provided below, the benefit under the UPS Freight Formula will be reduced in accordance with the following table:

Age at Annuity Starting Date	Factor
55	50%
56	55%
57	60%
58	65%
59	70%
60	75%
61	80%
62	85%
63	90%
64	95%

(Amounts in the table above shall be prorated on a monthly basis for fractions of a year.)

b.	30 years of Benefit Service. The benefit under the UPS Freight Formula for a Participant who has attained at least age 55 and completed at least 30 years of Benefit Service as of his Annuity Starting Date shall not be reduced.

c.	Service After 1999 and Age 60 or More. The benefit under the UPS Freight Formula for a Participant (i) who completes at least one Hour of Service on or after December 1, 2000, or if he is a Grandfathered Overnite Participant and his terms and conditions of employment are subject to collective bargaining (a “Represented Participant”), on or after October 22, 2004 (the “Approval Date”), and who has attained at least age 60 as of his termination of employment:

i.	25 or More Years of Benefit Service. If such Participant has completed at least 25 years of Benefit Service as of his termination of employment, the benefit determined under the UPS Freight Formula shall not be reduced; or

ii.	Less Than 25 Years of Benefit Service. If such Participant has not completed at least 25 years of Benefit Service as of his termination of employment, the benefit determined under the UPS Freight Formula shall be reduced in accordance with the following table:

Age at Annuity Starting Date	Factor
55	50%
56	55%
57	60%
58	65%
59	70%
60	85%
61	88%
62	91%
63	94%
64	97%

(Amounts in the table above shall be prorated on a monthly basis for fractions of a year.)

iii.	Represented Participant. If a Represented Participant’s termination of employment occurs when he is a Represented Participant but before the Approval Date, the benefit payable to the Participant shall equal the benefit determined under Section 5.2(b)(ii)(A)(2) a. or b. without regard to subparagraph c.

(3)	Pre-2006 Motor Cargo Formula Benefit Reductions. The benefit determined under the Pre-2006 Motor Cargo Formula shall be reduced for early commencement by 0.375% for each month by which his Early Retirement Date precedes his Normal Retirement Date.

(B)	Grandfathered Participant. For a Grandfathered Participant the early retirement benefit that commences before his Normal Retirement Date shall be the greatest of his early retirement benefit determined under Section 5.2(b)(ii)(A) above determined as if he were not a Grandfathered Participant, his early retirement benefit determined under the Alternative Formula and his early retirement benefit determined under the Integrated Formula.

(1)	Alternative Formula Reductions. The benefit determined under the Alternative Formula shall be reduced as follows for early commencement:

a.	Less Than 25 Years of Benefit Service. With less than 25 years of Benefit Service, the benefit under the Alternative Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

b.	25 or More Years of Benefit Service. With 25 or more Years of Benefit Service as of his Annuity Starting Date, the benefit under the Alternative Formula shall be without any reduction.

(2)	Integrated Formula Reductions. The benefit determined under the Integrated Formula shall be reduced as follows for early commencement:

a.	Less Than 25 Years of Benefit Service. With less than 25 years of Benefit Service, the benefit under the Integrated Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

b.

25 or More Years of Benefit Service. With 25 or more years of Benefit Service, the benefit under the Integrated Formula shall be reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes the first day of the month that coincides with or immediately follows his 60th birthday.

(C)	Pre-2001 Participant. The Early Retirement Benefit for a Pre-2001 Participant shall be the amount determined under (1) through (5) below, as applicable:

(1)	Retires After August 1979 With no Hours After 1984. For a Pre-2001 Participant who retires on or after September 1, 1979 but who earns no Hours of Service on or after January 1, 1985, the greater of the benefit calculated under the Alternative Formula or the Integrated Formula, each reduced by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

(2)	Retires After 1984 With No Hours After 1991. Except as provided in Section 5.2(b)(ii)(C)(3) below, for a Pre-2001 Participant who retires on or after January 1, 1985 but who earns no Hours of Service as an Employee on or after January 1, 1992, the greater of the benefit calculated under the Alternative Formula or the Integrated Formula, each reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

(3)

Retires After 1984 With No Hours After 1991 and 29  1/2 Years of Benefit Service. For a Pre-2001 Participant who (I) retires on or after January 1, 1985, (II) who earns no Hours of Service as an Employee on or after January 1, 1992, (III) whose Annuity Starting Date precedes his Normal Retirement Date by 91 months or more, and (IV) who has at least 29 years and six months of Benefit Service (without regard to the rounding rules described in Section 5.2(e)), his Accrued Benefit shall be reduced in accordance with (2) above and for purposes of calculating such Participant’s benefit amount under the Integrated Formula the term “50 percent of his Social Security Amount” shall be deemed to mean the applicable percentage of his Social Security Amount set forth in the following table:

Age at Retirement Date Years	Months	Applicable Percentage
55	0	49.19%
55	1	49.21%
55	2	49.22%
55	3	49.24%
55	4	49.27%
55	5	49.29%
55	6	49.30%
55	7	49.32%
55	8	49.35%
55	9	49.36%
55	10	49.38%
55	11	49.40%
56	0	49.42%
56	1	49.45%
56	2	49.48%

Age at Retirement Date Years	Months	Applicable Percentage
56	3	49.51%
56	4	49.54%
56	5	49.56%
56	6	49.60%
56	7	49.63%
56	8	49.65%
56	9	49.69%
56	10	49.71%
56	11	49.74%
57	0	49.78%
57	1	49.81%
57	2	49.84%
57	3	49.89%
57	4	49.92%
57	5	49.97%

(4)	Hours After 1991 With Less Than 20 Years Benefit Service. For a Pre-2001 Participant with at least one Hour of Service as an Employee on or after January 1, 1992 but with less than 25 years of Benefit Service, the Early Retirement Benefit shall be equal to the greater of the benefit determined under the Alternative Formula or the Integrated Formula, each reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

(5)	Hours After 1991 With 25 or More Years of Benefit Service. For a Pre-2001 Participant with at least one Hour of Service as an Employee on or after January 1, 1992, and with 25 or more Years of Benefit Service as of his Annuity Starting Date, the Early Retirement Benefit shall be equal to the greater of

a.	the benefit calculated under the Integrated Formula reduced by one-quarter of one percent (0.25%) for each month by which the Participant’s Annuity Starting Date precedes the first day of the month that coincides with or immediately follows his 60th birthday; or

b.	the benefit calculated under the Alternative Formula without any reduction applied.

(c)	Deferred Vested Benefit for Final Average Compensation Formula or Pre-2006 Motor Cargo Formula.

(i)	Normal Commencement. A Participant who terminates employment with all Employer Companies and Related Employers after he is vested as described in Section 4.4 shall be entitled to his Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula determined as of his most recent termination of employment with all Employer Companies and Related Employers. Such Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula shall be payable at his Normal Retirement Date.

(ii)	Early Commencement.

(A)	General. A Participant (other than a Grandfathered Participant or a Pre-2001 Participant) who is eligible for a Deferred Vested Benefit and who has satisfied the Early Commencement Service Requirement may commence such benefit as of the first day of any calendar month on or after he terminates employment with all Employer Companies and Related Employers and reaches Earliest Commencement Age but before his Normal Retirement Date, subject to the following reductions:

(1)	RPA Formula Benefit Reductions. The benefit determined under the RPA Formula shall be reduced for early commencement by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

(2)	UPS Freight Formula Benefit Reductions. The benefit determined under the UPS Freight Formula shall be reduced in the same manner as the benefit reductions described in Section 5.2(b)(ii)(A)(2), the reduction for early commencement of the Early Retirement Benefit.

(3)	Pre-2006 Motor Cargo Formula Benefit Reductions. The benefit determined under the Pre-2006 Motor Cargo Formula shall be reduced in the same manner as the benefit reductions described in Section 5.2(b)(ii)(A)(3), the same as the reduction for early commencement of the Early Retirement Benefit.

(B)	Grandfathered Participant. For a Grandfathered Participant the Deferred Vested Benefit that commences before his Normal Retirement Date shall be the greatest of:

(1)	his reduced Deferred Vested Benefit determined under Section 5.2(c)(ii)(A)(1) for Participants other than Grandfathered Participants,

(2)	his benefit under the Alternative Formula reduced by one-half of one percent (0.5%) per month for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date and

(3)	his benefit under the Integrated Formula reduced for early commencement by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

(4)	December 31, 1991 Benefit. Notwithstanding the foregoing, the Deferred Vested Benefit of a Grandfathered Participant shall not be less than the Deferred Vested Benefit, if any, the Participant would have earned under the provisions of this Plan immediately prior to January 1, 1992, taking into account for this purpose Compensation, if any, earned by the Participant through December 31, 1991 and Benefit Service earned by him through December 31, 1992, if any, reduced by one-quarter of one percent (0.25%) instead of one-half of one percent (0.50%).

(C)	Pre-2001 Participant. For a Pre-2001 Participant, his reduced Deferred Vested Benefit shall be the greater of the benefit calculated under the Alternative Formula or the Integrated Formula reduced as described below:

(1)	No Hours After 1991. For a Pre-2001 Participant with at least one Hour of Service on or after September 1, 1979 but without at least one Hour of Service as an Employee on or after January 1, 1992, the benefit shall be reduced by the following percentage thereof for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date:

a.	for terminations before January 1, 1985, one-half of one percent (0.5%); and

b.	for terminations after December 31, 1984, one-quarter of one percent (0.25%).

(2)	Hours After 1991. For a Pre-2001 Participant with at least one Hour of Service as an Employee on or after January 1, 1992, the benefit shall be reduced by one-half of one percent (0.5%) for each month by which the Participant’s Annuity Starting Date precedes his Normal Retirement Date.

(3)	December 31, 1991 Benefit. Notwithstanding the foregoing, the Deferred Vested Benefit of a Pre-2001 Participant shall not be less than the Deferred Vested Benefit, if any, the Participant would have earned under the provisions of this Plan immediately prior to January 1, 1992, taking into account for this purpose Compensation earned by the Participant through December 31, 1991 and Benefit Service earned by him through December 31, 1992 reduced by one-quarter of one percent (0.25%) instead of one-half of one percent (0.50%).

(d)	Postponed Retirement Benefit for Final Average Compensation Formula or Pre-2006 Motor Cargo Formula - Subject to Section 5.9 regarding mandatory distributions, a Participant, other than a Grandfathered Motor Cargo Participant, who terminates employment with all Employer Companies and all Related Employers after his Normal Retirement Date shall receive a benefit as of his Postponed Retirement Date equal to his Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula determined as of his Postponed Retirement Date. Such benefit shall be payable as of his Postponed Retirement Date.

A Grandfathered Motor Cargo Participant who terminates employment with all Employer Companies and Related Employers after his Normal Retirement Date, and has not started benefit payments, shall be entitled to a benefit commencing as of his Postponed Retirement Date that is the Actuarial Equivalent of the Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula payable as of the later of his Normal Retirement Date or the last day of the prior Plan Year. Such Participant’s Accrued Benefit as of the last day of each Plan Year following his Normal Retirement Date is the greater of: (1) his Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula taking into account benefits accrued after his Normal Retirement Date or (2) the Accrued Benefit attributable to a Final Average Compensation Formula or the Pre-2006 Motor Cargo Formula, determined as of the later of Normal Retirement Date or the end of the prior Plan Year, actuarially adjusted for late retirement using the factors described in Section 1.1(b)(ii)(C)(2).

If a Grandfathered Motor Cargo Participant commences benefits prior to his termination of employment, the benefit will be recalculated at the end of each Plan Year to reflect the actuarial increase. The additional amount accrued during each Plan Year will be offset by the benefit that is already in pay status.

(e)	Rounding Rules. Notwithstanding the foregoing, for purposes of determining the amount of the benefit under the Alternative Formula or the Integrated Formula, and the early commencement reductions applicable to benefits determined under such formulas for a Grandfathered Participant and a Pre-2001 Participant, such Participant’s aggregate years and months of Benefit Service shall be rounded up to the next full year if he has 6 or more months of Benefit Service in excess of full years of Benefit Service and shall be rounded down to the next full year if he has 5 or fewer months of Benefit Service in excess of full years of Benefit Service.

Section 5.3 Formulas.

(a)	RPA Formula.

(i)	Alternative Account Formula. The Alternative Account Formula is (A + B) ÷ 120, where

A =	the Participant’s Alternative Points times 1% of his Final Average Compensation up to $48,000; and

B =	the Participant’s Alternative-PLUS Points times 1% of his Final Average Compensation in excess of $48,000.

(ii)	Integrated Account Formula. The Integrated Account Formula is (C + D) ÷ 120, where

C =	the Participant’s Integrated Points times 1% of his Final Average Compensation and

D =	the Participant’s Integrated-PLUS Points times 1% of his Final Average Compensation in excess of the Social Security Wage Base.

(iii)	Accumulation of RPA Points. A Participant who has at least one Hour of Service as an Employee on or after January 1, 2001 shall accumulate Alternative Points, Alternative-PLUS Points, Integrated Points and Integrated-PLUS Points (collectively, “RPA Points”) for each year and partial year of RPA Benefit Service without regard to whether such RPA Benefit Service was completed before January 1, 2001. The points accumulated for any year of RPA Benefit Service will be equal to the RPA Points described in Appendix F to this Plan (the “RPA Schedule”) for the Employer Company or Employer Companies for which the Participant performed the RPA Benefit Service determined in accordance with this Section 5.3(a)(iii). Credit for each year of RPA Benefit Service completed before January 1, 2001 will be determined under Appendix F-1 as in effect on January 1, 2001 without regard to what Employer Company employed the Participant at the time the RPA Benefit Service was completed. No Participant shall earn credit for more than 12 months of RPA Benefit Service in any Plan Year.

(b)	UPS Freight Formula. The UPS Freight Formula equals one twelfth of the product of (A) and (B), where:

A =	1.725% of the Participant’s Final Average Compensation; and

B =	the Participant’s years and partial years of UPS Freight Benefit Service (up to a maximum of 30 years).

(c)	Pre-2006 Motor Cargo Formula. The Pre-2006 Motor Cargo Benefit Formula shall equal one-twelfth of A x B, where:

A =	the Participant’s years of Pre-2006 Motor Cargo Benefit Service (not to exceed 25 years); and

B =	$240.00.

(d)	Participation in Multiple Formulas in Same Plan Year. If a Participant has RPA Benefit Service under more than one RPA Schedule or, effective January 1, 2006, a Participant has RPA Benefit Service and UPS Freight Service, in the same Plan Year, the benefit such Participant accrues that Plan Year will be determined as follows:

(i)	First, determine the RPA Benefit Service accrued under each RPA Schedule and the UPS Freight Service based on the Hours of Service with the Employer Company or Companies providing such RPA Schedule or such UPS Freight Formula;

(ii)	Second, allocate the Benefit Service determined under (i) above to the UPS Freight Formula;

(iii)	Third, allocate the excess of the Participant’s Benefit Service determined under (i) above, over the UPS Freight Service allocated under (ii) above to the RPA Schedules starting with the actual service completed under the RPA Schedule that provides the highest point value and continuing with the actual Benefit Service under the RPA Schedule with the next highest point value until the sum of the Benefit Service allocated under (ii) and the Benefit Service allocated under this (iii) equals the total actual Benefit Service or 12 months, whichever is less;

For example, assume a Participant has 2000 total Hours of Service for Employer Companies during the Plan Year, 874 hours are under the RPA Schedule with the lowest point value (Schedule 3), 874 hours are under the highest RPA Point value (Schedule 1) and 252 hours are UPS Freight Service. The Participant’s total

Benefit Service is 12 months. The Participant has 6 months of RPA Benefit Service under RPA Schedule 1 and Schedule 3, and 2 months of UPS Freight Service. The Participant will be credited with 2 months of UPS Freight Service, 6 months of RPA Benefit Service under RPA Schedule 1 and 4 months of RPA Benefit Service under Schedule 3;

If the Participant had 874 hours of UPS Freight Service, 874 hours of RPA Benefit Service under the RPA Schedule with the highest point value (Schedule 1) and 252 hours of RPA Benefit Service under the RPA Schedule with the lowest point value (Schedule 3), the Participant will be credited with 6 months of UPS Freight Service, 6 months of RPA Benefit Service under RPA Schedule 1 and 0 months of RPA Benefit Service under RPA Schedule 3.

(e)	Integrated Formula. A Participant’s benefit under the Integrated Formula shall be equal to the benefit determined under (i) or (ii) as applicable plus the Additional Monthly Retirement Benefit, if any, applicable to such Participant as contained in Appendix D of the Plan.

(i)

No Hours After 1996. For a Participant who does not have at least one Hour of Service as an Employee on or after January 1, 1997, the Integrated Formula is 1/12th of 50 percent of such Participant’s Final Average Compensation less 1/12th of 50 percent of his Social Security Amount where such Participant has 30 or more years of Benefit Service. If such Participant has less than 30 years of Benefit Service at his Annuity Starting Date, the amount calculated above shall be multiplied by a fraction, the numerator of which is the number of years of Benefit Service to his Annuity Starting Date, and the denominator of which is 30.

In the case of a Participant with at least one Hour of Service as an Employee on or after January 1, 1992 for whom the Normal Form of benefit is a Single Life Only Annuity, the Integrated Formula benefit shall not be less than such Participant’s benefit under the Integrated Formula, if any, calculated in accordance with this Section 5.3(e) and payable in the form of a Single Life Only Annuity 120 Month Guarantee, but taking into account for this purpose only that Compensation earned by the Participant through December 31, 1991 and Benefit Service earned by him through December 31, 1992.

(ii)

Hours After 1996. For a Participant who has at least one Hour of Service as an Employee on or after January 1, 1997, the Integrated Formula is 1/12th of 58.33 percent of such Participant’s Final Average Compensation (as defined under the terms of this Plan as of the date of the Participant’s retirement or other termination of employment) less 1/12th of 58.33 percent of his Social Security Amount where such Participant has 35 or more years of Benefit Service. If such Participant has less than 35 years of Benefit Service at his Annuity Starting Date, the amount calculated above shall be multiplied by a fraction, the numerator of which is the number of years of Benefit Service to his Annuity Starting Date, and the denominator of which is 35.

(f)	Alternative Formula. A Participant’s benefit under the Alternative Formula shall be equal to the benefit determined under (i) or (ii) as applicable plus the Additional Monthly Retirement Benefit, if any, applicable to such Participant as contained in Appendix D of the Plan.

(i)	Hours After August 1979.

(A)	Hours After August 1979 But Not After 1984. For a Participant with at least one Hour of Service on or after September 1, 1979 but without at least one Hour of Service on or after January 1, 1985, the Alternative Formula is $24 per month for each year of Benefit Service completed by such Participant prior to his Normal Retirement Date to a maximum of $600 per month; provided such Participant has 10 or more Years of Service prior to his Normal Retirement Date.

(B)	Hours After 1984 But Not After 1991. For a Participant with at least one Hour of Service on or after January 1, 1985 but without at least one Hour of Service as an Employee on or after January 1, 1992, the Alternative Formula is $32 per month for each year of Benefit Service completed by such Participant prior to his Normal Retirement Date or (with respect to a Participant with at least one Hour of Service on or after January 1, 1987) Postponed Retirement Date to a maximum of $960 per month; provided such Participant has 10 or more Years of Service prior to his Normal Retirement Date or Postponed Retirement Date.

If a Participant without at least one Hour of Service on or after January 1, 1989 has less than 10 Years of Service prior to his Normal Retirement Date or Postponed Retirement Date, the amount shall be determined as set forth in Section (A) or (B) above, as applicable, using the number of years of Benefit Service multiplied by a fraction, the numerator of which is his number of Years of Service to Normal Retirement Date (or, for a Participant with at least one Hour of Service on or after January 1, 1987, his actual retirement date) not in excess of 10, and the denominator of which is 10. If a Participant with at least one Hour of Service on or after January 1, 1989, and who first became a Participant in the Plan prior to January 1, 1989, has less than 5 Years of Service prior to his Normal Retirement Date, the amount shall be determined under subparagraph (B) using the number of years of Benefit Service multiplied by a fraction, the numerator of which is his number of Years of Service to his actual retirement date, not in excess of 5, and the denominator of which is 5. The foregoing sentence shall not apply to any individual who first became a Participant on or after January 1, 1989.

(ii)	Hours After 1991.

(A)	Hours After 1991 But Not After 1996. For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992 but without at least one Hour of Service as an Employee on or after January 1, 1997, the Alternative Formula is the sum of

(1)	1/12th of two percent (2%) of such Participant’s Final Average Compensation up to $48,000, multiplied by his years of Benefit Service to a maximum of 30; plus

(2)	1/12th of one-half of one percent (0.5%) of such Participant’s Final Average Compensation in excess of $48,000, multiplied by his years of Benefit Service to a maximum of 30.

(B)	Hours After 1996. For a Participant with at least one Hour of Service as an Employee on or after January 1, 1997, the Alternative Formula is the sum of

(1)	1/12th of two percent (2%) of such Participant’s Final Average Compensation up to the Threshold Amount, multiplied by his years of Benefit Service to a maximum of 35; plus

(2)	1/12th of one-half of one percent (0.5%) of such 0Participant’s Final Average Compensation in excess of the Threshold Amount, multiplied by his years of Benefit Service to a maximum of 35.

For purposes of this subparagraph, the term “the Threshold Amount” means $48,000 for a Participant who was born in 1957 or later, $54,000 for a Participant who was born in or after 1951 but before 1957, and $60,000 for a Participant born in 1950 or earlier.

Notwithstanding the foregoing, the benefit amount calculated in accordance with this Section 5.3(e)(ii) shall not be less than the Participant’s Accrued Benefit, if any, calculated in accordance with Section 5.3(e)(2)(i) and payable in the form of a Single Life Annuity and 120-Monthly Guarantee, taking into account all Benefit Service earned by the Participant through December 31, 1992.

(g)	Portable Account Formula.

(i)	General. For Plan Years beginning after December 31, 2007, each Participant who has at least one Hour of Service on or after January 1, 2008 will accrue either a Portable Account Benefit or a Final Average Compensation Formula benefit, but not both. If a Participant is eligible to accrue a Portable Account Benefit, he shall not be eligible to accrue a Final Average Compensation Formula benefit.

Notwithstanding the foregoing, a Participant who is eligible for a Portable Account Benefit may continue to increase his Final Average Compensation.

(ii)	Eligibility for Portable Account Formula Benefit. A Participant is eligible to accrue a Portable Account Benefit if:

(A)	he is hired or rehired as an Employee on or after January 1, 2008;

(B)	he is transferred from a non-Employee position into an Employee position on or after January 1, 2008; or

(C)	effective January 1, 2009, he is an Employee who was less than age 29 on December 31, 2007.

However, a Participant whose terms and conditions of employment are governed by a collective bargaining agreement shall not be eligible to accrue a Portable Account Formula benefit unless expressly provided by the collective bargaining agreement.

(iii)	Annual Compensation Credits. For each Plan Year during which a Participant is a Portable Account Participant and an Employee, his Portable Account will be credited with a percentage of his Compensation for such Plan Year based on the number of Portable Account Points he has accumulated on the first day of such Plan Year and the Portable Account Points schedule set forth in Appendix F-7 for his Employer Company for such Plan Year.

The Portable Account credit will be made annually as of the last day of the Plan Year.

(iv)	Interest Credits. An Interest Credit will be allocated to each Portable Account Participant’s Portable Account as of the last day of each Plan Year, calculated by multiplying his Account Balance as of the first day of that Plan Year by the Interest Credit Percentage for that Plan Year. A Portable Account will be credited with an Interest Credit for each Plan Year until the Portable Account Participant’s benefit commencement date without regard to whether the Portable Account Participant is an Employee. If the Portable Account Participant’s benefit commencement date is other than the last day of a Plan Year, the Interest Credit for the Plan Year that includes the benefit commencement date will be prorated based on the ratio of whole months expired in the year before the benefit commencement date, to 12.

(v)	Accrued Benefit Attributable to Portable Account. The portion of the Portable Account Participant’s Accrued Benefit that is attributable to his Portable Account as of any date is the balance credited to his Portable Account. That balance credited to the Portable Account is payable at the times described in Section 4.7 in the form described in Section 5.4(h).

Section 5.4 Benefit Payment.

(a)	Annuities. Except as provided in Section 5.4(e) for cash out of benefits and unless the Participant elects an Optional Form of Benefit pursuant to Section 5.4(b), a benefit described in Section 5.2 will be paid:

(i)	If a Participant is married on his Annuity Starting Date, in the form of a Qualified Joint and Survivor Annuity and

(ii)	If the Participant is not married on the Annuity Starting Date, in the Normal Form.

(b)	Election out of Normal Form of Benefit or Qualified Joint and Survivor Annuity. In lieu of the Normal Form or the Qualified Joint and Survivor Annuity, a Participant who is eligible for an annuity form of benefit, may elect, at any time within the 90-day period ending on the Annuity Starting Date, to waive the Normal Form or the Qualified Joint and Survivor Annuity in favor of one of the Actuarial Equivalent Optional Forms of Benefit described below.

(i)	Form of Election. An election by a Participant under this Section must be in writing in a form approved by the Committee, and, if the Participant is married, such election shall not be effective unless:

(A)	the Spouse of the Participant consents to the election, and such consent (1) is in writing, (2) acknowledges the Participant’s selection of an alternate form of benefit and/or Beneficiary, which may not thereafter be changed without spousal consent unless the Spouse’s prior consent expressly permits the Participant to change the Beneficiary without further consent by the Spouse, (3) acknowledges the effect of such election, and (4) is witnessed by a notary public; or

(B)	it is established to the satisfaction of a representative of the Plan that the Spouse’s consent cannot be obtained because (1) the Participant has no Spouse, (2) the Participant’s Spouse cannot be located, or (3) one of the conditions prescribed in Treasury regulations is satisfied.

Notwithstanding the foregoing, no spousal consent shall be required if a participant elects a Joint and Survivor annuity and his Spouse is the designated beneficiary.

(ii)	Spouse Affected by Election. A Participant’s election to waive the Qualified Joint and Survivor Annuity shall be effective only with respect to the Spouse who consented to the election or who was deemed to consent pursuant to Section 5.4(b)(i)(B).

(iii)	Revocation of Election. A Participant may revoke an election made under this Section 5.4(b) at any time prior to the Annuity Starting Date. A Spouse’s consent to the waiver of the Qualified Joint and Survivor Annuity and to the specific Beneficiary and optional form designations made by the Participant is irrevocable unless the Participant revokes his waiver election.

(c)	Notice Requirements. Within 90 days prior to the Participant’s Annuity Starting Date, the Committee shall provide the Participant with a written explanation of:

(i)	the terms and conditions of the Normal Form, the Qualified Joint and Survivor Annuity;

(ii)	the Participant’s right to make, and the effect of, an election to waive the Normal Form or the Qualified Joint and Survivor Annuity and the Optional Qualified Joint and Survivor Annuity;

(iii)	the requirement that the Participant’s Spouse consent in writing to the election in accordance with the spousal consent provisions set forth in Section 5.4(b)(i); and

(iv)	the right to make, and the effect of, a revocation of an election not to receive the Normal Form or a Qualified Joint and Survivor Annuity.

(d)	Optional Forms of Benefit.

(i)	Actuarial Equivalent. Each benefit payment form described in this Section 5.4(d) will be the Actuarial Equivalent of the Participant’s benefit payable in the Normal Form.

(ii)	Joint and Survivor Annuity. Under the Joint and Survivor Annuity, a reduced monthly benefit shall be paid to the Participant for his lifetime, and his beneficiary, if such beneficiary survives at the Participant’s death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to 50%, 75% or 100%, as selected by the Participant, of the monthly amount which had been payable to the Participant. The last payment of the Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his beneficiary has occurred.

Notwithstanding the foregoing, a Participant may not select a Joint and Survivor Benefit with a Beneficiary who would not be eligible to receive the percentage survivor benefit selected under the requirements of proposed Treasury Regulation Section 1.401(a)(9)-2.

(iii)	Single Life Annuity with 120-Month Guarantee. Under the Single Life Annuity with 120-Month Guarantee, a reduced monthly benefit shall be paid to the Participant for his lifetime, with a guarantee of 120 monthly payments. If the Participant dies after the Annuity Starting Date but before receiving 120 monthly payments, the monthly payments shall be paid to the Participant’s Beneficiary, until the Participant and his Beneficiary have received a total of 120 monthly payments.

(iv)	Single Life Only Annuity. Under the Single Life Only Annuity, a monthly benefit shall be paid to the Participant for his lifetime. The last payment of the Single Life Only Annuity shall be made as of the first day of the month in which the death of the Participant occurs.

(v)	Grandfathered Overnite Participant Optional Forms. In addition to the Optional Forms of Benefit available under Sections 5.4(d)(i) through (iv), a Grandfathered Overnite Participant whose Annuity Starting Date is prior to his Normal Retirement Date may elect, as an Optional Form of Benefit, a “social security leveling income option”, which shall be a benefit for the Participant’s lifetime providing for the adjustment of the Participant’s Normal Retirement Benefit to produce, so far as practicable, a level combined pension from this Plan and the Participant’s Social Security benefit (both before and after such Social Security benefit is payable).

(vi)	Grandfathered Motor Cargo Participant Optional Forms. In addition to the Optional Forms of Benefit available under Section 5.4(d)(i) through (iv), a Grandfathered Motor Cargo Participant may elect, as an Optional Form of Benefit, a Five Year Certain and Life Annuity for his entire Accrued Benefit.

(e)	Cash-Out of Benefits. Notwithstanding any other provisions of this Plan, if following a Participant’s termination of employment with the Employer Company and all Related Employers the Present Value of his entire vested benefit does not exceed $1,000, the Committee shall, in lieu of such benefit, pay to the Participant, without his consent, such Present Value in a lump sum. In the case of a Participant who terminates employment prior to earning a vested benefit hereunder, said benefit shall be deemed to be distributed immediately following such termination of employment. In the event such nonvested Participant is reemployed, his Benefit Service shall be restored in accordance with the rules set forth in the definition of such term.

(f)	Repayment of Cash-Out. After a distribution described in Section 5.4(e), the Participant’s service with respect to which the distribution was made shall be disregarded for purposes of the Plan unless, following reemployment, the Participant repays the amount of the distribution to the Trustee together with interest at the rate of 120 percent of the Federal mid-term rate, as in effect under Code Section 1274 for the first month of the Plan Year in which the restoration occurs or otherwise in accordance with Code Section 411(a)(7). Such repayment must be made within five years of the Participant’s resumption of employment. Notwithstanding the foregoing, a Participant may not repay any distribution of his Portable Account.

(g)	Special Transitional Rules for Certain Participants in Pay Status. In the case of a Participant with at least one Hour of Service as an Employee on or after January 1, 1992 and whose Annuity Starting Date is in 1992, the monthly amount of the Participant’s Normal or Early Retirement Benefit, or Deferred Vested Benefit shall, if calculated in accordance with the terms of this Plan prior to the adoption of Amendment No. 15, be adjusted, retroactive to the Participant’s Annuity Stating Date, to reflect his greater benefit, if any, determined in accordance with the terms of this Plan as amended by Amendment No. 15. Such increase shall be calculated based on the same payment form as selected by the Participant.

(h)	Portable Account Benefit.

(i)	Form of Payment. If the Portable Account is paid before the Portable Account Participant’s Earliest Retirement Age, it will be paid in (1) a single lump sum or (2) an immediate annuity in the Normal Form if the Portable Account Participant does not have a Spouse or in the Qualified Joint and Survivor Annuity or the Optional Qualified Joint and Survivor Annuity if the Portable Account Participant has a Spouse. If the Portable Account is paid on or after the Portable Account Participant’s Earliest Retirement Age, the Portable Account may be paid in any Optional Form of Benefit described in Section 5.4(d) in addition to the forms described in the preceding sentence. Notwithstanding the foregoing, if the Participant also is eligible for a Final Average Compensation Formula benefit or a Pre-2006 Motor Cargo benefit and the Participant’s Portable Account Formula benefit is not paid before his Earliest Retirement Age, his Portable Account Formula benefit must be paid on or after his Earliest Retirement Age at the same time and in the same form as his Final Average Compensation Formula benefit or if he does not have a Final Average Compensation Formula benefit, as his Pre-2006 Motor Cargo Formula benefit.

(ii)

Conversion of Portable Account to Annuity Benefit. If the annuity will be paid before Normal Retirement Date, the Portable Account balance will be adjusted for Interest Credits to the Annuity Starting Date The adjusted Portable Account balance will be converted to an immediate Single Life Annuity commencing at the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table for the Plan Year that includes the Annuity Starting Date. If the benefit will be paid in a form of annuity other than the Single Life Annuity, the reduced Single Life Annuity will be converted to the applicable Optional Form of Benefit using the Actuarial Equivalent Factors in Section 1.1(b)(i).

Section 5.5 Disability Retirement Benefit. Subject to the provisions of Section 5.9 and of Appendix J and K, the amount of monthly benefit to which a Participant is entitled under this Section 5.5 because of a Disability is:

(a)	With reference to a Disability occurring prior to January 1, 1978, the amount determined by multiplying $8.00 by the number of years of Benefit Service, to a maximum of 25, completed by the Participant prior to his Disability, or

(b)	With reference to a Disability occurring on or after January 1, 1978, the amount determined by multiplying $9.60 by the number of years of Benefit Service to a maximum of 25 (30, in case of Disability occurring on or after January 1, 1992), completed by the Participant prior to his Disability.

The benefit payable under this Section 5.5 shall be paid to the disabled Participant so long as he remains Disabled.

Section 5.6 Preretirement Survivor Annuity.

(a)	Final Average Compensation Formula or Pre-2006 Motor Cargo Formula. If a vested Participant dies prior to his Annuity Starting Date, his Spouse or Domestic Partner will be entitled to receive a Preretirement Survivor Annuity for that portion of his benefit attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula commencing:

(i)	if the Participant dies after attaining his Earliest Commencement Age, as of the first day of the month coincident with or next following the date of the Participant’s death; and

(ii)	if the Participant dies on or before attaining his Earliest Commencement Age, as of the first day of the month coincident with or next following the date the Participant would have attained his Earliest Commencement Age

(b)	Amount of Preretirement Survivor Annuity for Final Average Compensation Formula or Pre-2006 Motor Cargo Formula. The Preretirement Survivor Annuity to which the Participant’s surviving Spouse or Domestic Partner shall be entitled hereunder shall be equal to, for a surviving Spouse, the amount which would have been payable to the Participant’s Spouse under the Qualified Joint and Survivor Annuity or, for a Domestic Partner, the Joint and 50% Survivor Annuity:

(i)	if the Participant dies after he attains his Earliest Commencement Age, had the Participant retired and commenced receiving benefits attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula on the day immediately preceding his death;

(ii)	if the Participant dies on or before attaining his Earliest Commencement Age, had the Participant:

(A)	separated from service on the date of his death (or his actual date of separation, if earlier);

(B)	survived to his Earliest Commencement Age;

(C)	retired with an immediate Qualified Joint and Survivor Annuity for the Spouse or, in the case of a Participant with a Domestic Partner, the Joint and 50% Survivor Annuity at his Earliest Commencement Age, based on his benefit attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula; and

(D)	died on the day after he would have attained his Earliest Commencement Age; and

(c)	Special Rule for 25 Years of Service. Notwithstanding the foregoing, if a Participant (other than a UPS Freight Participant) with at least one Hour of Service as an Employee on or after January 1, 1992 dies before attaining his Early Retirement Date while actively employed by an Employer Company after having earned at least 25 Years of Service, the Qualified Joint and Survivor Annuity or the Joint and 50% Survivor Annuity used as the basis for calculating the amount of the Preretirement Survivor Annuity shall be determined by using the early commencement reduction factors that would have been applicable to such Participant with respect to Early Retirement Benefits had he survived to his Early Retirement Date.

(d)	Deferring Commencement. The Participant’s surviving Spouse or Domestic Partner may elect to defer commencement of the Preretirement Survivor Annuity attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula, but not later than the date the Participant would have attained his Normal Retirement Date.

(e)	Present Value Less Than $1,000. In lieu of the Preretirement Survivor Annuity attributable to the Final Average Compensation Formula and Pre-2006 Motor Cargo Formula, before the first payment with respect to such benefit, the Committee shall pay to the surviving Spouse or Domestic Partner, without his consent, the Present Value of the benefit if such Present Value is less than $1,000.

(f)

Preretirement Survivor Annuity Attributable to Portable Account. If a vested Portable Account Participant dies (whether or not employed) or a nonvested Portable Account Participant dies while employed with an Employer Company or a Related Employer, the surviving Spouse or Domestic Partner of such Participant will be entitled to receive the Portable Account balance as a preretirement survivor annuity. The surviving Spouse or Domestic Partner may elect to have the Portable Account paid in a (1) single lump sum or (2) an immediate or deferred Single Life Annuity based on the life of the surviving Spouse or Domestic Partner. Payment may be made as of the first day of the month after the Portable Account Participant dies or as of the first day of any subsequent month on or before the Participant’s Normal Retirement Date. If the Spouse or Domestic Partner selects an annuity benefit, the Portable Account will be converted to a Single Life Annuity for the life of the Spouse or Domestic Partner using the same methodology described in Section 5.4(h). If the deceased Participant did not have a Spouse or Domestic Partner at his death, the balance credited to the Portable Account will be paid in a single lump sum to the Participant’s Beneficiary as soon as practicable after the death of the deceased Participant and the Beneficiary has completed an application for such benefit.

(g)	Death After Payment of Portable Account. If the Portable Account Participant dies after payment of his Portable Account has been made or has begun, the surviving Spouse or Domestic Partner will not be entitled to a preretirement survivor annuity from the Portable Account.

Section 5.7 Benefit Payments Under Other Plans and Programs. The benefits otherwise provided in Sections 5.2 through 5.6 of this Plan shall be reduced by the amount of any benefits payable to or on behalf of a Participant, under any other non-government pension or retirement plan or program to which contributions have been made by an Employer Company on behalf of such person or under which service is counted in calculating benefits under this Plan, (other than benefits under the Portable Account Formula) except any cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan, to the extent that such benefits payable under such other plan or program are based on a period of time included in the calculation of Benefit Service, for purposes of this Plan and are not attributable to contributions made to such other plan or program by the Participant.

If a reduction in benefits is also called for in another plan or plans sponsored and maintained by the Employer Company by reason of the benefits payable to a Participant under this Plan, the reduction in benefits shall be made only in the benefits payable under the plan in which the Participant last participated, and if he participated in more than one such other plan, then the reduction shall be made in the reverse order of participation with no reduction in the benefits payable under the plan in which the Participant first participated.

If the Participant receives one form of benefit under this Plan and another form of benefit under any such other plan, any reduction hereunder shall be based on actuarially equivalent forms of benefit.

Section 5.8 Preservation of Benefits and Maximum Pensions. Anything to the contrary notwithstanding, a retirement benefit computed under this Article V shall be subject to the following:

(a)	Minimum Benefit for Participation as of the Effective Date. If a Participant was included under the provisions of the Plan prior to January 1, 1976, and a benefit becomes payable under this Plan resulting from termination of employment for any reason on or after the January 1, 1976, such benefit shall not be less than the actuarial equivalent of the benefit that would have been payable had the provisions of the Plan in effect immediately prior to January 1, 1976 remained in effect until the Participant’s termination of employment, considering the years of continuous employment accumulated at termination of employment and the benefits in effect immediately prior to January 1, 1976.

(b)	Maximum Benefits.

(i)	General Limitation. For limitation years ending after December 31, 2002, the maximum annual benefit payable under this Plan shall not exceed the lesser of: (A) $160,000 as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe (the “dollar limitation”) or (B) 100% of the Participant’s average compensation (as defined in Treasury Regulation Section 1.415-2(d)) and reduced, if necessary, to reflect the applicable annual compensation limitation under Section 401(a)(17) of the Code, paid for the three consecutive calendar years during which he was an active Participant in the Plan, and in which he received the greatest aggregate compensation (as defined above)from the Employer Company, subject to the following:

(A)	If the benefit is payable in any form other than a straight life annuity, a Qualified Joint and Survivor Annuity, or a joint and survivor annuity with the Spouse as the beneficiary, then the limitations of this subsection (1) shall be applied to the straight life annuity which is the actuarial equivalent of such benefit. The actuarially equivalent straight life annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table. In determining the actuarially equivalent straight life annuity for a lump sum benefit, the Applicable Interest Rate will be substituted for 5 percent. No actuarial adjustment is required for the value of a qualified joint and survivor annuity, benefits that are not directly related to retirement benefits and the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and the regulations thereunder.

(B)	(1) If the retirement benefit of the Participant commences before the age 62, such dollar limitation shall be adjusted as described below so that it is the actuarial equivalent of an annual benefit of the dollar limitation beginning at age 62, reduced for each month by which benefits commence before the month in which the Participant attains age 62. The retirement benefit beginning prior to age 62 shall be determined as the lesser of the actuarial equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) equivalence for early retirement benefits specified in the Plan, and the equivalent retirement benefit computed using a 5 percent interest rate and the Applicable Mortality Table. Any decrease in the adjusted defined benefit dollar limitation determined in accordance with this provision (B)(1) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(2)	If the retirement benefit of a Participant commences after age 65, the defined benefit dollar limitation shall be adjusted so that it is the actuarial equivalent of a retirement benefit of such dollar limitation beginning at age 65. The actuarial equivalent retirement benefit beginning after age 65 shall be determined as the lesser of the actuarial equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits, and the equivalent retirement benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table.

(C)	Subject to limitations imposed elsewhere in this Plan, an annual benefit of $10,000 or less may be paid regardless of the limitations set forth in this subsection (b)(i) if the benefit paid the Participant from all defined benefit plans of the Employer Company does not exceed $10,000 for the Plan Year or any prior Plan Year, and the Employer Company has not at any time maintained a defined contribution plan in which the Participant participated.

(D)	If a Participant has less than 10 Years of service with the Employer Company at the time the Participant begins to receive retirement benefits under the Plan, the average compensation limitation, as well as the $10,000 benefit exception described in subparagraph (b)(i)(C) above, shall be reduced by multiplying such limitation by a fraction, the numerator of which is the number of Years of Service with the Employer Company as of and including the current limitation year, and the denominator of which is 10. In the case of the dollar limitation where the Participant has less than 10 years of participation in the Plan, such limitation shall be reduced by a fraction, the numerator of which is the number of years of participation in the Plan as of and including the current limitation year, and the denominator of which is 10.

(ii)	Limitation Adjustment. The rate of a Participant’s benefit accrual will be automatically frozen or reduced to a level necessary to prevent the limitations of this subsection (b) from being exceeded; provided, that if the limitations of this subsection (b) will be exceeded only as a result of considering another defined benefit plan sponsored by the Employer Company and this Plan as one plan, the Participant’s benefit accrual under this plan will not be frozen or reduced to a level necessary to prevent the limitations of this subsection (b) from being exceeded in the event that such other defined benefit plan provides for the freezing or reduction of benefit accruals.

(iii)	Single Plan Rule. For purposes of this subsection (b), all defined benefit plans of the Employer Company (whether or not terminated) shall be considered as one defined benefit plan.

(iv)	Automatic Adjustment. The limitations imposed by this subsection (b) shall be adjusted automatically when permitted or required by law. With respect to increases in these limitations which are permitted by law to reflect the impact of inflation, in the event that a Participant’s Normal Retirement Benefit or Early Retirement Benefit as of his Annuity Starting Date, must be reduced by reason of the foregoing limitations in effect at such time, the following rules shall apply:

(A)	A Participant’s Normal Retirement Benefit or Early Retirement Benefit, taking into account the Compensation limitation under Section 401(a)(17) of the Code (the “Compensation limitation”), and applying the applicable limitation or limitations of Section 5.8(b)(i) or Section 5.7(b)(i)(B)(1) (as applicable, the “415 limitations”) shall, following the Annuity Starting Date, be adjusted upward as the result of any subsequent increase in the 415 limitations, provided however, that in no event shall such benefit exceed the Participant’s Normal Retirement Benefit or Early Retirement Benefit, as the case may be, including the Compensation limitation.

(B)	Notwithstanding the foregoing, in no event shall a Participant’s Normal Retirement Benefit or Early Retirement Benefit, for any particular year, exceed the 415 limitation for such year (based on the Participant’s age on his Annuity Starting Date), and no increase as described in subparagraph (A) above shall be retroactive for any preceding year.

(C)	A Participant’s Normal Retirement Benefit or Early Retirement Benefit shall not be adjusted upward as the result of any change to the Compensation limitation following the Annuity Starting Date.

(v)	Limitation Year. For purposes of this subsection (b), the limitation year is the calendar year.

(vi)	Employer Company. Solely for purposes of this Section 5.8(b), “Employer Company” means the Employer Company and each entity who would be determined to be a member of the Employer Company’s controlled group under Section 414(b) or (c) of the Code if the standard of “more than fifty percent” was substituted for the standard of “at least eighty percent.

(vii)	Transitional Rules.

(A)	The limitation under Section 5.8(b)(i) for an Employee who was a Participant in this Plan prior to January 1, 1983, shall be the greater of (1) the limitation contained in such Section or (2) the Participant’s accrued benefit, expressed as an annual benefit, as of December 31, 1982. For purposes of this paragraph (A), neither changes in the terms and conditions of this Plan nor cost of living adjustments occurring after July 1, 1982, shall be taken into account.

(B)	The numerator of the defined contribution fraction shall, if necessary, be adjusted as permitted by Treasury Regulations so that the sum of the defined benefit fraction and the defined contribution fraction does not exceed 1.0 for the last limitation year beginning before January 1, 1983.

(c)	Incorporation by Reference. Notwithstanding anything to the contrary in this Section 5.8, the limitations on the maximum benefits payable from this Plan shall be in accordance with Code Section 415 and the regulations thereunder, which are incorporated into this Plan by reference.

Section 5.9 Limitations Regarding Time of Payment of Benefits. All payments authorized under this Plan shall commence no later than the 60th day after the close of the Plan Year in which the Participant terminates his service with the Employer Company, provided proper application under Section 4.1 is filed, or as required by Article VI of Appendix M.

Section 5.10 Designation of Beneficiary.

(a)

Each Participant may designate beneficiaries (including a primary beneficiary and one or more contingent beneficiaries in the event of the death of the primary beneficiary) to receive such benefits as may be payable under the provisions of this Plan. The designation of any beneficiary may be changed from time to time by the Participant filing a new designation with the Committee, to be effective upon receipt by the Committee, provided it is received by the Committee prior to the Participant’s death. The consent of any previously designated beneficiary to such change shall not be required to effect the change. No designation of a beneficiary shall be effective to the extent that honoring such designation would conflict with the rights of the Participant’s Spouse under Section 5.4, and no such designation shall be effective to the extent that, in conjunction with such spousal rights, it would require duplication of benefit payments.

(b)	In the event that a Participant fails to designate a beneficiary or if a designated beneficiary does not survive the Participant or is not specified elsewhere in this Plan, payment will be made to the Spouse or Domestic Partner of the deceased Participant, if any, but if none survives the Participant, to his surviving children. If no children survive the Participant, payment will be made to the Participant’s estate. If a beneficiary who has begun to receive payments pursuant to Article V dies before all payments are made, the balance due, if any, shall be paid in a lump sum or in installments, as the Committee shall direct, to the estate of the deceased beneficiary.

Section 5.11 Final Payment to Participant or Beneficiary. Any final payment or distribution to any Participant or a legal representative or Beneficiary of a Participant, or any one claiming under them, in accordance with this Plan, shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee, any Employer Company, and all representatives, officers, employees and agents thereof. The person receiving the payment or distribution may be required to execute a receipt and release of all claims under the Plan upon a final payment or distribution or a receipt and release to the extent of any partial payment or distribution. The form and content of such receipt or release shall be determined by the Committee.

Section 5.12 Suspension of Benefits.

(a)	If a Participant, other than a Grandfathered Motor Cargo Participant, entitled to receive benefits (which shall be deemed to include the actual receipt of such benefits) should (i) return to employment or (ii) remain in employment after attaining Normal Retirement Age, the payment of benefits to said Participant shall be suspended for the period in which the Participant remains employed but not beyond the required beginning date set forth in Section 5.9(b). Benefit payments will be resumed no later than the first day of the third calendar month after the month in which the Participant ceases to be employed, provided the Participant has informed the Plan Administrator that he has ceased such employment.

(b)	For purposes of this Section 5.12, a period of employment as to which benefits shall be suspended means any calendar month or a four or five week period ending in a calendar month, if the Participant completes at least forty hours of service (as defined in 29 CFR §2530.200b-2(a)(1) and (2)) with the Employer Company or a Related Employer in such month or payroll period.

(c)	Any Participant coming under this provision will be notified by first class mail or personal delivery within the first calendar month or payroll period in which the Plan withholds the payment of Retirement Benefits.

(d)	Any Participant may request a determination of whether or contest a determination that specific contemplated employment will be considered employment for purposes of this Section 5.12. Request for status determinations may be submitted in accordance with the claim procedures set forth in Section 9.4.

(e)	When the Participant is entitled to recommence benefits, his benefits shall be recalculated on the basis of Compensation earned and years of Benefit Service credited during such period of reemployment or continued employment, and no actuarial or other adjustment shall be made to such Participant’s benefit so as to reflect payments so suspended. In addition, such resumed payment shall be offset by (i) any benefit paid with respect to a month in which the Participant was in service described in Section 5.12(b) where the amount so paid has not been returned or repaid to the Plan by such Participant and (ii) the Actuarial Equivalent of any payments made to the Participant before his Normal Retirement Date. A Participant whose benefits have been suspended during a period of reemployment or continued employment shall be entitled to elect the form of payment for his entire benefit, including amounts accrued both before and during reemployment, in accordance with Section 5.4.

If a Participant returns to employment after receiving payment of his Portable Account Benefit, his benefits attributable to the Portable Account Formula shall not be suspended.

Section 5.13 Withholding of Income Tax.

(a)	Notification of Withholding of Federal Income Tax. All Participants, Spouses, Domestic Partners and Beneficiaries entitled to receive benefits under the Plan (each, a “payee”) shall be notified of the Plan’s obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the time set forth in subsection (b) and contain the information set forth in subsection (c) of this Section.

(b)	Time of Notice. The notice described in subsection (a) shall be provided not earlier than six months before such payment is to be made and not later than the time the payee is furnished with his claim for benefits application.

(c)	Content of the Notice. The notice required by subsection (a) shall, at a minimum:

(i)	with respect to any distribution which is an eligible rollover distribution within the meaning of Code Section 3405(c)(3) (other than an eligible rollover distribution of less than $200 which is exempt from withholding under regulations prescribed by the Secretary of the Treasury), advise the payee that there shall be withheld from such distribution an amount equal to 20 percent thereof (or such other amount as may from time to time be prescribed by the Code, or the Secretary of the Treasury or his delegate), unless the payee directs the Committee to transfer such distribution as a direct rollover to an eligible retirement plan, within the meaning of Section 5.14 hereof, in accordance with such procedures as the Committee may prescribe (a “transfer direction”),

(ii)	with respect to any distribution which is not an eligible rollover distribution within the meaning of Code Section 3405(c)(3):

(A)	advise the payee of his right to elect not to have withholding apply to any payment or distribution and explain the manner in which such election may be made, and include or indicate the source of any forms necessary to make the election;

(B)	advise the payee of his right to revoke such an election at any time;

(C)	advise the payee that any election remains effective until revoked;

(D)	advise the payee that penalties may be incurred under the estimated tax payment rules if the payee’s payments of estimated tax are not adequate and sufficient tax is not withheld from payments under this Plan; and

(E)	advise the payee that the election not to have federal income tax withheld from benefits is prospective only and that any election made after a payment or distribution to the payee is not an election with respect to such payment or distribution.

(d)	Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, instruct the Trustee to withhold federal income tax in accordance or consistent with the instructions filed by the payee.

(e)	Failure to Make Election.

(i)	In the case of an eligible rollover distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall instruct the Trustee to withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time to time prescribed by the Code, or the Secretary of the Treasurer or his delegate).

(ii)	In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall instruct the Trustee to withhold, in the case of a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a nonperiodic distribution, 10% of the amount of the distribution shall be withheld.

(f)	Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.

Section 5.14 Direct Rollover.

(a)	With respect to any distribution described in this Article V which constitutes an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a “direct rollover”). For purposes of the foregoing sentence, an “eligible retirement plan” is (1) a qualified trust within the meaning of Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), (3) an annuity plan within the meaning of Code Section 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe, and effective for distributions made after December 31, 2001, (4) an annuity contract described in Code Section 403(b) and (5) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For distributions made after December 31, 2001, the definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(b)	Notwithstanding the foregoing, if the distributee elects to have his eligible rollover distribution paid in part to him, and paid in part as a direct rollover:

(i)	The direct rollover must be in an amount of $500 or more.

(ii)	A direct rollover to two or more eligible retirement plans shall not be permitted.

(c)	The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

Section 5.15 Recovery of Overpayments. No person is entitled to any benefit under this Plan except and to the extent expressly provided under this Plan. The fact that payments have been made from this Plan in connection with any claim for benefits under this Plan does not (a) establish the validity of the claim, (b) provide any right to have such benefits continue for any period of time, or (c) prevent the Plan from recovering the benefits paid to the extent that the Committee determines that there was no right to payment of the benefits under this Plan or that there was a mistake in the calculation of benefits under this Plan. Thus, if a benefit is paid under this Plan and it is thereafter determined by the Committee that such benefit should not have been paid, or that such benefit was overpaid (whether or not attributable to an error by the Participant, the Committee or any other person), then the Committee may take such action as it deems necessary or appropriate to remedy such situation, including, without limitation, deducting the amount of any overpayment theretofore made to or on behalf of the Participant from any succeeding payments to or on behalf of the Participant or instituting legal action to recover such overpayments. The period over which the Committee may recover any benefit overpayment shall not be limited by the period during which the error occurred.

ARTICLE VI

VESTING

Section 6.1 Vesting. Each Participant shall have a 100% vested interest in his Accrued Benefit, other than his Portable Account, after completing at least five Years of Service, and have a 100% vested interest in his Portable Account after completing at least three Years of Service, but except as provided in the applicable Appendix or in Article XI, Top-Heavy Provisions, shall have no vested interest prior thereto. In addition, the benefit to which a Participant is entitled shall be fully vested in such Participant upon his attainment of his Normal Retirement Date.

Any Participant in the Plan on the date of adoption of any amendment to the vesting schedule may, within an election period which begins on the date of adoption of such amendment to the vesting schedule and ends on the sixtieth day after the latest of: (i) the date the amendment is adopted; (ii) the date the amendment becomes effective; or (iii) the date the Participant is given written notice of the amendment by the Committee, elect to have his vested percentage determined under his vesting schedule as in effect immediately prior to the effective date of amendment, provided he has completed three Years of Service prior to the end of the election period. Any election made will be irrevocable. Further no Participant shall have his vested percentage decreased by any change in the vesting schedule.

Section 6.2 Breaks in Service for Vesting Purposes. If a Participant with no vested interest, as determined under Section 6.1, incurs one or more consecutive Breaks in Service:

(a)	Prior to 2000, Years of Service before such Break in Service shall not be taken into account for purposes of Section 6.1 until the Participant completes one Year of Service after the Break in Service; and

(b)	Years of Service prior to the Break in Service shall not be taken into account for purposes of Section 6.1 if the number of consecutive Breaks in Service equals or exceeds the greater of (i) the aggregate number of the Participant’s Years of Service (excluding Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (ii) with respect to a Break in Service incurred by a person who is an Employee on or after January 1, 1985, regardless of when the Break in Service occurred, six.

Section 6.3 Forfeitures. All forfeitures of nonvested interests in the Plan occurring during the Plan Year shall be applied to reduce future contributions and shall not be used or applied to increase the benefits to which any Participant would be entitled hereunder.

ARTICLE VII

AMENDMENT, MODIFICATION AND TERMINATION; MERGER

Section 7.1 Right to Amend or Terminate. The Employer Companies hope, and expect, to continue this Plan and the funding of benefits hereunder indefinitely; but such continuance is not assumed as a contractual obligation and, in order to protect both Participants and the Employer Companies against unforeseen contingencies, the Employer Companies expressly reserve the right, by action of their boards of directors, to discontinue contributions to this Plan or to terminate this Plan at any time with respect to its Participants, without the consent of any party. The right to amend this Plan in any respect or particular is vested exclusively in the Board of Directors which right is not conditional on the consent or approval of any other Employer Company. Additionally, any amendment or modification may be made retroactive, if necessary or appropriate to qualify or maintain the Plan as a qualified Plan within the meaning of Section 401(a) of the Code, and to qualify or maintain the Trust as tax exempt under Section 501(a) of the Code, and the regulations issued thereunder. Notice of any amendment or modification of the Plan may be given by posting, by mail, or by such other means as may be acceptable under ERISA.

Section 7.2 Withdrawal of Employer Company. Any Employer Company, by action of its board of directors, may withdraw from the Plan at any time.

Section 7.3 Liquidation of Trust Fund. Upon termination or partial termination of the Plan, each affected Participant’s benefits, determined prior to the date of termination, shall become fully vested and non-forfeitable, to the extent funded and to the extent such benefit is not restricted pursuant to the provisions of Section 7.9 herein. The assets of the Trust Fund, shall be allocated among Participants and beneficiaries, after payment of administration expenses of the Plan, in the following order of priority as modified by the provisions of IRS regulations 1.414(l)-1(f) or (h) if a special schedule of benefits (as defined in the regulations) is in effect as a result of a plan merger within the five year period prior to the date of termination:

(a)	Benefits Payable Three Years Prior to Termination. First, to provide benefits that become payable three or more years before the date of termination of the Plan, or that would have become payable had the Participant retired immediately prior to the beginning of such three year period, provided that

(i)	the benefit payable to a Participant or Beneficiary (or that could have been payable) shall be based on the provisions of the Plan in effect during the five year period prior to the date of termination of the Plan; and further provided that,

(ii)	the lowest benefit payable during such three year period shall be considered the benefit payable for purposes of this category (a).

(b)	Other Benefits Eligible for Termination Insurance. Second, to the extent that a benefit has not been provided in category (a), the remaining assets shall be allocated to provide any benefit provided under the Plan for Participants and beneficiaries to the extent guaranteed by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

(c)	Other Benefits. To the extent that a benefit under the Plan has not been provided in the foregoing categories, the assets of the Plan shall be allocated to provide all other non-forfeitable benefits under the Plan and, finally, to provide all other benefits under the Plan.

If the assets of the Trust Fund applicable to any of the above categories are insufficient to provide full benefits for all persons in such group, the benefits otherwise payable to such persons shall be allocated pro rata on the basis of the present value of benefits as of the termination date. The Actuary shall calculate the allocation of the assets of the Trust Fund in accordance with the above priority categories, and certify his calculations to the Committee. Each of the above classes shall be divided into subclasses, giving first preference within the class to those Participants over 65 and those beneficiaries receiving benefits; second preference to Participants over 60 years of age; third preference to Participants over 55 years of age; fourth preference to Participants under 55 years of age having a deferred vested benefit; and fifth preference to all others. The Committee may establish additional subclasses within the classes set forth in subsection (a), (b), and (c).

Section 7.4 Finality of Payment. Prior to making any distribution under the terms of Section 7.3, the Committee shall satisfy itself that this procedure complies with applicable law and shall obtain such waivers and authorizations from Participants and beneficiaries as it deems advisable.

Section 7.5 Non-diversion of Assets. Except as provided in Section 3.5 hereof, regarding return of contributions no part of the assets of the Trust, by reason of any amendment or otherwise, shall at any time be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants, or their beneficiaries, and for the payment of administrative expenses under the Plan, or as will cause, or permit the assets of the Trust to revert to, or become the property of an Employer Company at any time prior to the satisfaction of all liabilities under the Plan. When all such liabilities have been satisfied, any assets remaining will revert to the Employer Companies.

Section 7.6 Committee Functions during Termination. If the Plan is terminated, the Committee in office at the time of such termination shall continue to act with its full powers hereunder until the completion of the allocation and distribution of the assets of the Trust Fund as in this Article VII provided; and a majority of the members of the Committee then in office shall have the power to fill any vacancies occurring in the Committee after such termination by resignation, death, or otherwise. In the event the Committee within a reasonable time after such termination shall not have provided for such allocation and distribution, the Board of Directors shall succeed to all powers and duties of the Committee and shall provide for such allocation and distribution of the assets of the Trust Fund.

Section 7.7 Notice of Termination. Notice of termination of the Plan, in whole or in part, shall be deemed adequately given if an Employer Company of the Committee mails written notice of the same to the latest address on file of each Participant or beneficiary who is affected by such termination; or by such other means as may be acceptable under ERISA.

Section 7.8 Merger and Consolidation of Plan, Transfer of Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated.

Section 7.9 Discontinuance of Plan Within Ten Years of Amendment. In the event that the Plan is discontinued by any Employer Company within ten (10) years after any amendment to the Plan which increases the benefits payable under the Plan, or if the full current costs (including current service contributions and interest on any unfunded liability for the initial cost of retroactive increases in benefits not covered by current service contributions) are not met by such Employer Company during such ten (10) year period, the contributions which may be used to provide benefits for any one of the twenty-five (25) most highly compensated employees on the effective date of such amendment, whose anticipated retirement annuity based upon the rate of compensation as of that date would be more than $1,500 per year, until such full current costs are funded for the first time, shall not exceed the greatest of:

(a)	The total contributions which would have been applied to provide a retirement annuity for any such employee if the Plan prior to such amendment had continued without change;

(b)	$20,000; or

(c)	The amount which would have been provided by contributions under the Plan prior to such amendment if the Plan had been terminated the day before the effective date of such amendment, plus an amount computed by multiplying the number of years during which current costs beginning with the effective date of such amendment are met by (i) 20% of any such employee’s annual compensation or (ii) $10,000, whichever is less.

Any excess reserves resulting from the application of the foregoing provisions of this Section shall be used and applied toward the funding of the benefits due to other Participants in the Plan who are employees of such Employer Company, in accordance with the provisions of the Plan.

If the Plan is in full force and effect and the full current costs have been met, the foregoing conditions shall not restrict the current payment of full benefits called for by the Plan to any Participant. The limitations of this Section shall be inapplicable to the extent the Commissioner of Internal Revenue or his duly authorized representative may later rule that the limitations are no longer necessary for the Plan to meet the requirements for qualifications under the Internal Revenue Code.

If this Plan is not terminated within the period specified above, the benefits, if any, which have been withheld from a Participant in accordance with this Section shall be turned over to the Participant or his representative at the end of said period or as soon thereafter as the full current costs of the Plan attributable to the said period have been met for the first time.

If this Plan is terminated within any of the said periods or thereafter, but before the full current costs of the Plan attributable to any of the said periods have been met for the first time, then any benefits which have been withheld from a Participant in accordance with this Section shall, upon termination of this Plan, be distributed as provided in Section 7.3, except that no part of such funds shall be distributed or used to fund benefits for any Participant who is affected by the limitations of this Article.

ARTICLE VIII

INVESTMENTS

Section 8.1 Direction of Investments. The Committee shall, except to the extent it has expressly delegated such authority to Trustees, or an investment manager, have full and exclusive power and authority, to direct the Trustees as to the investment of the assets of the Trust, and the Trustees shall invest, reinvest, buy, sell, hypothecate or otherwise deal with the assets of the Trust Fund in accordance with the Committee’s directions. Such directions shall be certified in writing by two members of the Committee. Investments shall not be restricted to investments now or hereafter legal for trust funds under the laws of the States of New York, New Jersey, Connecticut or any other jurisdiction. The Committee may, to the extent permitted by law, direct investment in:

(a)	Qualifying employer real property (as defined in Section 407(d)(4) of ERISA);

(b)	Qualifying employer securities (as defined in Section 407(d)(5) of ERISA);

(c)	Other securities and other investments as directed by the Committee, including but not limited to common trust funds and collective employee benefit trusts of the Trustee and contributions to the capital of any corporation all of whose stock is owned by the Trustee.

Section 8.2 Seventy-Five Percent Limitation.

(a)	In directing the investment of the assets of the Trust, the Committee may direct the investment of up to seventy-five percent (75%) of the total assets of the Trust in the investments described in Section 8.1(a) and/or (b); except that such investments shall constitute less than such percentage of the total assets of the Trust as provided by ERISA:

(i)	To the extent required in order that contributions by the Employer Companies to the Plan will be deductible under the Code, or to qualify or maintain the qualification of the Plan under the Code or to establish or maintain the exempt status of the Trust under the Code; or

(ii)	To the extent required to maintain and preserve liquidity to permit distributions in accordance with the terms of the Plan, or to provide suitable temporary investments for the assets of the Trust; or

(iii)	To the extent otherwise directed by the Board of Directors.

Section 8.3 Annual Valuation of Trust Fund. As of December 31st in each year, or as of the end of any shorter accounting period that the Committee shall select, all of the assets in the Trust shall be valued by or under the supervision of the Committee. Such valuation shall be made in accordance with market quotations, when available, and on the basis of such other factors as the Committee deems appropriate.

ARTICLE IX

ADMINISTRATIVE COMMITTEE

Section 9.1 Establishment of Administrative Committee. The Plan shall be operated and administered by an Administrative Committee consisting of not less than three (3) members (“named fiduciaries”), who shall be appointed by the Board of Directors. The Administrative Committee shall be the Plan Administrator as that term is used in ERISA, agent for service of process on or with respect to the Plan and a named fiduciary with respect to the Plan. Committee members may be removed at any time by the Board of Directors and may resign at any time, such resignation to be effective when accepted by the Board of Directors. All vacancies shall be filled by the Board of Directors. The Committee may appoint from their number such committees, which may include individuals not members of the Committee, with such powers as they shall determine; may authorize one (1) or more of their number, or any agent, to execute or deliver any instrument, or to make any payment in their behalf; and may employ legal counsel (who shall not be an employee of an Employer Company), actuaries, agents, and such clerical, accounting and other services as they may require in carrying out the provisions of the Plan. The Committee shall meet at least once during each calendar quarter. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee at a meeting shall be by the vote of the majority of the Committee at any meeting; or without a meeting, by instrument in writing signed by all of the members of the Committee.

The Committee, acting as agent for the Company, may from time to time appoint additional named fiduciaries with respect to the Plan for the purpose of facilitating the investment of Plan’s assets and each named fiduciary appointed by the Committee shall have such powers, duties, obligations and responsibilities as the Committee shall prescribe in its appointment.

Section 9.2 Delegation of Specific Responsibilities. The members of the Committee may agree in a writing signed by each member to allocate to any one of their number or to other persons (including corporations) any of the responsibilities with which they are charged pursuant hereto, including the appointment of an investment manager to manage the investments of the Trust Fund, provided the responsibilities and duties so delegated are definitively set forth so that the person to whom the delegation is made is clearly aware of such duties and responsibilities. If such delegation is made to a person not a member of the Committee, that person or, in the case of a corporation, its responsible officer, shall acknowledge the acceptance and understanding of such duties and responsibilities.

Section 9.3 Power to Establish Regulations. The Committee shall establish rules and regulations for the administration of the Plan and the Committee. Except as otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and decide any matters arising in the administration and operation of the Plan, and any interpretations or decisions so made shall be conclusive and binding on all persons; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees and Participants similarly situated.

Section 9.4 Claims Procedure.

(a)	All claims for benefits hereunder shall be directed to the Committee or to a member of the Committee designated for that purpose. Within ninety (90) days following receipt of a claim for benefits (forty-five (45) days in the case of a claim for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003), the UPS Corporate Benefits Department manager responsible for the day-to-day operation of the Plan (the “Initial Reviewer”) shall determine whether the claimant is entitled to benefits under the Plan, unless additional time is required for processing the claim. In this event, the Initial Reviewer shall, within the initial ninety (90)-day period (forty-five (45)-day period in the case of a claim for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003), notify the claimant that additional time is needed, explain the reason for the extension, and indicate when a decision on the claim will be made. In the case of claims other than for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003, the initial decision must be made within 180 days of the date the claim is filed. In the case of a claim for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003, the forty-five (45)-day period for the initial decision may be extended for up to thirty (30) additional days, provided the Initial Reviewer determines that the extension is necessary due to matters beyond the control of the Plan. If prior to the end of the initial thirty (30)-day extension, the Initial Reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be made within the extension period, the period may be further extended for up to an additional thirty (30) days, provided that the Initial Reviewer notifies the claimant prior to the expiration of the first thirty (30)-day extension of the circumstances requiring the extension and the date as of which the Plan expects to make a decision. For a claim for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003, the notice of extension for a disability retirement benefit claim must specifically explain the standards on which entitlement to a disability retirement benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall have forty-five (45) days within which to provide the specified information unless the Initial Reviewer gives a longer period in the notification of the extension.

(b)	A denial by the Initial Reviewer of a claim for benefits shall be stated in writing and delivered or mailed to the claimant. Such notice shall set forth the specific reasons for the denial, written in a manner calculated to be understood by the claimant. The notice shall include specific reference to the Plan provisions on which the denial is based and a description of any additional material or information necessary to perfect the claim, an explanation of why this material or information is necessary, and the steps to be taken if the claimant wishes to submit his claim for review, and effective January 1, 2002, a description of the Plan’s review procedures, and the time limits applicable to such procedures, and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination upon review.

(c)	In the case of a claim for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003, the notice of denial also shall include the following:

(i)	If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the notice of denial will include either a copy of the specific rule, guideline, protocol or other similar criterion relied upon or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided to the claimant free of charge upon request.

(ii)	If the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, the notice of denial will include either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(d)	The Committee shall afford a reasonable opportunity to any claimant whose request for benefits has been denied for a review of the decision denying the claim. The review must be requested by written application to the Committee within sixty (60) days (one hundred eighty (180) days in the case of review of a disability retirement benefit claim made on or after January 1, 2002 and before January 1, 2003) following receipt by the claimant of written notification of denial of his claim. Pursuant to this review, the claimant or his duly authorized representative may review any documents, records and other information which are pertinent to the denied claim and submit issues and comments in writing. Effective January 1, 2002, a claimant may also submit documents, records and other information relating to his claim, without regard to whether such information was submitted in connection with his original benefit claim.

(e)	In the case of a claim for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003, the Committee shall review the initial decision. In reviewing any denial based in whole or in part on a medical judgment, the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional engaged for this purpose shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the review, nor the subordinate of any such individual. The Plan shall provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the initial denial of a claimant’s disability retirement benefit claim, without regard to whether the advice was relied upon in making the benefit determination.

(f)	A decision on the claimant’s appeal of the denial of benefits (other than for a disability retirement benefit claim made on or after January 1, 2002 and before January 1, 2003) shall ordinarily be made by the Committee at the next regularly scheduled meeting that immediately follows the receipt of the request for review, unless the request for review is received within 30 days of such meeting date. In that case, the review will occur at the second regularly scheduled meeting following the Plan’s receipt of the request for review. If an extension of time is required because of special circumstances, the Committee will provide the claimant with written notice of the extension describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. A benefit determination will be made no later than the third regularly scheduled meeting of the Committee following the Plan’s receipt of the request for review.

In the case of a review of a disability retirement benefit made on or after January 1, 2002 and before January 1, 2003, a decision shall be made within forty-five (45) days of the Plan’s receipt of the request for review, unless additional time is required for a decision on review, in which event the decision shall be rendered not later than ninety (90) days after receipt of the request for a ruling. Notice in writing of the extended time required shall be given to the claimant within forty-five (45) days of his request for review.

The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific reference to the Plan provisions on which the decision is based, and effective January 1, 2002, a statement that the claimant or his authorized personal representative may review any documents and records relevant to the claim determination, a statement describing further voluntary appeals procedures, if any, and a statement of the claimant’s right to bring civil action under ERISA Section 502(a).

(g)	The foregoing special claims procedures provisions with respect to claims for a Disability Retirement Benefit made on or after January 1, 2002 and before January 1, 2003 shall have no effect with respect to claims for such a Disability Retirement Benefit made on or after January 1, 2003.

Section 9.5 Forfeiture in Case of Unlocatable Participant or Beneficiary. If the Committee is unable to pay benefits to any Participant or beneficiary who is entitled to benefits hereunder when such benefits are due because the identity or whereabouts of such person cannot be ascertained, the Committee shall proceed as follows:

(a)	As soon as administratively possible after the Committee has determined that a Participant or beneficiary cannot be paid due to the circumstances stated above, the Committee shall submit the last known address, and any other information the Committee deems appropriate, to a locator service in accordance with IRS procedures.

(b)	If the locator service provides the Committee with a new address for the Participant or beneficiary, the Committee shall mail the benefit payment to the new address as soon as administratively possible after such new address is known. If the locator service fails to identify a new address for the Participant or beneficiary, all amounts held for his benefit shall be forfeited as of the last day of the Plan Year in which the locator service notifies the Committee that it cannot locate the individual. Upon forfeiture, all liability for payment of the benefit shall thereupon terminate. In any such case, the funds released as a result of such forfeiture shall be dealt with as provided in Section 6.3. However, if an individual subsequently makes what the Committee determines to be a valid and proper claim to the Committee for such amounts, the account or accounts will be restored and will be distributable without interest in accordance with the terms of this Plan.

Section 9.6 Liability of the Committee. The Committee and the members thereof, to the extent of the exercise of their authority, shall discharge their duties with respect to the Plan solely in the interests of the Plan’s Participants and their Beneficiaries, and for the exclusive purpose of providing benefits thereto in accordance with the terms of the Plan and to defray the reasonable administration expenses thereof. In all such actions or omissions the Committee and each member thereof shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; provided, however, that no member shall be responsible for the actions or omissions of a member or any other party that is a fiduciary with respect to this Plan, other than himself, which are not in conformity hereto, unless such member knowingly participates in or knowingly conceals such conduct which he knows to be in breach of this standard, his own conduct has enabled the other member or other fiduciary to be in breach of this standard, or he has knowledge of such breach by another member or other fiduciary and fails to make reasonable efforts under the circumstances to remedy such breach.

Section 9.7 Fiduciary Responsibility Insurance; Bonding. If the Employer Company has not done so, the Committee may direct the purchase of appropriate insurance on behalf of the Plan and the Plan’s fiduciaries, including the members of the Committee, to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that to the extent purchased by the Plan such insurance must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance shall be borne by the Fund, unless the insurance is provided by and paid for by the Employer Company. The Trustees shall also obtain a bond covering all the Plan’s fiduciaries, to be paid from the assets of the Trust Fund.

Section 9.8 Meetings of Committee. The Committee shall hold meetings at least once during each calendar quarter upon such notice, at such place or places, and at such time or times as it may determine from time to time. Notice of a meeting may be waived in writing.

Section 9.9 Compensation of Committee. The members of the Committee may receive reasonable compensation for their services as the Board of Directors may from time to time determine. Such compensation and all other expenses of the Committee, including the compensation of officers, actuaries or counsel, agents or others that the Committee may employ, shall be paid out of the Trust Fund, unless paid by the Employer Company. Notwithstanding the foregoing, any Committee member who is employed on a full-time basis by an Employer Company shall receive no compensation, but may be reimbursed for expenses incurred.

Section 9.10 Reliance by Committee. Board of Directors and Committee members shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any actuary, accountant, legal counsel (other than an employee of an Employer Company), or physician, and all action so taken or suffered shall be conclusive upon all Participants and beneficiaries, and any other person claiming under the Plan.

Section 9.11 Books and Records. The Committee shall keep appropriate books and records.

Section 9.12 Disbursements. The Committee shall determine the manner in which the Trust Fund shall be disbursed under the terms of the Plan and Trust Agreement.

Section 9.13 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The fiduciaries hereunder, including the Trustee, the Employer Companies, the Board of Directors and the Committee, shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Employer Companies shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan as specified in Article V, and the Board of Directors shall have the sole authority to appoint and remove the Trustee, members of the Committee and to amend or terminate, in whole or in part, this Plan or the Trust, except as otherwise provided. The Committee shall have the sole responsibility for the appointment and removal of any Investment Manager which may be provided for under the Trust and the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. Subject to any direction from the Committee, the Trustee shall have the responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided income Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Prohibition Against Attachment.

(a)	None of the benefits payable hereunder shall be subject to the claims of any creditor of any Participant or Beneficiary nor shall the same be subject to attachment, garnishment or other legal or equitable process by any creditor of the Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of such benefits.

(b)	If any Participant or Beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, the interest of such person in such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may direct the Trustee to hold or apply the same or any part thereof to or for the benefit of such Participant or Beneficiary, his Spouse, Domestic Partner, children, or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

(c)	Exception to general prohibition against attachment for Qualified Domestic Relations Orders.

(i)	General rule. The restrictions of subsection (a) and subsection (b) of this Section 10.1 will not be violated by either (A) the creation of a right to payments from this Plan by reason of a Qualified Domestic Relations Order or (B) the making of such payments.

(ii)	Definition of Qualified Domestic Relations Order. For purposes of this subsection (c), the term “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement), made pursuant to a State domestic relations law (including a community property law), which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant (an “Alternate Payee”) and which:

(A)	creates or recognizes the right of an Alternate Payee to, or assigns to any Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan;

(B)	clearly specifies (i) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) that the order applies to this Plan;

(C)	does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under this Plan, unless, in the case of any payment before a Participant has separated from service, the order requires payment of benefits to an Alternate Payee (i) on or after the date the Participant attains (or would have attained) the earliest age on which he could elect to receive retirement benefits under the Plan, (ii) as if the Participant had retired on the date such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent Spouse);

(D)	does not require this Plan to provide increased benefits (determined on the basis of actuarial equivalence); and

(E)	does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

Section 10.2 Facility of Payment. If any Participant or Beneficiary shall be physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan, the Committee may direct the Trustee to make any such payment to a legal representative or, if no legal representative shall have been appointed for him, to any person or institution maintaining such Participant or beneficiary, and the payment to such person or institution in good faith shall constitute a valid and complete discharge for such payment.

Section 10.3 Payment to Minor Beneficiary. If the Beneficiary of any Participant shall be a minor and no guardian shall have been appointed for him, the Committee may direct the Trustee to retain any payment due under the Plan for his benefit until he attains majority. Such amount, as authorized by the Committee, may be held in cash, deposited in bank accounts, or invested or reinvested in direct obligations of the United States, and the income thereon may be accumulated and invested, or the income and principal may be expended and applied directly for the maintenance, education and support of such minor without the intervention of any guardian and without application to any court.

Section 10.4 No Rights of Employment. The Plan shall not confer upon any Employee or Participant any right of employment, nor shall any provision of the Plan interfere with the right of an Employer Company to discharge any Employee.

Section 10.5 Payments Only From Trust Fund. Except as otherwise required by law, no liability shall attach to the Employer Companies for payment of any benefits or claims hereunder and every Participant or Beneficiary or person claiming under them shall have recourse only to the Trust Fund for payment of any benefit hereunder and the rights of such persons are hereby expressly limited accordingly.

Section 10.6 Applicable Law. All provisions of the Plan, including definitions, shall be construed according to the laws of the State of Georgia, except to the extent preempted by Federal law.

Section 10.7 Titles. Titles of Articles and Sections are inserted for convenience only and shall not affect the meaning or construction of the Plan.

Section 10.8 Counterparts. This Plan may be executed by the Employer Companies in various counterparts to this document, each of which shall be deemed to be an original but all shall be deemed to be one document.

Section 10.9 No Access to Books and Records. Nothing herein or in the Trust Agreement contained shall give any Participant or Beneficiary or any other person the right or privilege to examine or have access to the books or records of any Company or of the Committee or the Trustee; nor shall any such person have any right, legal or equitable, against any Company or against any director, officer, employee, agent or representative thereof or against the Trustee or the Committee, except as herein expressly provided or permitted by law.

Section 10.10 Procedures for Qualified Domestic Relations Orders. The Committee shall develop and implement procedures (a) for determining whether an order received by the Plan is a “Qualified Domestic Relations Order” within the meaning of subsection (c) of Section 10.1, (b) for administering distributions under such orders, and (c) for holding amounts which would be payable under such orders pending the determination described in subsection (a) of this Section 10.10.

Section 10.11 USERRA. Notwithstanding anything in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

ARTICLE XI

TOP-HEAVY PROVISIONS

Section 11.1 Effective Date of This Article. This Article shall be effective for all Plan Years beginning after December 31, 1983.

Section 11.2 Definitions. The following definitions apply to this Article:

(a)	“Top-Heavy Plan” — The Plan is a Top-Heavy Plan in any Plan Year in which:

(i)	the Plan is a member of a Top-Heavy Group, if the Plan is described in Section 11.2(c)(i) or (ii), below; or

(ii)	the Plan is not a member of an Aggregation Group as described in Section 11.2(c)(i) or (ii), below, and, as of the Determination Date, the Cumulative Accrued Benefit of the Plan for Key Employees exceeds sixty percent of the Cumulative Accrued Benefit of the Plan for all Participants.

(b)	“Key Employee” means an Employee or former Employee who at any time during the Plan Year or any of the four preceding Plan Years is:

(i)	For Plan Years before January 1, 2002

(A)	an officer of the Employer Company having an annual compensation from the Employer Company of more than $45,000 (provided, however, that no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of the Employees shall be treated as officers under this paragraph),

(B)	one of the 10 Employees having an annual compensation from the Employer Company of more than $30,000 and owning the largest interests in the Employer Company,

(C)	an owner of five percent of the outstanding stock of the Employer Company or stock possessing more than five percent of the total combined voting power of all stock of the Employer Company, or

(D)	an owner of one percent of the outstanding stock of the Employer Company or stock possessing more than one percent of the total combined voting power of all stock of the Employer Company, who has an annual compensation from the Employer Company of more than $150,000.

(ii)	For Plan Years beginning after December 31, 2001,

(A)	an officer of the Employer Company having an annual compensation from the Employer Company of more than $130,000, as adjusted under Section 416(i)(1) of the Code (provided, however, that no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of the Employees shall be treated as officers under this paragraph),

(B)	an owner of five percent of the outstanding stock of the Employer Company or stock possessing more than five percent of the total combined voting power of all stock of the Employer Company, or

(C)	an owner of one percent of the outstanding stock of the Employer Company or stock possessing more than one percent of the total combined voting power of all stock of the Employer Company, who has an annual compensation from the Employer Company of more than $150,000.

If two Employees have the same interest in the Employer Company, the Employee with the greater annual compensation shall be treated as having a larger interest. For purposes of determining ownership in the Employer Company (i) the constructive ownership rules of Section 318 of the Code, as modified by substituting “5 percent” for “50 percent” in subsection (a)(2)(C) thereof, shall apply, but (ii) the rules of subsections (b), (c), and (m) of Section 414 of the Code shall not apply. Each beneficiary of a Key Employee designated under this Plan is a Key Employee.

(c)	“Aggregation Group” means a group of plans consisting of more than one plan and including:

(i)	each plan of the Employer Company in which a Key Employee is a participant;

(ii)	each other plan of the Employer Company which enables any plan described in (1) to meet the requirements of Section 401(a)(4) or Section 410 of the Code; and

(iii)	any plan not described in (i) or (ii) which the Employer Company elects to include, provided that such inclusion does not prevent the group from meeting the requirements of Section 401(a) (4) and Section 410 of the Code.

(d)	“Top-Heavy Group” is an Aggregation Group for which, as of the Determination Date, the Total Benefit for Key Employees exceeds sixty percent of the Total Benefit for all Participants.

(e)	“Determination Date” is the last day of the preceding Plan Year.

(f)	“Account Aggregate” is, with respect to a defined contribution plan,

(i)	For Plan Years beginning after December 31, 2001, the sum of employee accounts plus the sum of all distributions made from such accounts during the one-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the account of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the account of any individual who has not received any compensation from the Employer Company (other than benefits under any Plan maintained by the Employer Company) during the one-year period ending on the Determination Date, shall not be taken into account. In the case of a distribution made for a reason other than a termination of employment, death or disability, this subsection shall be applied by substituting “five-year period” for “one-year period.

(ii)	For Plan Years beginning before December 31, 2001, the sum of employee accounts plus the sum of all distributions made from such accounts during the five-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the account of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the account of any individual who has not received any compensation from the Employer Company (other than benefits under any Plan maintained by the Employer Company) during the five-year period ending on the Determination Date, shall not be taken into account.

A transfer from one plan of the Employer Company to any other such plan shall be considered neither a “distribution” nor a “rollover contribution” for purposes of this subsection, but a distribution from a terminated plan shall be considered a “distribution” for purposes of this subsection if such terminated plan, had it not been terminated, would have been described in Section 11.2(c)(i) or (ii).

(g)	“Cumulative Accrued Benefit” is, with respect to a defined benefit plan

(i)

For Plan Years beginning after December 31, 2001, the sum of the present values of all accrued benefits plus the sum of distributions made with respect to such benefits during the one-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the accrued benefit of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the accrued benefit of any individual who has not received any compensation from the Employer Company (other than benefits under any plan maintained by the Employer Company) during the five year period ending on the Determination Date, shall not be taken into account. In the case of a distribution made for a reason other than a termination of employment, death or disability, this subsection shall be applied by substituting “five-year period” for “one-year period”.

(ii)	For Plan Years beginning on or before December 31, 2001, the sum of the present values of all accrued benefits plus the sum of distributions made with respect to such benefits during the five-year period ending on the Determination Date, provided that (1) rollover contributions and similar transfers initiated by an Employee and made after 1983, (2) the accrued benefit of any Employee who was a Key Employee in a prior Plan Year but is no longer a Key Employee, and (3) any accrued benefits attributable to deductible employee contributions, and (4) the accrued benefit of any individual who has not received any compensation from the Employer Company (other than benefits under any plan maintained by the Employer Company) during the five year period ending on the Determination Date, shall not be taken into account.

A transfer from one plan of the Employer Company to any other such plan shall be considered neither a “distribution” nor a “rollover contribution” for purposes of this subsection, but a distribution from a terminated plan shall be considered a “distribution for purposes of this subsection if such terminated plan, had it not been terminated, would have been described in Section 11.2(c)(i) or (ii).

(h)	“Total Benefit” is the sum of the Account Aggregate of all plans within an Aggregation Group which are defined contribution plans, and the Cumulative Accrued Benefit of all plans within an Aggregation Group which are defined benefit plans.

Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top-Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

(i)	“Total Compensation” is the Participant’s compensation as defined in Section 415(c)(3) of the Code, but shall not exceed the applicable dollar amount of Section 401(a)(17) of the Code.

(j)	“Testing Period” means a period of consecutive Years of Service (not exceeding five) during which the Participant had the greatest aggregate compensation from the Employer Company, except that such years shall not include (1) years beginning after the close of the last year in which the Plan was a Top-Heavy Plan, and (2) years ending in a Plan Year beginning before January 1, 1984.

(k)	“Employer Company” means, for purposes of this Article, the Employer Company and all Related Employers.

Section 11.3 Top-Heavy Vesting Schedule. For each Plan Year for which the Plan is a Top-Heavy Plan, the vesting schedule provided in this Section 11.3 (the “Top-Heavy Vesting Schedule”) shall apply, and for each Plan Year thereafter for which the Plan is not a Top-Heavy Plan, the vesting schedule provided in Section 6.1 (the “Regular Vesting Schedule”) shall apply; provided, however, that any change in a vesting schedule shall, with respect to each Participant, be subject to Section 6.1. The Top-Heaving Vesting Schedule is as follows:

NON-FORFEITABLE YEARS OF SERVICE
Less Than 2	0
2 But Less Than 3	20
3 But Less Than 4	40
4 But Less Than 5	60
5 But Less Than 6	80
6 or More	100

Section 11.4 Top-Heavy Minimum Benefit. For each Plan Year for which the Plan is a Top-Heavy Plan, the accrued benefit derived from Employer Company contributions for each Participant who is not a Key Employee, when expressed as a Single Life Only Annuity (with no ancillary benefits) beginning at his Normal Retirement Age, shall not be less than the product of (a) the Participant’s average compensation during the Testing Period and (b) the lesser of (1) 2% multiplied by the number of the Participant’s Years of Service with the Employer Company or (2) 20%. For purposes of this Section 11.4, a “Year of Service” shall not be taken into account if: (i) the Plan was not a Top-Heavy Plan for any Plan Year ending during such Year of Service, (ii) such Year of Service was completed in a Plan Year beginning before January 1, 1984, or (3) such Year of Service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

Section 11.5 Top-Heavy Limitation on Compensation. For each Plan Year for which the Plan is a Top-Heavy Plan, the compensation of each Participant which is taken into account for purposes of determining contributions and benefits under this Plan shall be limited to either (a) the first $200,000 of such compensation, or (b) if a different amount has been fixed by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Code, such amount. The limit set by this Section shall be imposed after any reduction imposed elsewhere in this Plan on the compensation of a Participant which is taken into account for purposes of determining contributions and benefits.

Section 11.6 Top-Heavy Adjustment to Section 415 Limitations. For each Plan Year for which the Plan is a Top-Heavy Plan prior to January 1, 2000, the limit imposed by Section 5.8(b)(2) shall be applied by substituting “1.0” for “1.25” in each place where it appears, unless the Employer Company elects to make, and does make, additional contributions sufficient to meet the requirements specified in subsection (b) hereof. Such election shall only be effective for those Plan Years in which:

(a)	the Plan would not be a Top-Heavy Plan as defined in Section 11.2(a), above, if “ninety percent” were substituted for “sixty percent” in Section 11.2(a)(ii) and Section 11.2(d), and

(b)	with respect to each plan described in Section 11.2(c)(i) or (ii): (1) the minimum benefit described in Section 416(c)(2) of the Code (as modified by Section 416(h)(2)(A)(ii)(II)) is provided by each such plan which is a defined contribution plan, and (2) the minimum benefit described in Section 416(c)(1) of the Code (as modified by Section 416(h)(2)(A)(ii)(I)) is provided by each such plan which is a defined benefit plan.

Section 11.7 Certain Benefits Disregarded. The requirements of Section 11.3 and Section 11.4, above, must be met without taking into account contributions or benefits under Chapters 2 or 21 of the Code, Title II of the Social Security Act, or any other federal or state law.

ARTICLE XII

RETIREE MEDICAL BENEFITS

Section 12.1 Creation of Separate Account.

(a)	There is created, established and maintained under this Plan a separate account known as the Medical Benefits Account. The Trustee and Administrative Committee agree to hold and administer the Medical Benefits Account, and to receive contributions hereto, for the purpose of providing for the payment of certain medical expenses pursuant to Section 401(h) of the Code, for Retired Participants, within the meaning of Section 12.2(d), and their Covered Dependents. The separate Account shall be for record keeping purposes only. Funds contributed to the Medical Benefits Account need not be invested separately and may be invested in the Committee’s discretion with funds in the funding standard account without identification of which investment properties are allocable to each account. However, where the investment properties are not allocated to each account, the earnings on such properties must be allocated between each account in a reasonable manner.

(b)	(i) No part of the income or corpus of the Medical Benefits Account shall be (either within the taxable year of contribution or thereafter) used for, or diverted to, any purpose other than the providing of Medical Benefits (including the provision of any retirement benefits provided under the Plan), at any time prior to the satisfaction of all liabilities under this Plan with regard to the payment of Medical Benefits in accordance with this Article. Notwithstanding the above, the payment of any necessary or appropriate expenses attributable to the administration of the Medical Benefits Account may be made from the income or corpus of such Account.

(ii)	Any amounts in the Medical Benefits Account which remain in such account following the satisfaction of all liabilities for the payment of Medical Benefits arising under this Article shall be returned to the Employer Companies.

(c)	Notwithstanding the foregoing, a separate Medical Benefit Account shall be maintained for any Medical Benefits payable to a Five-Percent Owner, as defined in Section 5.9(d) or his Covered Dependents. Medical Benefits for such Five-Percent Owner or his Covered Dependents shall be paid only from such account. This paragraph shall apply to all Five-Percent Owners who were such at any time during the plan year or during any preceding plan year in which contributions were made on his behalf.

Section 12.2 Definitions. Whenever used in this Article XII, and in the Medical Benefits Schedule attached to and made a part of this Article, the following words shall have the meaning set forth below unless otherwise clearly required by the context:

(a)	“Covered Dependent” means a Retired Participant’s Spouse or Domestic Partner at the time of retirement (as described in the definition of Retired Participant), and a child of the Retired Participant who meets the following conditions:

(i)	The child is unmarried, is the child of a Retired Participant, or the Retired Participant’s Spouse, and is under 19 years of age. Said child shall be covered up to the end of the calendar year in which he attains age 19.

(ii)	The child is unmarried, is the child of a Retired Participant, or the Retired Participant’s Spouse, is under 25 years of age, is dependent on the Retired Participant for his principal support and maintenance, and is a full-time student. Said child shall be covered up to the end of the calendar year in which he reaches age 25 or ceases to be a full-time student, whichever shall first occur.

The term child shall include an adopted child, step-child, or foster child who is dependent on the Retired Participant for his principal support and maintenance.

In no event will the term Covered Dependent include any person who is an eligible Retired Participant himself or herself nor any person who is employed full-time with an Employer Company. If both parents of any Covered Dependent child are eligible Retired Participants, then for the purposes of the coverage, the Covered Dependent child is considered as a Covered Dependent of only the Participant whose birth date is the earlier in the calendar year.

(b)	“Medical Benefits” means the payment of sickness, accident, hospitalization and other Medical Expenses, within the meaning of Section 401(h) of the Code, for Retired Participants and their Covered Dependents as set forth in the insurance contract or contracts between the insurance carrier or carriers and the Plan which are summarized in the Medical Benefits Schedule attached to and made a part of this Article.

(c)	“Medical Expense” means expenses for medical care as defined in Section 213(d)(l) of the Internal Revenue Code, as amended or any substitute therefore.

(d)	“Retired Participant” is defined, for purposes of this Article XII, as an individual who satisfies at least one of the subsections (i) through (v):

(i)	A Participant who (A) was actively working as an Employee until his Early, Normal or Postponed Retirement Date, or who retires pursuant to Section 13.1, (B) in the case of a Participant who first became an Employee on or after January 1, 1989, had at least ten (10) Years of Service (five (5) Years of Service in the case of a Participant retiring under the provisions of Section 13.1) and at least one Year of Service as a Participant in this Plan, and (C) retired from employment as an Employee and was thereupon immediately eligible to receive an Early, Normal or Postponed Retirement Benefit hereunder (including an Early Retirement Benefit under Section 13.1);

(ii)	A Participant who attained his Early Retirement Date (with, in the case of a Participant who first became an Employee on or after January 1, 1989, at least 10 Years of Service at least one of which was as a Participant in this Plan) and then dies while still employed as an Employee;

(iii)	A Participant who has at least one Year of Service, one year as a Participant in this Plan, has been an employee of an Employer Company or a Related Employer for at least 30 years and then dies while still employed as such an employee shall be considered a “Retired Participant” whose Covered Dependents are eligible to receive Medical Benefits in accordance with this Article;

(iv)	An individual who terminates employment as a result of ceasing to be eligible for his current job classification as the result of the application of a federal statutory or regulatory age limitation shall be eligible for Medical Benefits under this Article XII immediately upon termination of employment, provided, such individual has at least one Year of Service as a Participant in this Plan; or

(v)	A Participant who terminated employment pursuant to the UPS Special Voluntary Separation Opportunity (“SVSO”) on or after January 31, 2007 but prior to March 1, 2007 and who is entitled to benefits under the SVSO.

Except as expressly provided in Sections 12.2(d)(i) through (v) above, the following shall not be a Retired Participant:

(A)	A deferred vested Participant who terminated employment with an Employer Company prior to retirement;

(B)	An individual who first became an Employee on or after January 1, 1989 and who retired with less than 10 Years of Service with an Employer Company or less than One Year of Service as a Participant in this Plan;

(C)

An individual employed, at the time of his retirement, by an Employer Company pursuant to a collective bargaining agreement under which retirement benefits for the individual are to be provided under this Plan, but which does not specifically state that Medical Benefits are also to be provided for said individual under this Article XII. For clarification, a member of one of the locals of the A.F.L.-C.I.O., International Association of Machinists or International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (“IBT”) identified on Appendix A hereto, which may be amended by resolution of the

Administrative Committee from time to time, is employed by an Employer Company at the time of his retirement and is eligible, by reason of a collective bargaining agreement, for retirement benefits under this Plan, he shall not be eligible for Medical Benefits under this Plan;

(D)	A Participant who is a Crewmember; or

(E)	A Participant shall be considered to be eligible to receive retirement benefits provided under the Plan if he is still employed by an Employer Company or Related Employer.

(e)	“Grandfathered Retired Participant” means a Retired Participant within the meaning of Section 12.2(d) who is also a Grandfathered Participant within the meaning of Article I.

Section 12.3 Duration of Coverage; Election to Continue Coverage.

(a)	Medical Benefits shall begin to be paid with respect to claims incurred by Retired Participants, or their Covered Dependents, after the date on which coverage for medical expenses ends for such individuals under the UPS Insurance Plan (or any successor health plan covering active Employees). Thereafter, and subject to subsections (b) and (c) below, Medical Benefits shall continue to be paid with respect to claims incurred up until the end of the calendar month in which the first of the following occurs:

(i)	In the case of a Retired Participant, his death or;

(ii)	In the case of a Covered Dependent who is the Spouse of the Retired Participant, the first to occur of (A) the divorce or legal separation of the Retired Participant and Spouse, (B) the remarriage of the Spouse following the Retired Participant’s death, (C) the date upon which, following the Retired Participant’s death, the Spouse becomes eligible for coverage under any other group health plan as the result of his employment, or (D) the death of the Spouse;

(iii)	In the case of a Covered Dependent who is the child of the Retired Participant, the first to occur of (A) the date on which the Covered Dependent ceases to be eligible for coverage as such, or (B) the date upon which, following the Retired Participant’s death, the child becomes eligible for coverage under any other group health plan as the result of his employment, or the employment of the Retired Participant’s surviving Spouse; and

(iv)	the date upon which this Plan ceases to provide Medical Benefits to all or an affected class of Retired Participants and/or Covered Dependents.

(b)	Notwithstanding the foregoing subsection (a), in the event that a Participant Contribution, as described in Section 12.10, is required to be paid with respect to Medical Benefits for any Retired Participant or Covered Dependent, payment of Medical Benefits shall cease to be made with respect to claims incurred by such individuals during any calendar month for which a Participant Contribution is due but is not timely paid. A Retired Participant may elect to discontinue Medical Benefits for his Covered Dependents (in favor of no or a reduced level of benefits as may be permitted from time to time by the Committee) by filing a form for this purpose with the Committee or its designee, and by providing such other information as the Committee or its designee shall require. In such event, payment of Medical Benefits shall cease to be made with respect to claims incurred by such Covered Dependents after the effective date of the discontinuance of coverage, or in the case of the election of a reduced level of benefits, when the applicable limitations with respect to such reduced benefit level have been exceeded or the Retired Participant (or Covered Dependent) ceases to pay any required Participant Contribution necessary to sustain the benefit level elected. The Committee may establish procedures for permitting Covered Dependents for whom Medical Benefits have been discontinued to later resume coverage, but only upon the provision of evidence satisfactory to the Committee of medical insurability.

(c)	Notwithstanding the foregoing Section 12.2(a), in certain circumstances and for a limited period of time, commencing on and after January 1, 1987, a Covered Dependent who would otherwise be ineligible for Medical Benefits under this Article due to the death or divorce of the Retired Participant, or who is no longer a Covered Dependent as defined in paragraphs (a)(i) or (ii) of Section 12.2, shall be entitled to elect to continue to be eligible for such Medical Benefits (“Continuation Coverage”) upon the occurrence of the following Qualifying Events:

(i)	In the event of the death of the Retired Participant, a Covered Dependent may elect to continue to be eligible for Medical Benefits for a period not to exceed 36 months following the Retired Participant’s death, subject to the restrictions of subparagraph (iv).

(ii)	In the event of the divorce of a Retired Participant from his Spouse, such Spouse may elect to continue to be eligible for Medical Benefits for a period not to exceed 36 months following the date upon which coverage would otherwise cease under the terms of the Plan, subject to the restrictions of subparagraph (iv).

(iii)	Upon the attainment by a child of a Retired Participant of the date, as set forth in paragraphs (a)(i) and (ii) of Section 12.2, when he is no longer a Covered Dependent, such child may elect to continue to be eligible for Medical Benefits for a period not to exceed 36 months following such date, subject to the restrictions of subparagraph (iv).

(iv)	Notwithstanding the foregoing paragraphs (i), (ii) and (iii), Continuation Coverage for a Covered Dependent shall cease upon the first to occur of the following:

(A)	The date that such Covered Dependent becomes covered (as an employee or otherwise) under any other group health plan which does not contain any exclusion or limitation with respect to any preexisting condition of such individual.

(B)	The date that such Covered Dependent becomes entitled to receive Medicare benefits under Title XVIII of the Social Security Act.

(C)	The date upon which this Plan ceases to provide retiree medical benefits to any Retired Participant and his Covered Dependents, and the Employer Companies do not provide such benefits through another funding vehicle or group health plan or plans.

(D)	The date upon which coverage ceases as a result of the Covered Dependent failing to make timely payment of the premium required pursuant to paragraph (d) of this Section.

(d)	The Committee shall require the payment of a premium by a Covered Dependent for any period of Continuation Coverage, subject to the following restrictions:

(i)	The decision to require payment of a premium, and the amount of such premium, shall be applied consistently to all Covered Dependents of Retired Participants similarly situated;

(ii)	The premium shall not exceed 102 percent of the “applicable premium” for such period, as that term is defined in ERISA Section 604; and

(iii)	The premium may, at the election of the Covered Dependent, be made in monthly installments.

If an election by a Covered Dependent to receive Continuation Coverage is made after the occurrence of the Qualifying Event, the Covered Dependent shall be permitted to pay for Continuation Coverage during the period preceding the election, such payment to be made within 45 days of the date of the election.

(e)	(i) The Committee, or its delegate, shall inform each Retired Participant and his Spouse (if any) of the rights provided under this Section 12.3, at the time of commencement of coverage under this Article or as otherwise provided by law.

(ii)

The Committee, or its delegate, shall notify each Covered Dependent eligible to elect Continuation Coverage of his rights under this Section 12.3 within 14 days after the Committee, or its delegate, is notified of the occurrence of a Qualifying Event as set forth in paragraph

(c). Notification to a Covered Dependent who is the Spouse of the Retired Participant shall be treated as notification to all other Covered Dependents who may be eligible to elect Continuation Coverage and who reside with such Spouse at the time such notification is made.

(f)	A Covered Dependent must affirmatively elect, by a writing delivered to the Committee or its delegate, to receive Continuation Coverage. Such election must be made no later than 60 days after the later of (1) the date of the Qualifying Event or (2) the date such Covered Dependent receives notice under Section 12.3(e)(ii).

Section 12.4 Funding Method and Policy. All contributions to fund Medical Benefits provided under this Article shall be made by the Employer Companies, except those relating to (i) Continuation Coverage provided for in Section 12.3 hereof and (ii) that portion of coverage with respect to which Participant Contributions are required as provided for in Section 12.10 hereof. Subject to the restrictions of this Section 12.4 and Sections 12.5, and taking into account Participant Contributions and contributions for Continuation Coverage, the Employer Companies shall contribute to the Medical Benefits Account an annual amount which is reasonably estimated to cover the total cost of the Medical Benefits to be provided hereunder and which satisfies the general requirements applicable to deductions allowable under Section 404 of the Code (as set forth in Treasury Regulation § 1.404(a)-1). The total cost of providing Medical Benefits shall be determined in accordance with any generally accepted actuarial method which is reasonable in view of the provisions and coverage of the Plan, the funding medium, and other applicable considerations. The amount deductible by each Employer Company on account of such contributions for any taxable year shall not exceed the greater of:

(a)	An amount determined by distributing the remaining unfunded costs of past and current service credits as a level amount, or as a level percentage of compensation, over the remaining future service of each Participant employed by the Employer Company.

(b)	10 percent of the cost which would be required to completely fund or purchase Medical Benefits provided hereunder for the Participants employed by the Employer Company and their Covered Dependents.

In determining the amount deductible, an Employer Company must apply either paragraph (a) for all Participants or paragraph (b) for all Participants. If contributions paid by an Employer Company in a taxable year to fund Medical Benefits hereunder exceed the limitation of this Section, but otherwise satisfy the conditions for deduction under Section 404 of the Code, then the excess contributions may be carried over in accordance with the provisions of Treasury Regulation § 1.404(a)(3)(f) and be deducted in a later year. For the purpose of applying paragraph (a), if the remaining future service of a Participant is one year or less, it shall be treated as one year.

Section 12.5 Subordination to Retirement Benefits.

(a)	It is intended that the Medical Benefits provided under this Article, when added to any Life Insurance Protection provided under this Plan be subordinate at all times to the retirement benefits provided under this Plan. Therefore, the aggregate of contributions (made after the effective date of this Article XII) for the funding of Medical Benefits pursuant to this Article XII, as well as any Life Insurance Protection, shall at no time exceed 25 percent of the aggregate contributions (made after such effective date) other than contributions to fund past service credits.

(b)	For purposes of this Section, “Life Insurance Protection” means any benefit paid under the Plan on behalf of a Participant as a result of the Participant’s death to the extent such payment exceeds the amount of the reserve to provide the retirement benefits for such Participant existing at his death.

Section 12.6 Forfeitures. In the event that a Participant’s interest in the Medical Benefits Account is forfeited prior to termination of such account, an amount equal to the amount of the forfeiture must be applied as soon as possible to reduce Employer contributions to fund the Medical Benefits provided under this Article.

Section 12.7 Benefits Provision. The benefits payable pursuant to this Article shall be limited to the payment of Medical Benefits for Retired Participants and their Covered Dependents. No benefit shall be provided which is not described in Section 401(h) of the Internal Revenue Code or the Regulations thereunder. It is anticipated that the same level of Medical Benefits shall be provided to all eligible Retired Participants, and in any event the Medical Benefits provided under this Article and the Employer contributions to fund said Benefits shall not discriminate in favor of the officers, shareholders, supervisory employees, or highly compensated employees of the Employer Companies within the meaning of Treasury Regulation § 1.401.14. The specific Medical Benefits payable shall be as described in the Medical Benefits Schedule attached to and made a part of this Article, which may be amended from time to time by action of the Board of Directors, consistent with the terms of this Article.

Section 12.8 Supervision of Account. The Administrative Committee shall have general supervision of the operation of the Medical Benefits Account and shall conduct the business of said Account, including the administration of claims, in accordance with Article IX and the other provisions of this Plan, except as otherwise provided in this Article, or in accordance with applicable law.

Section 12.9 Coordination with Employer-Maintained Group Medical Insurance for Active Participants and their Covered Dependents. Notwithstanding any other provision of this Article, if a Retired Participant, or his Covered Dependent, is eligible for Medical Benefits under this Article and also eligible for medical benefits under another group medical insurance plan sponsored and maintained by an Employer Company for active employees and their covered dependents (for example, the UPS Insurance Plan) (“Alternate Plan”), then no Medical Benefits under this Article shall be paid. Payment of Medical Benefit under this Article shall commence on the day following the day eligibility for benefits under the Alternate Plan ceases.

Section 12.10 Participant Contributions.

(a)	The Committee may, from time to time, require Retired Participants and Covered Dependents to pay a portion of the cost of Medical Benefits as an annual contribution (a “Participant Contribution”), and shall in such event establish objective procedures for determining the amount and payment of Participant Contributions.

(b)	Effective for individuals who first become Retired Participants on or after January 1, 1993, and their Covered Dependents, an annual Participant Contribution shall be required in an amount equal to:

(i)	the projected per-capita cost of providing Medical Benefits for Retired Participants and/or Covered Dependents, or specified classes thereof, for the Plan Year, as determined by the Committee in accordance with such reasonable nondiscriminatory procedures as it shall adopt from time to time; over

(ii)	the Retired Participant’s Defined Dollar Benefit (“DDB”) balance, as described in subsection (c) or (d) below.

(c)	Subject to the rules of this Section 12.10(c), a Retired Participant will earn a DDB amount for each Year of Service with an Employer Company which will be applied to purchase Medical Benefits before the Retired Participant or his Covered Dependents become eligible for Medicare (“Pre-Medicare Eligible Coverage”) and after the Retired Participant or his Covered Dependents become eligible for Medicare (“Medicare Eligible Coverage”). The DDB amount earned for each Year of Service with an Employer Company will be accumulated over the period that the Retired Participant is employed with an Employer Company as a DDB balance (the “Pre-Medicare Eligible Coverage DDB Balance” and “Medicare Eligible Coverage DDB Balance,” collectively, the “DDB Balance”).

(d)

A Retired Participant’s DDB amount for any Year of Service after December 31, 2000 with an Employer Company will be equal to the DDB amount for the Employer Company for which the Retired Participant performed service during that Plan Year as set forth in Appendix F. If a Retired Participant performs service under more than one schedule in any Plan Year, the Retired Participant shall receive credit for his Year of Service, if any, completed in that Plan Year under the schedule with the highest DDB amount under which he has at least one Hour of Service. The DDB amount for each Year of Service with an Employer Company while it is an Employer Company completed prior January 1, 2001 shall be equal to $250 for Pre-Medicare Eligible Coverage and $42 for Medicare Eligible Coverage. However, except as provided in Appendix F, no DDB amount shall be earned for Years of Service with an Employer Company that first becomes an Employer Company on or after January 1, 2001 before that Employer Company first began to offer Medical Benefits under this Plan. Except as provided Section 12.10(d)(ii), in no event shall the Pre-Medicare Eligible Coverage DDB Balance exceed $7500 or the Medicare Eligible Coverage DDB Balance exceed $1260. Notwithstanding the foregoing, a Grandfathered Retired Participant’s DDB amount for any Year of Service (up to a maximum of $7,500) with an Employer Company shall never be less than $250 for Pre-Medicare Eligible Coverage and $42 for Medicare Eligible Coverage.

(e)	The Retired Participant and his Spouse or Domestic Partner each may apply the DDB Balance to purchase Medical Benefits. If the Retired Participant has Covered Dependents who are children, they will be treated as a unit with the younger of the Retired Participant and his Spouse. If the Retired Participant does not have a Spouse or Domestic Partner, the Covered Dependents who are children will be treated as a separate unit and the Retired Participant and his Covered Dependent unit each may apply the DDB Balance to purchase Pre-Medicare Eligible Coverage or Medicare Eligible Coverage. Any unused DDB Balance may not be carried forward from one Plan Year to a future Plan Year.

(f)	The Pre-Medicare Eligible Coverage DDB Balance is applied to the Participant Contribution for each Plan Year (or portion thereof) prior to the calendar month in which the Retired Participant or his Spouse or Domestic Partner, as applicable, becomes eligible for Medicare. The Medicare Eligible Coverage DDB Balance is applied to the Participant Contribution for each Plan Year (or portion thereof) from the first day of the calendar month in which the Retired Participant or his Spouse or Domestic Partner, as applicable, becomes eligible for Medicare. The DDB Balance of a Covered Dependent who is not a Spouse or Domestic Partner will be adjusted to the Medicare Eligible Coverage DDB Balance as of the first day of the calendar month in which the younger parent first becomes eligible for Medicare or if there is no Spouse or Domestic Partner, as of the first day of the calendar month in which the Retired Participant first becomes eligible for Medicare.

(g)	The DDB Balance credited to a Retired Participant is determined as follows:

(i)	For a Retired Participant who did not complete at least one Year of Service with an Employer Company prior to 1993, the DDB Balance is the sum of the DDB amounts for each of the Retired Participant’s Years of Service with an Employer Company as determined under Section 12.10(c)(ii).

(ii)	For each Grandfathered Retired Participant who completed at least one Year of Service with an Employer Company prior to 1993, the DDB Balance is calculated as follows:

(A)	The sum of the DDB amounts for each of his Years of Service with an Employer Company as determined under Section 12.10(c) subject to the maximum DDB balance thereunder plus

(B)	Two times the DDB amount for each of his Years of Service with an Employer Company completed prior to January 1, 1993 (up to a maximum of $15,000 for Pre-Medicare Eligible Coverage and $2520 for Medicare Eligible Coverage).

(iii)	As a minimum, each Grandfathered Retired Participant described in Section 12.10(d)(ii) shall be credited with a minimum DDB Balance in accordance with the following table:

Age at Retirement from Employment with the Employer Company	Pre-Medicare Eligible	Minimum DDB Amount Medicare Eligible Coverage
65 or older	$7500	$1260
64	$7250	$1218
63	$7000	$1176
62	$6750	$1134
61	$6500	$1092
60	$6250	$1050
59	$6000	$1008
58	$5750	$966
57	$5500	$924
56	$5250	$882
55	$5000	$840

(h)	Notwithstanding any contrary provision of this Section 12.10,

(i)	a Retired Participant hired by an Employer Company or a Related Employer on or after January 1, 2006 shall not earn a DDB amount;

(ii)	A Retired Participant hired by Overnite or by Motor Cargo after December 31, 2001 shall not earn a DDB amount;

(iii)	an LTD Participant or a Participant receiving a Disability Retirement Benefit shall not earn Year of Service credit or a DDB amount while he is a LTD Participant or is receiving a Disability Retirement Benefit; and

(iv)	an individual shall not earn a DDB amount while he is performing services for an Employer Company or a Related Employer, as a “leased employee” or who otherwise is not classified on the payroll as an employee of an Employer Company or a Related Employer regardless of whether he is reclassified as an employee.

ARTICLE XIII

SPECIAL BENEFITS UPON VOLUNTARY TERMINATION OF EMPLOYMENT

Section 13.1 Special Early Retirement. A Participant (other than an Employee subject to a collective bargaining agreement and participating in this Plan, except to the extent so provided in the applicable collective bargaining agreement), who is actively employed by an Employer Company as of June 15, 1995, and who has not otherwise attained his Early Retirement Date shall be eligible to retire under the Early Retirement Benefit provisions of Section 4.3 and receive an Early Retirement Benefit in an amount determined under subsection 5.2(b)(ii)(C)(4) and (5) (except that for this purpose, subsection 5.2(b)(ii)(C)(4) and (5) shall be modified to provide that the reduction factor shall apply with respect to each month or partial month by which the Participant’s Annuity Starting Date precedes his 55th birthday), provided that each of the following conditions is satisfied:

(a)	Eligibility Requirements. The Participant is assigned a salary grade below Grade 26 and has, prior to August 15, 1995, both attained age 50, and either (i) in the case of a Participant who is a “Highly Compensated Employee” (within the meaning of Code Section 414(q)), was hired by an Employer Company on or before August 15, 1975, or (ii) in the case of a Participant who is not a “Highly Compensated Employee,” has completed at least five (5) Years of Service.

(b)	Election Requirements. An eligible Participant described in subsection 13.1(a) above must elect to retire and execute any related forms, releases or waivers prescribed for this purpose by the Company, during the period commencing on June 15, 1995, and ending on August 15, 1995. Any Participant who makes such an election must actually retire by September 1, 1995, unless an extension for a specified number of days is requested by his Employer Company.

(c)	Notwithstanding the foregoing, the following employees shall be eligible for the Special Early Retirement benefit described in this Section 13.1:

(i)	employees of Roadnet Technologies, Inc. who were terminated as a result of the reduction in force occurring on March 1, 1995 and who satisfied the requirements of Section 13.1(a) as of March 1, 1995; and

(ii)	employees of II Morrow, Inc. who were terminated as a result of the reduction in force occurring on February 2, 1995 and who satisfied the requirements of Section 13.1(a) as of February 2, 1995.

Section 13.2 Supplemental Retirement Benefit. A Participant (other than an Employee subject to a collective bargaining agreement and participating in this Plan, except to the extent so provided in the applicable collective bargaining agreement), who is actively employed by an Employer Company as of June 15, 1995, shall be eligible to receive a supplemental retirement benefit under the Plan following his retirement or termination of employment, provided that each of the following conditions is satisfied:

(a)	Eligibility Requirements. The Participant is assigned a salary grade below Grade 26 and is either (i) eligible to retire under the provisions of Section 4.2, 4.3 or 13.1 of the Plan, or (ii) a full-time management Employee who is employed at any division, unit, operation or facility of an Employer Company other than Region 22, including all districts therein, (Air Operations) or Region 20 - District 29 (Information Services, New Jersey).

(b)	Election Requirements. An eligible Participant described in subsection 13.2(a) above must elect to retire or voluntarily terminate employment and execute any related forms, releases or waivers prescribed for this purpose by the Company, during the period commencing on June 15, 1995, and ending on August 15, 1995. Any Participant who makes such an election must actually retire or terminate by September 1, 1995, unless an extension for a specified number of days is requested by his Employer Company.

(c)	Amount of Benefit. Any eligible Participant who satisfies the election requirements of subsection 13.2(b) above, shall be entitled to receive a supplemental retirement benefit at his Normal Retirement Date, the amount of which shall be determined as follows:

(i)	First, a weekly rate of basic salary or wages shall be determined based upon the rate of basic salary or the hourly wage rate in effect on the last day of the Participant’s active employment. Such weekly rate of basic salary for a salaried Participant shall equal basic monthly salary divided by 4.33. Such weekly rate of basic wages for a Participant who is an hourly-paid Employee shall equal the product of the basic hourly wage rate and forty (40) hours, if the Participant is a full-time Employee, or twenty (20) hours if the Participant is a part-time Employee. For purposes of the foregoing, a part-time employee shall be defined to include those employees with an employment code of “I,” “E” or “D” as of June 15, 1995.

(ii)	Second, the Participant’s weekly rate of basic salary or wages shall be multiplied by the number of weeks with which he is credited as follows:

(A)	Base Credit. Each eligible Participant shall receive 4.33 weeks of credit, regardless of his length of service.

(B)	Additional Credit. In addition, each eligible Participant shall be credited with two (2) weeks for each full year of employment by an Employer Company, measured by each twelve (12) month anniversary date from date of hire, and excluding any fractional year, up to a maximum of forty (40) weeks of such additional credit.

(iii)	Third, for eligible Participants who are covered by the UPS Managers Incentive Plan, an amount equal to the product of (i) and (ii), where (i) is the product of (A) the eligible Participants weekly rate of basic salary or wages, (B) 4.33 and (C) 1.25 and (ii) is a fraction, the numerator of which is eight (8) and the denominator of which is twelve (12).

(iv)	Fourth, the sum of the amounts described in subsection 13.2(c)(ii) and (iii) above shall be increased each year by the percentage rate(s) of interest described in subsection 5.7(c), from the first day of the month following the last day on which the Participant was actively employed until his Normal Retirement Date.

(v)	Fifth, the lump sum amount described in subsection 13.2(c)(iv) above shall be converted to a Single Life Only Annuity using, for conversion purposes, the 1971 Towers, Perrin, Forster and Crosby Forecast Morality Table and the interest rate(s) described in subsection 5.7(c), provided, however, that for participants whose distributions commence on or before December 31, 1995, the interest rate will be the greater of the interest rate set forth in subsection 5.7(c) or such rate as was in effect as of January 1, 1995. Such Single Life Only Annuity (consisting of monthly payments commencing at Normal Retirement Date) shall hereafter be referred to as the “Supplemental Retirement Benefit.”

(d)	Form of Benefit. If an eligible Participant is not married as of his Supplemental Retirement Benefit commencement date, the normal form of payment of such benefit will be a Single Life Only Annuity, commencing on his Normal Retirement Date. If an eligible Participant is married as of his Supplemental Retirement Benefit commencement date, the Normal Form of payment of his Supplemental Retirement Benefit will be a Qualified Joint and Survivor Benefit, commencing on his Normal Retirement Date, and the amount of his monthly Supplemental Retirement Benefit will be reduced in the manner described in subsection 1.1(b).

(e)

Alternate Benefit Elections. Each eligible Participant may elect, subject to the spousal consent provisions contained in Section 5.4(b), either (i) to receive his Supplemental Retirement Benefit in any of the forms permitted under Article V as soon as practicable following his termination of employment or as of an Early or Normal Retirement Date, if later, or (ii) in the form of an immediate single lump sum payment equal to the greater of (A) the actuarial equivalent present value of the monthly Supplemental Retirement Benefit, or (B) the sum of the amounts described in subsection 13.2(c)(ii) and (iii) above. (For purposes of the preceding sentence, actuarial equivalence will be determined by use of the mortality table referenced in Section 13.2(c)(v) and the rate(s) of interest described in subsection 5.7(c), provided, however, that for participants whose distributions commence on or before December 31, 1995, the interest rate will be the greater of the interest rate set forth in subsection 5.7(c) or such rate as was in effect as of January 1, 1995).

Notwithstanding the foregoing, in the event that an eligible Participant’s Supplemental Retirement Benefit is to be paid as an annuity, the actual form of annuity payment shall be that form which is in effect for the payment of the eligible Participant’s Normal or Early Retirement Benefit, if any.

Section 13.3 Legal Compliance. Notwithstanding the foregoing, the eligibility of Participants who are “Highly Compensated Employees” (within the meaning of Code Section 414(q)) for the special benefits provided under this Article XIII (and/or the amount of such benefits) shall be limited to the extent required to satisfy the applicable nondiscrimination requirements of the Code.

THE UPS RETIREMENT PLAN

APPENDIX A

In accordance with Section 12.2(d) of the UPS Retirement Plan, the following is a list of locals of the A.F.L.-C.I.O, the International Association of Machinists and the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America (“IBT”) the members of which are entitled to Benefit Service towards retirement benefits hereunder, but not Medical Benefits under Articles XII of the Plan:

1)	Southern Ohio district:
(i)	IBT Local 92 (center clerks)
(ii)	IBT Local 100 (center clerks)
(iii)	IBT Local 651 (center clerks)
(iv)	Office and Professional Employees International, A.F.L.-C.I.O., Local 98 (full-time clerical employees hired prior to December 31, 1985)

2)	Central Ohio district:
(i)	IBT Local 20 (center clerks)
(ii)	IBT Local 40 (center clerks)
(iii)	IBT Local 413 (center clerks)
(iv)	IBT Local 637 (center clerks)
(v)	IBT Local 908 (center clerks)
(vi)	IBT Local 957 (center clerks)

3)	Northern Ohio district:
(i)	IBT Local 92 (center clerks)
(ii)	IBT Local 348 (center clerks)
(iii)	IBT Local 377 (center clerks)
(iv)	IBT Local 407 (center clerks and Delivery Information center clerks)
(v)	IBT Local 571 (center clerks)
(vi)	International Association of Machinists, Local 1363 (part-time)

THE UPS RETIREMENT PLAN

APPENDIX B

The following table sets forth factors, by year of retirement, death or disability, to be utilized pursuant to subparagraph 5.1(c)(iii)(B) of the Plan, to determine the benefit payable pursuant to paragraph 5.1(c) of the Plan.

Year	Applicable Factor
1961	2.00
1962	1.97
1963	1.93
1964	1.90
1965	1.85
1966	1.77
1967	1.70
1968	1.60
1969	1.47
1970	1.34
1971	1.25
1972	1.19
1973	1.07
1974	.88
1975	.73
1976	.65
1977	.56
1978	.46
1979	.32

THE UPS RETIREMENT PLAN

APPENDIX C

The following table sets forth factors, by year of retirement, death or disability, to be utilized pursuant to subparagraph 5.1(d)(iii)(B) of the Plan, to determine the benefit payable pursuant to Paragraph 5.1(d) of the Plan.

Year	Applicable Factor
1961	2.60
1962	2.56
1963	2.52
1964	2.48
1965	2.42
1966	2.34
1967	2.25
1968	2.13
1969	1.98
1970	1.83
1971	1.72
1972	1.64
1973	1.50
1974	1.28
1975	1.11
1976	1.01
1977	.90
1978	.79
1979	.63
1980	.46
1981	.35
1982	.29
1983	.26
1984	.23

Effective January 1, 1996:

THE UPS RETIREMENT PLAN

APPENDIX D

ADDITIONAL MONTHLY RETIREMENT BENEFIT

Pursuant to this Appendix D, the following list of Employees, identified by Social Security number, shall be entitled to receive the corresponding Additional Monthly Retirement Benefits, in accordance with the terms and conditions of Section V of the Plan.

Security Number	Additional Monthly Retirement Benefit

Security Number	Additional Monthly Retirement Benefit

Security Number	Additional Monthly Retirement Benefit

Criteria used to determine the group of Employees eligible for, and the amount of, the Additional Monthly Retirement Benefits shall comply with all provisions of the Code including Code §401(a)(4) and §415.

THE UPS RETIREMENT PLAN

APPENDIX E

FORMER ROLLINS EMPLOYEES

Former Rollins Employees. Notwithstanding any contrary provision of this Plan, any Employee who was employed by Rollins Logistics, Inc. Rollins Dedicated Carriage Services, Inc. or Rollins Transportation Systems, Inc. (each, “Rollins”) and is identified at the end of this Appendix E as a “transfer employee” pursuant to Section 5.7 of that certain Asset Purchase Agreement dated November 12, 1999 by and among Worldwide Dedicated Services, Inc., Rollins Truck Leasing Corp., Rollins Logistics, Inc. Rollins Dedicated Carriage Services, Inc. and Rollins Transportation Systems, Inc. shall receive credit for all service completed with Rollins or any person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Rollins (a “Rollins Affiliate”) or any predecessor to Rollins for purposes of the following:

(a)	eligibility requirements described in Section 2.1;

(b)	eligibility for a Deferred Vested Benefit as described in Section 4.4;

(c)	eligibility for an Early Retirement Benefit as described in Article V; and

(d)	eligibility for retiree medical benefits described in Article XII.

Under no circumstances will service with Rollins, a Rollins Affiliate or a predecessor of Rollins be counted as Benefit Service or for purposes of determining the amount of the Participant Contribution for or the amount of retiree medical benefits under Article XII

Name	Rollins DOE	WDS DOE	Termination Date	Vested as of 8/02

Name	Rollins DOE	WDS DOE	Termination Date	Vested as of 8/02

THE UPS RETIREMENT PLAN

APPENDIX F-1

RPA POINTS AND DDB AMOUNTS

This Appendix F-1 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.

Employer Companies

The Employer Companies subject to this Appendix F-1 are as follows:

United Parcel Service Name of Employer Company	Date of Participation	Date Participation Ceased
Trailer Conditioners, Inc.	January 1, 2001
United Parcel Service Co.	January 1, 2001
United Parcel Service General Services Co.	January 1, 2001
UPS Fuel Services, Inc. (UPS Aviation Services, Inc. prior to January 1, 2003)	January 1, 2001
UPS International General Services Co.	January 1, 2001
UPS Procurement Services Corporation	January 1, 2001
UPS Worldwide Forwarding, Inc.	January 1, 2001
United Parcel Service, Inc. (Ohio)	January 1, 2001
BT Realty Holdings, Inc.	January 1, 2001
United Parcel Service, Inc. (NY)	January 1, 2001
BT Realty Holdings II, Inc.	January 1, 2001
UPS Latin America, Inc.	January 1, 2001
United Parcel Service of America, Inc.	January 1, 2001

RPA Points

Alternative Points:	20 per year of Benefit Service

Alternative-PLUS Points:	5 per year of Benefit Service

Integrated Points:	12 per year of Benefit Service

Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$250 per Year
Medicare Eligible Coverage	$42 per Year

*	Year of Service means a Year of Service with an Appendix F-1 Employer Company while it was an Appendix F-1 Employer Company.

THE UPS RETIREMENT PLAN

APPENDIX F-2

RPA POINTS AND DDB AMOUNTS

This Appendix F-2 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.

Employer Companies

The Employer Companies subject to this Appendix F-2 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased
UPS Capital Corporation	January 1, 2001
UPS Capital Insurance Agency, Inc. (Glenlake Insurance Agency, Inc. prior to August 12, 2002)	January 1, 2001
UPS Capital Insurance Agency, Inc. of California (Glenlake Insurance Agency, Inc. of California prior to August 13, 2002)	January 1, 2001

RPA Points

Alternative Points:	12 per year of Benefit Service

Alternative-PLUS Points:	4 per year of Benefit Service

Integrated Points:	4 per year of Benefit Service

Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

*	Year of Service means a Year of Service with an Appendix F-2 Employer Company while it was an Appendix F-2 Employer Company.

THE UPS RETIREMENT PLAN

APPENDIX F-3

RPA POINTS AND DDB AMOUNTS

This Appendix F-3 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.

Employer Companies

The Employer Companies subject to this Appendix F-3 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased
Pax Logistics International, Ltd.	January 1, 2001
UPS Logistics Technologies, Inc. (f/k/a Roadnet Technologies, Inc.)	January 1, 2001
UPS Supply Chain Solutions, Inc. (f/k/a UPS Worldwide Logistics and including Diversified Trimodal, Inc. d/b/a merged 12/31/02)	January 1, 2001
Diversified Trimodal, Inc. d/b/a merged 12/31/02)	January 1, 2001	December 31, 2002 (Through series of mergers became part of UPS Supply Chain Solutions, Inc.)
Worldwide Dedicated Services, Inc.	January 1, 2001

RPA Points

Alternative Points:	5 per year of Benefit Service

Alternative-PLUS Points:	4 per year of Benefit Service

Integrated Points:	4 per year of Benefit Service

Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

*	Year of Service means a Year of Service with an Appendix F-3 Employer Company while it was an Appendix F-3 Employer Company.

THE UPS RETIREMENT PLAN

APPENDIX F-4

RPA POINTS AND DDB AMOUNTS

This Appendix F-4 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.

Employer Companies

The Employer Companies subject to this Appendix F-4 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased
UPS Aviation Technologies, Inc. (f/k/a II Morrow. Sold to Garmin International, Inc. 8/22/03)	January 1, 2001	August 22, 2003

RPA Points

Alternative Points:	5 per year of Benefit Service

Alternative-PLUS Points:	4 per year of Benefit Service

Integrated Points:	4 per year of Benefit Service

Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

*	Year of Service means a Year of Service with an Appendix F-4 Employer Company while it was an Appendix F-4 Employer Company.

THE UPS RETIREMENT PLAN

APPENDIX F-5

RPA POINTS AND DDB AMOUNTS

This Appendix F-5 shall apply to each Participant and each Retired Participant (as defined in Article XII) who is employed by one or more of the Employer Companies listed below as provided in the Plan.

Employer Companies

The Employer Companies subject to this Appendix F-5 are as follows:

Name of Employer Company	Effective Date of RPA Schedule	Date Participation Ceased
UPS Customhouse Brokerage	January 1, 2001

RPA Points

Alternative Points:	5 per year of Benefit Service

Alternative-PLUS Points:	4 per year of Benefit Service

Integrated Points:	4 per year of Benefit Service

Integrated-PLUS Points:	4 per year of Benefit Service

Annual DDB Amount per Year of Service*
Pre-Medicare Eligible Coverage	$0
Medicare Eligible Coverage	$0

*	Year of Service means a Year of Service with an Appendix F-5 Employer Company while it was an Appendix F-5 Employer Company.

THE UPS RETIREMENT PLAN

APPENDIX F-6

DDB AMOUNTS

This Appendix F-6 shall apply to each Participant who is employed by one or more of the Employer Companies listed below whose initial date of hire by such Employer Company was prior to January 1, 2002 and who retires on or after July 1, 2006.

Employer Companies

The Employer Companies subject to this Appendix F-6 are as follows:

Name of Employer Company	Effective Date of Participation	Date Participation Ceased
UPS Ground Freight, Inc.	May 1, 2006
Overnite Transportation Company (for periods before May 1, 2006, changed name to UPS Ground Freight, Inc. May 1, 2006, including Motor Cargo Distribution Services, Inc. merged May 1, 2006)	January 1, 2006	April 30, 2006
Overnite Corporation (for periods before May 1, 2006)	January 1, 2006	April 30, 2006
Motor Cargo Industries, Inc. (including Motor Cargo, merged May 1, 2006)	January 1, 2006	April 30, 2006

Annual DDB Amount per Year of Service[1]
Pre-Medicare Eligible Coverage	$135 (Effective for all Years of Service with the Employer Companies subject to this Appendix F-6, except Years of Service with Motor Cargo prior to January 1, 2006 shall not be included)

Medicare Eligible Coverage	$0

[1]	Year of Service means each year of service for vesting purposes completed with an Appendix F-6 Employer Company, without regard to whether it was an Employer Company when such service was completed.

THE UPS RETIREMENT PLAN

APPENDIX F-7

PORTABLE ACCOUNT FORMULA

Employer Companies participating in Portable Account Formula Schedule A:

Trailer Conditioners, Inc.

United Parcel Service Co.

United Parcel Service General Services Co.

UPS Fuel Services, Inc. (UPS Aviation Services, Inc. prior to January 1, 2003)

UPS International General Services Co.

UPS Procurement Services Corporation

UPS Worldwide Forwarding, Inc.

United Parcel Service, Inc. (Ohio)

BT Realty Holdings, Inc.

United Parcel Service, Inc. (NY)

BT Realty Holdings II, Inc.

UPS Latin America, Inc.

United Parcel Service of America, Inc.

UPS Capital Corporation

UPS Capital Insurance Agency, Inc. (Glenlake Insurance Agency, Inc. prior to August 12, 2002)

UPS Capital Insurance Agency, Inc. of California (Glenlake Insurance Agency, Inc. of California prior to August 13, 2002)

UPS Ground Freight, Inc.

UPS Ground Freight, Inc. (formerly Overnite Transportation Company (for periods before May 1, 2006)

Overnite Corporation (for periods before May 1, 2006)

Motor Cargo Industries, Inc. (including Motor Cargo merged May 1, 2006)

Employer Companies participating in Portable Account Formula Schedule B:

Pax Logistics International, Ltd.

UPS Logistics Technologies, Inc. (f/k/a Roadnet Technologies, Inc.)

UPS Supply Chain Management, Inc. (f/k/a UPS Worldwide Logistics)

UPS Supply Chain Management, Inc. (including Diversified Trimodal, Inc. (d/b/a Martrac)

Worldwide Dedicated Services, Inc.

UPS Customhouse Brokerage

Portable Account Points as of January 1	Portable Account Formula Schedule A	Portable Account Formula Schedule B
Less than 35	5.0%	2.5%
35-54	6.0%	3.0%
55-74	7.0%	4.0%
75 or more	8.0%	5.0%

THE UPS RETIREMENT PLAN

APPENDIX G

LIST OF EMPLOYER COMPANIES WITH UPS FREIGHT FORMULA

THE UPS RETIREMENT PLAN

APPENDIX H EMPLOYER COMPANIES

EFFECTIVE JULY 1, 2006

Company Name	Effective Date of Participation	Effective Date of Participation Cessation
BT Realty Holdings II, Inc.	May 18, 1999
BT Realty Holdings, Inc.	May 12, 1999
Diversified Trimodal, Inc. (b/d/a Martrac)	January 1, 1980	December 31, 2002 (Merged into UPS Supply Chain Management, Inc. December 31, 2002)
Pax Logistics International, Ltd.	May 18, 1998	Dissolved December 31, 2002
Trailer Conditioners, Inc.	March 22, 1982
UPS Capital Insurance Agency, Inc. (Glenlake Insurance Agency, Inc. prior to August 12, 2002)	July 29, 1998
UPS Capital Insurance Agency, Inc. of California (Glenlake Insurance Agency, Inc. of California prior to August 13, 2002)	August 10, 1999
United Parcel Service Co.	September 1, 1961
United Parcel Service General Services Co.	September 1, 1961
United Parcel Service of America, Inc.	September 1, 1961
United Parcel Service, Inc. (NY)	September 1, 1961
United Parcel Service, Inc. (Ohio)	September 1, 1961
UPS Aviation Technologies, Inc (f/k/a II Morrow)	December 29, 1986	Sold to Garmin International, Inc. August 22, 2003
UPS Capital Corporation	May 28, 1998
UPS Customhouse Brokerage	April 1, 1985
UPS Fuel Services, Inc. (UPS Aviation Services, Inc. prior to January 1, 2003)	February 7, 1989
UPS Ground Freight, Inc.	May 1, 2006
UPS International General Services Co.	August 12, 1998
UPS Latin America, Inc.	November 12, 1993
UPS Logistics Technologies, Inc. (f/k/a Roadnet Technologies, Inc.)	May 12, 1986

Company Name	Effective Date of Participation	Effective Date of Participation Cessation
UPS Procurement Services Corporation	September 9, 1997
UPS Supply Chain Management, Inc. (f/k/a UPS Worldwide Logistics)	December 18, 1992	Merged into UPS Logistics Group, Inc. December 31, 2002
UPS Truck Leasing, Inc.	September 11, 1981	Sold to Rollins Leasing Corp. January 1, 2000.
UPS Worldwide Forwarding, Inc.	August 12, 1988
Worldwide Dedicated Services, Inc.	June 9, 1995
Motor Cargo	January 1, 2006	May 1, 2006 (merged with UPS Ground Freight, Inc. May 1, 2006)
Overnite Transportation Company	January 1, 2006	May 1, 2006 (merged with UPS Ground Freight, Inc. May 1, 2006)
Overnite Corporation	January 1, 2006	May 1, 2006 (merged with UPS Ground Freight, Inc. May 1, 2006)
UPS Ground Freight, Inc.	May 1, 2006
UPS Logistics Group, Inc.	December 31, 2002

THE UPS RETIREMENT PLAN

APPENDIX I

SPECIAL OPL RETIREMENT BENEFIT

Section 1 Special OPL Retirement Benefit. Notwithstanding any other provision in this Plan, the provisions in this Appendix I shall apply to the terms of the participation of any Grandfathered OPL Participant to the extent that such provisions are different from or supplement the provisions otherwise set forth in the Plan.

Section 2 Definitions.

(a)	“Compensation” generally has the same meaning set forth Article I of the Plan; however, for a Grandfathered OPL Participant who completes an Hour of Service as an Employee on or after March 1, 2002 determined without regard to this Section, Compensation shall also include remuneration actually paid by OPL to such Grandfathered OPL Participant for the applicable year to the extent such remuneration was included as “compensation” under the OPL Plan.

(b)	“Employer Company” generally has the same meaning set forth in Article I of the Plan; however, solely with respect to a Grandfathered OPL Participant, OPL also shall be considered an Employer Company.

(c)	“Grandfathered OPL Participant” means a former participant in the OPL Plan who is listed below:

(d)	“Hour of Service” generally has the same meaning set forth Article I of the Plan; however, for a Grandfathered OPL Participant who completes an Hour of Service as an Employee on or after March 1, 2002 determined without regard to this Section, an Hour of Service shall also include an hour of service with OPL and any employer that would be considered a single employer with OPL under Section 414(b), (c), (m) and (o) of the Code to the extent such hour of service was included as an “hour of service” under the OPL Plan.

Solely for purposes of entitlement to retiree medical benefits under Article XII of the Plan, including the determination of whether such Grandfathered OPL Participant is a Grandfathered Retired Participant, each Grandfathered OPL Participant shall be deemed to have an Hour of Service for each “hour of service” he was credited with under the OPL Plan.

(e)	“OPL” means the Overseas Partners Ltd, Overseas Partners Capital Corporation and any other employer that participated in the OPL Plan on March 1, 2002.

(f)	“OPL Minimum Benefit” means the protected minimum benefit described in Section 4 of this Appendix.

(g)	“OPL Plan” means the Overseas Partners Ltd. and Subsidiaries Retirement Plan, as amended and restated effective as of January 1, 2000, and as further amended through April 15, 2001.

Section 3 OPL RPA Point Service Assumption. A Grandfathered OPL Participant who completes an Hour of Service as an Employee on or after March 1, 2002 determined without regard to Section 2 of this Appendix shall be subject to Appendix F-1 with respect to his RPA Point accrual until the later of January 1, 2001 or his actual reemployment commencement date with an Employer Company without regard to Section 2(b) of this Appendix. Beginning on the later of January 1, 2001 or his actual reemployment commencement date without regard to Section 2(b) of this Appendix, a Grandfathered OPL Participant will accrue RPA Points under the applicable Appendix covering the Employer Company with which he is employed.

Section 4 Grandfathered OPL Benefit.

(a)	OPL Benefits in Pay Status on March 1, 2002. With respect to any Grandfathered OPL Participant whose retirement benefit under the OPL Plan was in pay status on March 1, 2002, payment of such benefit shall continue under this Appendix for payments due on or after April 1, 2002 in the same amount and benefit form as set forth below, which is the benefit being paid from the OPL Plan on February 28, 2002:

OPL Benefits in Pay Status on March 1, 2002

Participant	Monthly Benefit	Form

OPL Minimum Accrued Benefit

Participants	Total Monthly Benefit Accrued Benefit

Participants	Total Monthly Benefit Accrued Benefit

(b)	OPL Minimum Benefit. The accrued benefit of a Grandfathered OPL Participant shall never be less than the Grandfathered OPL Participant’s OPL Minimum Benefit, which is the OPL Minimum Accrued Benefit in Section 4(b)(i) adjusted by the applicable Grandfathered Actuarial Factors in Section 4(b)(ii) and, if applicable, the applicable early retirement reduction factors set forth in Section 5.2(b)(ii)(C)(4) of the Plan or the early commencement reduction factor set forth in Section 5.2(c)(ii)(A)(6)(b) of the Plan, each determined without regard to whether such Grandfathered OPL Participant has an Hour of Service as an Employee on or after January 1, 1992 and based upon such Grandfathered OPL Participant’s years of “benefit service” under the OPL Plan on February 28, 2002.

(i)	OPL Minimum Accrued Benefit. The OPL Minimum Accrued Benefit of a Grandfathered OPL Participant is set forth in Section 4(a) above, which is the Grandfathered OPL Participant’s monthly benefit under the OPL Plan payable at Normal Retirement Age in the Normal Form determined as if such Grandfathered OPL Participant had terminated employment with UPS and OPL on the earlier of February 28, 2002 or the date he last actually terminated employment with UPS and OPL.

Termination of employment with UPS and OPL for the purpose of Section 4(b) of this Appendix means the termination of employment with all Employer Companies and Related Employers as well as OPL and all employers that would be considered a single employer with OPL under Section 414(b), (c), (m) and (o) of the Code.

(c)	Grandfathered Actuarial Factors.

(i)	Actuarial Equivalent. For purposes of determining a Grandfathered OPL Participant’s OPL Minimum Benefit, the Actuarial Equivalent factors are as follows:

(A)	For the annuity benefit set forth in Section 4(b)(iii)(A), an interest rate of 7.5 percent and the 1983 GAM mortality table (blended 50 percent male, blended 50 percent female).

(B)	For the annuity benefit set forth in Section 4(b)(i),

with respect to the Qualified Joint and Survivor Benefit, 90 percent of the Participant’s monthly benefit payable in the Normal Form determined under Section 5.2(a), Section 5.2(b) or Section 5.2(c) increased (or decreased) by 0.5 percent for each year the Spouse’s or beneficiary’s age is greater (or less) than the Participant’s age, with no minimum but to a maximum of 99 percent.

with respect to the Single Life Annuity with 120-Month Guarantee, 95 percent of the Participant’s monthly benefit payable in the Normal Form.

(iii)	Special Optional Forms of Benefit Limited to OPL Minimum Benefit.

(A)	UPS Retirement Plan Termination. Subject to the rules set forth in Section 5.3 of the Plan, a Grandfathered OPL Participant, upon the termination of the UPS Retirement Plan, shall have the option to receive the Present Value of the Grandfathered OPL Participant’s accrued benefit in the OPL Plan defined in Section 4(b)(i) determined as if such Grandfathered OPL Participant had terminated employment with UPS and OPL on the earlier of February 28, 2002 or the date he last actually terminated employment with UPS and OPL in a single cash lump sum payment or an immediate annuity which shall be the Actuarial Equivalent value of the benefit defined in Section 4(b)(i) determined as described above.

(B)	Present Value. For purposes of this Section, Present Value means the value of the Normal Form of benefit payment based the mortality table the Secretary of the Treasury prescribes, based on the prevailing commissioners’ standard table (described in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Section 807(d)(5) of the Code) and, for benefits paid on or before March 31, 2003, the annual rate of interest on 30 year Treasury securities for the month before the date of distribution or the Applicable Interest Rate, whichever rate produces the greater amount, and, for benefits paid on and after April 1, 2003, the Applicable Interest Rate.

UPS RETIREMENT PLAN

APPENDIX J

UPS FREIGHT/OVERNITE SUPPLEMENTAL BENEFIT SCHEDULE

EFFECTIVE JANUARY 1, 2006

The provisions of this Appendix J will apply only to Grandfathered Overnite Participants and certain UPS Freight/Overnite Participants. References to Articles and Sections are to Articles and Sections of this Appendix J unless otherwise expressly indicated.

DEFINITIONS

Wherever used herein or in the main text of the Plan with respect to an Overnite Employee, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix J or in the main text of the Plan, is not defined herein it will have the same meaning assigned to such term in the main text of the Plan.

“Active Participant” means as of any point in time, an Overnite Participant who at that point is or was eligible to accrue a benefit under either the Overnite Plan or this Plan, as applicable.

“Benefit Service” as defined in the main text of the Plan shall include

(a)	ach full year of “credited service completed on or before December 31, 2005; other than service that is disregarded under Section 9.02 of the Overnite Plan; and

(b)	or each Overnite Participant who completed at least one “hour of service” during his “computation period” for “credited service” that began in 2005, one year of Benefit Service.

The terms “credited service,” “computation period,” and “hour of service” have the meaning assigned to such terms in the Overnite Plan.

“Compensation” means for purposes of determining Final Average Compensation for benefits the Annuity Starting Date for which is on or after January 1, 2006 with respect to Plan Years beginning prior to January 1, 2006 included in such average, “Compensation” as defined in Treasury Regulation Section 1.415-2(d)(2) paid by Overnite or an “affiliated company” (as defined in Section 2.03 of the Overnite Plan) to an Overnite Employee, including, any elective deferral (as defined in Section 402(g)(3) of the Code) and any elective contribution or elective deferral that is excluded from gross income under Sections 125, 132(f)(4), 414(v)(2) or 457 of the Code. Notwithstanding the foregoing, Compensation shall exclude amounts described in (1)-(6) below:

(1)	Contributions made by Overnite or an “affiliated company” to a plan of deferred compensation to the extent that, before the application of Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Overnite Employee for the taxable year in which contributed, as described in Treasury 1.415-2(d)(3)(i).

(2)	Amounts realized from the exercise of a nonqualified stock option, as described in Treasury Regulation Section 1.415-2(d)(3)(ii).

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, as described in Treasury Regulation Section 1.415-2(d)(3)(iii).

(4)	Other amounts which receive special tax benefits, as described in Treasury Regulation Section 1.415-2(d)(3)(iv).

(5)	Effective January 1, 2000, amounts paid from any plan of deferred compensation, including but not limited to the Executive Incentive Premium Exchange Program of Union Pacific Corporation and its Subsidiaries.

(6)	Amounts paid from the Union Pacific Corporation 2001 Long-Term Incentive Plan, amounts attributable to any forgiveness of a loan under the Union Pacific Corporation Executive Stock Purchase Incentive Plan and any other amount payable for services performed or performance achieved for a period longer than one Plan Year.

“Disability Retirement Date” means for purposes of this Appendix, the first date prior to the earlier of Overnite Participant’s Normal Retirement Date or July 1, 2006 on which he has suffered a Total Disability and he has had a termination of employment due to such Total Disability; provided, however, that an Overnite Participant shall not have a Disability Retirement Date for purposes of this Appendix unless, at the time his Total Disability occurs, he is an Active Participant and has completed 10 or more Years of Vesting Service.

“Disabled Participant” means a UPS Freight/Overnite Participant who has a Total Disability.

“Overnite Employee” means (a) when used with reference to any Plan Year before 2006, a “covered employee” as defined in Section 2.16 of the Overnite Plan and (b) when used with reference to any Plan Year beginning on or after January 1, 2006, an Employee (as defined in the main text of the Plan, without regard to the second paragraph of such definition) employed by Overnite or UPS Ground Freight, Inc. (“UPS Freight”) who has an Hour of Service with Overnite or UPS Freight on or after January 1, 2006 and who is not a participant in or covered under any other qualified defined benefit plan to which Overnite currently makes contributions on his behalf.

“Overnite Participant” means depending on the context, an Overnite Employee who was a participant in the Overnite Plan or has satisfied the participation requirements of Article II of the main text of the Plan.

“Total Disability” or “Totally Disabled” means a disability due to bodily injury or physical or mental disease which renders an UPS Freight /Overnite Participant eligible for disability benefits under the federal Social Security Act.

“Year of Vesting Service” means the sum of:

(a)	each full year of “vesting service” completed on or before December 31, 2005, other than service that is disregarded under Section 9.02 of the Overnite Plan; and

(b)	for each Overnite Participant who completed at least one “hour of service” during his “computation period” for “vesting service” beginning in 2005, one year of service unless such service would be disregarded under Section 6.2 of the main text of the Plan.

AMOUNT AND PAYMENT OF BENEFITS

Minimum Accrued Benefit. Notwithstanding any provision in this Appendix or the main text of Plan to the contrary, but taking into account the break in service rules in Article IX of the Overnite Plan:

(a)	the Accrued Benefit of a Grandfathered Overnite Participant who was an Active Participant on December 31, 1988 shall not be less than his accrued benefit, determined as of December 31, 1988 under the terms of the Overnite Plan as in effect through December 31, 1988;

(b)	the Accrued Benefit of a Grandfathered Overnite Participant who was an Active Participant on December 31, 1993 shall not be less than his accrued benefit, determined as of December 31, 1993 under the terms of the Overnite Plan as in effect through December 31, 1993; and

(c)	the Accrued Benefit of a Grandfathered Overnite Participant shall not be less than his “accrued benefit” determined as of December 31, 2005 under the terms of the Overnite Plan as if he had had a termination of employment on such date.

Benefit Offset. The Overnite Plan required the benefit payable from such plan be offset by any benefit payable from another qualified defined benefit plan if the same service performed by the Participant is recognized as “benefit service” in both plans. If such benefit offset has been communicated to an affected Participant prior to the merger of the Overnite Plan into this Plan, the amount of the offset shall remain as calculated under the Overnite Plan. If the benefit offset amount has not been communicated to the Participant, the offset shall be calculated as determined in the Overnite Plan.

Optional Lump Sum Form of Benefit Payment. If a Grandfathered Overnite Participant had a Termination of employment with Overnite on or after March 28, 2005 but prior to January 1, 2006, such Grandfathered Overnite Participant may elect to receive his Accrued Benefit payable under Section 5.4(e) in a cash lump sum as soon as practicable after his termination of employment if the Present Value of such benefit is at least $1,000 but does not exceed $5,000.

Repayment of Lump Sum Distribution. An individual who received a lump sum distribution of his entire accrued benefit from the Overnite Plan prior to January 1, 2006 and is re-employed by an Employer Company on or after January 1, 2006 has the right to repay the Trustee the lump sum distribution he received, in accordance with Section 5.4(f) of the main text of the Plan provided his repayment right has not expired.

Disability Retirement Benefit. The Disability Retirement Benefit described in this Appendix shall apply only to an Overnite Participant who is determined to be Totally Disabled (as defined in this Appendix) as of any date prior to July 1, 2006. The Disability Retirement Benefit described in Section 5.5 of the main text of the Plan shall apply to any Overnite Participant who is determined to be Totally Disabled (as defined in Article I of the main text of the Plan) as of any date on or after July 1, 2006.

(1)	Each Overnite Participant who has a Disability Retirement Date shall be entitled to an immediate disability benefit commencing on the first day of the month coincident with or next following his Disability Retirement Date and ending on the date he ceases to be a Disabled Participant. Except to the extent the Disabled Participant is eligible for and elects to receive an Early Retirement Benefit in the interim, no Disability Retirement Benefit shall be paid to a Disabled Participant under this Appendix pending determination of the Total Disability by the Social Security Administration; provided, however, that the first payment made to a Disabled Participant under this Appendix following such determination of Total Disability shall include all amounts due the Disabled Participant for the period between the Disability Retirement Date and the date of the first payment.

(2)	A Disabled Participant shall cease to be such if and when:

(i)	he reaches Normal Retirement Date;

(ii)	he ceases to suffer from Total Disability; or

(iii)	he dies.

When a Disabled Participant ceases to be such his current Disability Retirement Benefit (including any survivor benefit attributable to the elected form of payment) shall end, and (i) if he ceases to be a Disabled Participant because he ceases to suffer from a Total Disability prior to his Normal Retirement Date, he shall be entitled to a benefit under the provisions of the main text of the Plan or this Appendix, applied on the basis of his termination of employment due to his Total Disability and determined using his Final Average Compensation and actual years of Benefit Service as of such separation date, (ii) if he ceases to be a Disabled Participant on his Normal Retirement Date, he shall be entitled to the benefit described in Section (4) below, or (iii) if he ceases to be a Disabled Participant due to his death, death benefits shall be payable to his surviving Spouse or Domestic Partner, the monthly periodic payments under which shall equal the amount which would be payable under the survivor benefit portion of the qualified joint and survivor annuity (as defined in the Overnite Plan), if the Overnite Participant had:

(i)	a termination of employment on the date of his death (and did not thereafter return to service) or on the date of his actual termination of employment, if earlier;

(ii)	survived and retired with an immediate qualified joint and survivor annuity on the Annuity Starting Date elected by the Spouse, and

(iii)	died the following day.

(3)	The immediate Disability Retirement Benefit payable to a Disabled Participant under this Appendix shall be an annual benefit, payable monthly in a Single Life Only Annuity equal to the Participant’s Accrued Benefit determined using his Final Average Compensation as of his Disability Retirement Date and the number of years of Benefit Service (to a maximum of 30 years) the Participant would have had had he remained an Employee of an Employer Company until his Normal Retirement Date, without reduction for early commencement. Alternatively, a Disabled Participant may elect in accordance with the procedures in Section 5.4(b) to have his Disability Retirement Benefit paid in a Qualified Joint and Survivor Annuity or in a Joint and 50% Survivor Annuity that is the Actuarial Equivalent of the Single Life Only Annuity.

(4)	A Disabled Participant who ceases to be such solely because he has reached his Normal Retirement Date shall be entitled to receive his Accrued Benefit determined using his Final Average Compensation as of his Disability Retirement Date and the number of years of Benefit Service (to a maximum of 30 years) the Participant would have had had he remained an Employee of an Employer Company until his Normal Retirement Date.

UPS RETIREMENT PLAN

APPENDIX K

MOTOR CARGO SUPPLEMENTAL BENEFIT SCHEDULE

EFFECTIVE JANUARY 1, 2006

The provisions of this Appendix will apply only to Grandfathered Motor Cargo Participants and certain UPS Freight/Motor Cargo Participants. References to Articles and Sections are to Articles and Sections of this Appendix unless otherwise expressly indicated.

DEFINITIONS

Wherever used herein or in the main text of the Plan with respect to a Motor Cargo Employee, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix or in the main text of the Plan, is not defined herein it will have the same meaning assigned to such term in the main text of the Plan.

DEFINITIONS

Wherever used herein or in the main text of the Plan with respect to a Motor Cargo Employee, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix or in the main text of the Plan is not defined herein, it will have the same meaning assigned to such term in the main text of the Plan.

“Disabled Participant” means a UPS Freight/Motor Cargo Participant who terminated employment with all Employer Companies and Related Employers due to Total Disability.

“Benefit Service” as defined in the main text of the Plan shall include each “year of service” for benefit accrual purposes completed under the Motor Cargo Plan as of December 31, 2005.

“Hour of Service” means for Plan Years beginning before 2006, an “hour of service” as described in Section 1.27 of the Motor Cargo Plan.

“Motor Cargo Plan” means the Plan for Employees of Motor Cargo as in effect on December 31, 2005.

“Total Disability” or “Totally Disabled” means a disability due to bodily injury or physical or mental disease which renders a Motor Cargo Participant eligible for disability benefits under the federal Social Security Act.

“Year of Vesting Service” includes each full “year of service” (as defined in § 8.06 of the Motor Cargo Plan) completed on or before December 31, 2005, other than service that is disregarded under Section 8.08 of the Motor Cargo Plan.

AMOUNT AND PAYMENT OF BENEFITS

Commencement at Normal Retirement Age. A Grandfathered Motor Cargo Participant who has attained Normal Retirement Age may elect to commence payment of his Accrued Benefit even if he has not terminated employment with all Employer Companies and Related Employers. If a Grandfathered Motor Cargo Participant continues to work past the date benefits commence under this Section, the benefit shall be adjusted annually on or before April 1 following the date benefit commenced to reflect the additional benefits, if any, accrued in the immediately preceding Plan Year.

Optional Lump Sum Payment. A Motor Cargo Participant who terminated employment with Motor Cargo on or after March 28, 2005 but prior to January 1, 2006 may elect to receive his Accrued Benefit in a cash lump sum as soon as practicable after his or termination of employment if the Present Value of such benefit is at least $1,000 but does not exceed $5,000. If a Motor Cargo Participant’s (other than a Grandfathered Motor Cargo Participant’s) benefit is cashed out pursuant to this Section 5.4(e) or Section 6.1, service associated with such cash-out shall be disregarded for purposes of the Plan; provided, however, that such service shall be counted in determining the Employee’s Year of Vesting Service and years of Benefit Service if, upon reemployment, the distribution is repaid by the Motor Cargo Employee to the Trustees in accordance with Section 5.4(f) of the main text of the Plan.

Disability Retirement Benefit. The Disability Retirement Benefit described in this Appendix shall apply only to a UPS Freight/Motor Cargo Participant who is determined to be Totally Disabled (as defined in this Appendix) as of any date prior to July 1, 2006. The Disability Retirement Benefit described in Section 5.5 of the main text of the Plan shall apply to any Motor Cargo Participant who is determined to be Totally Disabled (as defined in Article I of the main text of the Plan) as of any date on or after July 1, 2006.

Each Motor Cargo Participant who has completed at least 5 Years of Service and has a Total Disability before age 55 shall be entitled to an immediate Disability Retirement Benefit equal to 55% of the UPS Freight/Motor Cargo Participant’s vested Accrued Benefit commencing on the first day of the month coincident with or next following his Total Disability and ending on the date he ceases to be a Disabled Participant. The Disability Retirement Benefit shall be paid in a Single Life Only.

A Disabled Participant shall cease to be such if and when:

(i)	he reaches Normal Retirement Age;

(ii)	he ceases to suffer from Total Disability; or

(iii)	he dies.

The Trustee may require a Motor Cargo Participant to submit evidence of his continued eligibility for a Disability Retirement Benefit on a semi-annual basis. In the event a Disabled Participant refuses or fails to submit such evidence of continued disability, the Trustees will discontinue the disability benefit payments until the UPS Freight/Motor Cargo Participant does submit satisfactory evidence of his continued disability. No Disability Retirement Benefit shall be paid under this Appendix pending a determination of Total Disability by the Social Security Administration.

Minimum Benefit. Notwithstanding any other provision in this Appendix or the main text of the Plan, the Accrued Benefit of a Grandfathered Motor Cargo Participant who completed at least one “hour of service” (as defined in § 1.27 of the Motor Cargo Plan) on or after January 1, 1994 and prior to January 1, 2006, but who terminates employment before he is vested in accordance with Article VI, will be $25. If a Motor Cargo Participant is eligible for a minimum benefit under this Appendix, such benefit shall be paid from the Plan as soon as administratively possible.

If the minimum benefit is not claimed within 6 months after the Grandfathered Motor Cargo Participant is notified of the minimum benefit by either certified or registered mail at his last known address, the minimum benefit will be forfeited.

VESTING

Each Grandfathered Motor Cargo Participant shall be fully vested in his Accrued Benefit upon:

(a)	attainment of his Normal Retirement Age;

(b)	completion of 5 Years of Service; or

(c)	his termination of employment due to death.

UPS RETIREMENT PLAN

APPENDIX L

SPECIAL ENHANCED BENEFIT FOR AVIATION TECHNOLOGIES PARTICIPANTS

Section 1 General. Notwithstanding any other provision in this Plan, the provisions in this Appendix shall apply to the terms of the participation of any Aviation Technologies Participants to the extent that such provisions are different from or supplement the provisions otherwise set forth in this Plan.

Section 2 Definitions.

“Aviation Technologies Participants” means each Participant who at the close of business on the Aviation Technologies’ Closing Date was an employee of UPS Aviation Technologies, Inc., (including those who are on leave, disability or other absence from active employment), was at least age 50 and had completed at least 15 Years of Service.

“Aviation Technologies’ Closing Date” means August 22, 2003 which was the Closing Date as defined in Section 2.3 of that certain Stock Purchase Agreement by and between United Parcel Service of America and Garmin International, Inc., dated as of July 24, 2003.

Section 3 Special Early Commencement Factor for Aviation Technologies Participants. The early commencement reduction factor applicable to Aviation Technologies Participants under Section 5.2(b) shall be determined by substituting “one-quarter of one percent (0.25%)” wherever “one-half of one percent” (0.5%) appears in the text.

Section 4 Enhanced Retiree Medical for Aviation Technologies Participants. For purposes of construing Article XII:

Retired Participant. The term “Retired Participant” shall include each Aviation Technologies Participant with at least one Year of Service as a Participant in this Plan (regardless of whether such Participant retired as an Employee and was thereupon immediately eligible to receive an Early or Normal Retirement Benefit hereunder).

Commencement of Benefits. Medical Benefits shall begin to be paid with respect to claims incurred by Retired Participants who are Aviation Technologies Participants, or their Covered Dependants, when such Retired Participants are no longer eligible for coverage under the UPS Insurance Plan (or a successor plan) or another group medical plan sponsored and maintained by an employer for active employees and their covered dependants. Notwithstanding any other provision of this Article, if a Retired Participant, or his Covered Dependent, is eligible for Medical Benefits under this Article and also eligible for medical benefits under another group medical insurance plan sponsored and maintained by an Employer Company for active employees and their covered dependents (for example, the UPS Insurance Plan) (“Alternate Plan”), then no Medical Benefits under this Article shall be paid. Payment of Medical Benefits under this Article shall commence on the day following the day eligibility for benefits under the Alternate Plan ceases.

Section 5 UPS Aviation Technologies, Inc. Employees. Notwithstanding any contrary Plan provision, a Participant who is employed by UPS Aviation Technologies, Inc. on December 31, 2000 and who was a participant in the UPS Plan on that date shall receive a benefit from this Plan for his years of Benefit Service with UPS Aviation Technologies equal to the greater of the benefit described in Section 5.2 or the benefit such Participant would have earned under the UPS Plan based upon the formula in effect under the Plan immediately before such Participant became covered under this Plan.

UPS RETIREMENT PLAN

APPENDIX M

FOR THE

INDEPENDENT PILOTS ASSOCIATION

The provisions of this Appendix M will apply to that period of employment during which an individual is an Employee as defined in this Appendix M.

All Section references used in this Appendix are to Sections of this Appendix, not the main text of the Plan.

Further, the provisions of each Benefit Schedule supplement the corresponding provisions in this Appendix M, unless otherwise expressly indicated. For example, the provisions of Article IV of a Benefit Schedule supplement the provisions of Article IV of this Appendix M.

TABLE OF CONTENTS

for

UPS Retirement Plan Appendix for

Independent Pilots Association

M - i

M - ii

M - iii

ARTICLE I

DEFINITIONS

Wherever used herein or in the attached Benefit Schedules, the following words shall have the meaning set forth below unless otherwise clearly required by the context:

Section 1.01 Actuarial Equivalent. Refer to Benefit Schedules.

Section 1.02 Actuary. The term “Actuary” means the individual actuary or firm of actuaries selected by the Committee to provide actuarial services in connection with the administration of the Plan.

Section 1.03 Applicable Interest Rate. Refer to Benefit Schedules.

Section 1.04 Applicable Mortality Table. Refer to Benefit Schedules.

Section 1.05 Board of Directors. The term “Board of Directors” shall mean the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc.

Section 1.06 Break in Service. The term “Break in Service” means a Plan Year during which an Employee does not complete more than 500 Hours of Service.

Section 1.07 Collective Bargaining Agreement. The term “Collective Bargaining Agreement” shall mean the Collective Bargaining Agreement in force between the Employer and the Independent Pilots Association, with any modification or amendment thereto, which serves as the basis for coverage of Employees and their participation in this Plan.

Section 1.08 Construction. Wherever required herein, the masculine gender shall include the feminine gender and the singular shall include the plural, and the plural shall include the singular.

Section 1.09 Covered Employment. Refer to Benefit Schedules.

Section 1.10 Deferred Vested Benefit. The term “Deferred Vested Benefit” means the benefit described in Section 4.5.

Section 1.11 Disability Benefit. The term “Disability Benefit” means the benefit described in Section 4.8.

Section 1.12 Early Commencement Age. The term “Early Commencement Age” means the age specified in the definition of Early Retirement Date.

Section 1.13 Early Retirement Benefit. The term “Early Retirement Benefit” means the benefit described in Section 4.2.

Section 1.14 Early Retirement Date. Refer to Benefit Schedules.

Section 1.15 Effective Date of Amendment. The “Effective Date of Amendment” is January 1, 1976.

Section 1.16 Effective Date. The “Effective Date” of this Appendix is January l, 2008.

Section 1.17 Employee. The term “Employee” means a person who is classified on the payroll of an Employer as an employee of that Employer who (i) is not a participant in or covered under any other qualified Plan to which his Employer currently makes contributions on his behalf, and (ii) is employed in an area of the United States served by an Employer prior to July 1, 1975, in a capacity in which he is represented for purposes of collective bargaining by a Union, or (iii) is employed and has been so employed for a continuous period of one year in an area of the United States not served by an Employer prior to July 1, 1975, in a capacity similar to that of those classifications of employees employed elsewhere in the United States who are represented for purposes of collective bargaining by a Union, or (iv) is employed by an Employer which has adopted this Plan, with the approval of the Board of Directors, and has agreed to cover the Employee under this Plan and agreed to be bound by the terms and conditions of the Plan and Trust Agreement.

Notwithstanding the foregoing, any individual who becomes an Employee for the first time as a result of employment with an Employer which first elected to participate in this Plan as of January 1, 1985, or later, shall not be considered an Employee until such individual has completed one Vesting Year during or after the first Plan Year for which the Employer has agreed to participate.

The term Employee shall not include an individual employed as a leased employee, as that term is defined in Code Section 414(n)(2).

Under no circumstances will an individual who performs services for a Employer, but who is not classified on the payroll as an employee of the Employer, for example, an individual performing services for a Employer under a leasing arrangement, be treated as an Employee even if such individual is treated as an “employee” of a Employer as a result of common law principals or the leased employee rules under Section 414(n) of the Code. Further, if an individual performing services for a Employer is retroactively reclassified as an employee of a Employer for any reason, such reclassified individual shall not be treated as an Employee for any period prior to the actual date (and not the effective date) of such reclassification unless the Employer determines that retroactive reclassification is necessary to correct a payroll classification error.

Section 1.18 Employer. The term “Employer” shall mean United Parcel Service of America, Inc., and any domestic subsidiary or domestic affiliate that adopts the Plan with the approval of the Board of Directors, and agrees to be bound by the terms and conditions of the Plan and Trust Agreement.

Section 1.19 [Reserved]

Section 1.20 ERISA. The term “ERISA” means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

Section 1.21 Hour of Service. The term “Hour of Service” means each hour for which an Employee is paid or entitled to be paid for the performance of duties for an Employer; each hour for which an Employee is paid or entitled to be paid by an Employer for periods during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty which gives rise to reemployment rights under Federal law, or leave of absence; and each hour for which back pay is awarded or agreed to by an Employer if not already credited under this sentence. Notwithstanding any of the foregoing, no more than 501 Hours of Service will be credited to an Employee for any single continuous period during which the Employee performs no duties, credit will not be given for a period for which duties are not performed if payment is made under a plan maintained solely to comply with applicable workmen’s compensation, unemployment or disability insurance laws, and no credit shall be given for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. A payment shall be deemed to be made by or due from the Employer whether made by or due from the Employer directly or indirectly through a trust fund, insurer or other entity to which the Employer contributes or pays premiums, regardless of whether such contributions are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. Hours of Service shall be credited under the terms of Department of Labor Regulations, Section 2530.200b-2 and -3.

Section 1.22 Joint and Survivor Annuity. Refer to Benefit Schedules

Section 1.23 [Reserved]

Section 1.24 Normal Retirement Age. Refer to Benefit Schedules.

Section 1.25 Normal Retirement Benefit. The term “Normal Retirement Benefit” means the benefit described in Section 4.1.

Section 1.26 Normal Retirement Date. Refer to Benefit Schedules.

Section 1.27 Other Plan Benefits Offset. Refer to Benefit Schedules.

Section 1.28 Participant. The term “Participant” shall mean an Employee who has met the eligibility requirements of Section 2.l and has begun participation under the Plan; and who has not had a Break in Service or other change in status such that would terminate his Participation.

Section 1.29 Trust Agreement or Trust Agreements. The terms “Trust Agreement” or “Trust Agreements” means the trust agreements establishing the UPS Retirement Plan Trust, including any future amendments and modifications thereof.

Section 1.30 Plan. The term “Plan” means the UPS Retirement Plan.

Section 1.31 Plan Year. The term “Plan Year” means the calendar year.

Section 1.32 Postponed Retirement Benefit. The term “Postponed Retirement Benefit” means the benefit described in Section 4.3.

Section 1.33 Postponed Retirement Date. The term “Postponed Retirement Date” means the first day of any calendar month after a Participant’s Normal Retirement Date.

Section 1.34 Present Value. Refer to the applicable Benefit Schedule.

Section 1.35 Qualified Joint and Survivor Annuity. The term “Qualified Joint and Survivor Annuity” is defined in Section 4.11(a).

Section 1.36 Qualified Preretirement Joint and Survivor Annuity. The term “Qualified Preretirement Joint and Survivor Annuity” is defined in Section 4.12(b).

Section 1.37 REACT Effective Date. The term “REACT Effective Date” shall mean the first day of the Plan Year commencing on or after the earlier of (a) the date the last collective bargaining agreement relating to the Plan, as of August 23, 1984, terminates (determined without any regard to any extension of any such collective bargaining agreement agreed to after August 23, 1984) or (b) January 1, 1987.

Section 1.38 Related Employer. The term “Related Employer” shall mean (a) any other corporation on and after the date that it, together with the Employer, is a member of a controlled group of corporations as described in Section 414(b) of the Code; (b) any other trade or business (whether or not incorporated) on and after the date that it and the Employer are under common control as described in Section 414(c) of the Code; and (c) any organization (whether or not incorporated) on and after the date that it, together with the Employer, is a member of an affiliated group of employers as described in Section 414(m) of the Code.

Solely for the purposes of Section 4.18, “Related Employer” shall have the same meaning as described above in Section 1.25(a) and (b) however in making the determination that an entity is a member a controlled group under Section 1563(a)(1) of the Code (which both 414(b) and (c) of the Code refer to) the phrase “more than fifty percent” shall be substituted for the phrase “at least eighty percent.

Section 1.39 Retirement Benefit. Refer to the applicable Benefit Schedule.

Section 1.40 [Reserved]

Section 1.41 [Reserved]

Section 1.42 Service Credit. Refer to Benefit Schedules.

Section 1.43 Single Life Only Annuity. The term “Single Life Only Annuity” means the Monthly Accrued Benefit expressed in the form of a monthly benefit continuing for the life of the Participant only. The last payment of a Single Life Only Annuity shall be made as of the first day of the month in which the death of the Participant occurs.

Section 1.44 Trust Agreement. The term “Trust Agreement” shall mean the trust agreements establishing the UPS Retirement Plan Trust, as restated effective January l, 1976, including any future amendments and modifications thereof, which Trust Agreement forms a part of this Plan.

Section 1.45 [Reserved]

Section 1.46 Union. The term “Union” shall mean the Independent Pilots Association or local, or lodge of such union that has a Collective Bargaining Agreement with the Employer in which the Independent Pilots Association or the local, or lodge thereof and the Employer have agreed that some or all of the Employees in the bargaining unit shall be covered by this Plan.

Section 1.47 [Reserved]

Section 1.48 UPS Retirement Plan or Plan. The term “UPS Retirement Plan or “Plan” shall mean the UPS Retirement Plan as described herein, together with any amendments or modifications thereof.

Section 1.49 [Reserved]

Section 1.50 Vesting Year. b) Except as provided in paragraph (b) below, the term “Vesting Year” means each calendar year commencing on or after the Effective Date of Amendment in which a Participant completes or has completed not less than 1000 Hours of Service with the Employer, and each calendar year commencing prior to the Effective Date of Amendment in which a Participant completed not less than 1801 Hours of Service with the Employer. Vesting Years shall also include employment with any member of an affiliated group of which the Employer is a part.

(b) Effective for Participants in the Plan on or after August 1, 1987, and Participants in the Plan prior to that date who are employed by the Employer (or by a member of an affiliated group of which the Employer is a part) as of August 1, 1987 and earn at least one Hour of Service on or after that date (whether or not as active participants in this Plan for whom the Employer makes, as of such date, contributions to this Plan), the term “Vesting Year” means any calendar year commencing on or after January 1, 1976 in which a Participant completes or has completed not less than 750 Hours of Service with the Employer, and each year commencing prior to January 1, 1976 in which a Participant completes not less than 1801 Hours of Service with the Employer. For this purpose, employment with any member of an affiliated group of which the Employer is a part shall be counted in determining a Participant’s Vesting Years. Notwithstanding the foregoing, the provisions of this paragraph (b) are not effective for Participants who are U.S. Virgin Islands Employees, UPS Aviation Technologies Employees or employees of UPS Truck Leasing, Inc.

(c) For the purpose of determining the number of Vesting Years of a Participant, the following rules apply: If a Participant’s service with an Employer is broken by the Participant failing to complete more than 500 Hours of Service with the Employer during any one calendar year, the following rules shall apply to determine that Participant’s vested interest for that year and prior and succeeding years in which he completes at least 1,000 Hours of Service with the Employer (750 Hours of Service for Participants, other than U.S. Virgin Islands Employees, UPS Aviation Technologies Employees or employees of UPS Truck Leasing, Inc., who are employed by the Employer on or after August 1, 1987).

1) Effective for Employees who terminate employment with the Employer and all Related Employers on or after January 1, 2000, Vesting Years prior to the Break in Service shall not be taken into account if the Participant has no vested right under the Plan and the number of his consecutive one-year Breaks in Service equals or exceeds the greater of (A) the aggregate number of his prior Vesting Years (excluding Vesting Years not required to be taken into account by reason of any prior Breaks in Service), or (B) six. For periods after the REACT Effective Date and with respect to any Employee who terminates prior to January 1, 2000, “five” shall be substituted for “six” in clause (B) of the immediately preceding sentence. If the condition of clause (A) or clause (B), as applicable, is satisfied, the Employee will be treated as a new Employee for purposes of this definition. This definition shall not be construed to require any service to be taken into account for the purpose of the vesting rules if, as of the day before the REACT Effective Date, such service would have been disregarded as a result of the Break in Service rules in effective prior to the REACT Effective Date.

2) Effective for any Employee who terminates employment with the Employer and all Related Employers prior to January 1, 2000, Vesting Years prior to the Break in Service shall not be taken into account if the Participant has no vested right under the Plan and the number of his consecutive one-year Breaks in Service equals or exceeds the greater of (A) the aggregate number of his prior Vesting Years (excluding Vesting Years not required to be taken into account by reason of any prior Break in Service), or (B) five. This definition shall not be construed to require any service to be taken into account for the purpose of the vesting rules if, as of the day before the REACT Effective Date, such service would have been disregarded as a result of a Break in Service rules in effective prior to the REACT Effective Date.

Section 1.51 Year of Service. The term “Year of Service” means a Plan Year during which an Employee completes 1000 or more Hours of Service or 750 or more Hours of Service for Participants (other than U.S. Virgin Islands Employees, UPS Aviation Technologies Employees or employees of UPS Truck Leasing, Inc.) who are employed by the Employer on or after August 1, 1987.

Section 1.52 Year of Service Credit or year of Service Credit. The term “Year of Service Credit” or “year of Service Credit” means the years and months of Service Credit under Article III or the applicable Benefit Schedule.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

Section 2.01 Eligibility Requirements.

Effective for persons who are Employees, as defined in Section 1.17, and who are employed by the Employer (or by a member of an affiliated group of which the Employer is a part) and earn at least one Hour of Service on or after January 1, 2008 (whether or not as an Employee as defined in Section 1.17), the participation of any such Employee eligible to become a Participant (as described in the applicable Benefit Schedule) shall commence as of the earliest January 1 or July 1 on or after January 1, 2008 as of which he has both attained age 21 and completed not less than 750 Hours of Service with an Employer or a Related Employer in the twelve-month period following his date of employment or in any subsequent Plan Year.

Notwithstanding the foregoing, any Employee who is covered by a collective bargaining agreement which does not provide for his inclusion in this Appendix shall not be eligible to commence participation or continue actively to participate in this Appendix; nor shall any Employee who is an active participant on whose behalf contributions are being made by an Employer under any other qualified pension or retirement plan (other than any other cash or deferred plan described in Section 401(k) of the Code to which the Employer makes a contribution on a Participant’s behalf after July 1, 1998) maintained by an Employer be eligible to commence participation or to continue actively to participate in this Plan.

Any person who leaves the Employer’s service after becoming eligible to participate shall again become a Participant immediately upon his return to the Employer’s service, unless he has no vested right under the Plan and the number of his consecutive one year Breaks in Service equals or exceeds the greater of (i) the aggregate number of his prior Years of Service (excluding Years of Service not required to be taken into account by reason of any prior Break in Service), or (ii) six. For periods after the REACT Effective Date and with respect to any Employee who terminates prior to January 1, 2000, “five” shall be substituted for “six” in clause (ii) of the immediately preceding sentence. If the condition of clause (i) or clause (ii), as applicable, is satisfied, the Employee will be treated as a new Employee for purposes of this Section 2.1. This Section 2.1 shall not be construed to require any service to be taken into account for the purposes of the eligibility provisions of this Section 2.1 if, as of the day before the REACT Effective Date, such service would have been disregarded as a result of the Break in Service rules in effect prior to the REACT Effective Date.

ARTICLE III

ACCUMULATION OF SERVICE CREDIT FOR PURPOSES OTHER

THAN VESTING AND ELIGIBILITY I.E. FOR ACCRUAL OF BENEFITS, ETC.

Refer to Article III of the Benefit Schedules

ARTICLE IV

BENEFIT ELIGIBILITY AND AMOUNTS

If a Participant is eligible for more than one Retirement Benefit for a period of Covered Employment, such Participant’s Retirement Benefit shall be the Retirement Benefit that provides the largest monthly dollar amount payable as of the date his benefit is scheduled to commence with respect to such period of Covered Employment.

Section 4.01 Normal Retirement Benefit. Refer to Section 4.3 of the applicable Benefit Schedule.

Section 4.02 Early Retirement Benefit. Refer to Section 4.5 of the applicable Benefit Schedule.

Section 4.03 Postponed Retirement Benefit. Refer to Section 4.4 of the applicable Benefit Schedule.

Section 4.04 [Reserved]

Section 4.05 Deferred Vested Benefit. Refer to Section 4.6 of the applicable Benefit Schedule.

Section 4.06 Cashout of Small Benefits. Refer to the applicable Benefit Schedule.

Section 4.07 Zero Vested Participant. Refer to the applicable Benefit Schedule.

Section 4.08 [Reserved]

Section 4.09 Other Plan Benefits Offset. Except as to retirements occurring prior to March l, 1975, and except as otherwise covered under a reciprocal agreement, the Retirement Benefit shall be reduced by the amount of any benefit the Participant receives or is entitled to receive from any non-government pension or retirement plan (other than a defined contribution plan) to which the Employer made contributions on behalf of the Participant and under which the same period of service with the Employer is taken into account to calculate Retirement Benefits also is taken into account in calculating benefits under that plan. If a reduction in benefits is also called for in another plan or plans sponsored and maintained by the Employer by reason of the benefits payable to a Participant under this Plan, the reduction in benefits shall be made only in the benefits payable under the plan in which the Participant last participated, and if he participated in more than one other such plan, then the reduction shall be made in the reverse order of participation with no reduction in the benefits payable under the plan in which the Participant first participated.

If the Participant receives one form of benefit under this Plan and another form of benefit under any such other plan, any reduction shall be based on actuarially equivalent forms of benefit. If the other benefit is a defined contribution plan benefit, the “reduction based on actuarially equivalent forms of benefit” means that the Present Value of the benefit payable under this Plan shall be reduced by the Present Value of the benefit payable from the defined contribution plan as of the date benefits are scheduled to commence.

Section 4.10 [Reserved]

Section 4.11 Normal and Optional Forms of Payment.

(a) Normal Form. If a Participant is entitled to receive a Retirement Benefit, such benefit shall be paid in the normal form unless he elects a different form of benefit in accordance with Section 4.11(b). The normal form of benefit for a married Participant is a Qualified Joint and Survivor Annuity (as described below). The normal form of benefit for a single Participant is the Single Life Only Annuity which is based on the life of the Participant.

The Qualified Joint and Survivor Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity. Under the Qualified Joint and Survivor Annuity, the Participant shall be paid his pension for his lifetime; and his spouse as of the date his Retirement Benefit commences who survives the Participant, shall be entitled to receive a lifetime survivorship benefit following the Participant’s death in a monthly amount equal to 50% of the monthly amount which had been payable to the Participant. The last payment of the Qualified Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his spouse has occurred.

(b) Optional Forms of Benefit. In lieu of the normal form described in Section 4.11(a), a Participant may elect in writing, at any time prior to receiving a first payment under this Section 4.11, to receive his Retirement Benefit in one of the optional benefit payment forms described below. Prior to January 1, 2005, the only optional benefit payment form was a Single Life Only Annuity for a married Participant. Each benefit payment form described in this Section 4.11(b) will be the Actuarial Equivalent of the Participant’s Single Life Only Annuity.

(i) Joint and 50% or 100% Survivor Annuity. Under the joint and survivor annuity, a reduced monthly benefit shall be paid to the Participant for his lifetime, and his beneficiary, if such beneficiary survives at the Participant’s death, shall be entitled to receive a lifetime survivorship benefit following the Participant’s death in a monthly amount equal to 50% or 100%, as selected by the Participant, of the monthly amount which had been payable to the Participant. The last payment of the joint and 50% survivor annuity or the joint and 100% survivor annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his beneficiary has occurred.

Notwithstanding the foregoing, unless specifically provided by an applicable Benefit Schedule, a Participant may not elect to receive payment of his Retirement Benefit in the form of a joint and 100% survivor annuity if he has a non-spousal beneficiary who is younger than the Participant by more than 10 years based on their ages on the date benefit payments commence.

(ii) Single Life Annuity with 120-Month Guarantee. Under the single life only annuity with 120-month guarantee, a reduced monthly benefit shall be paid to the Participant for his lifetime, with a guarantee of 120 monthly payments. If the Participant dies after the benefit commencement date but before receiving 120 monthly payments, the monthly payments shall be paid to the Participant’s beneficiary, designated in accordance with Section 5.2, until the Participant’s beneficiary has received a total of 120 monthly payments.

(iii) Single Life Only Annuity.

(c) Form of Election. An election to waive the normal form of benefit described in Section 4.11(a) must be in writing in a form approved by the Committee and shall not be effective if the Participant is married unless:

(i) the spouse of the Participant consents to the election, and such consent:

a) is in writing,

b) acknowledges the Participant’s selection of an alternative form of benefit and/or beneficiary, which may not thereafter be changed without spousal consent unless the spouse’s prior consent specifically permits the Participant to change the beneficiary without further consent by the spouse,

c) acknowledges the effect of the election, and

d) is witnessed by a notary public: or

(ii) it is established to the satisfaction of the Committee that the spouse’s consent cannot be obtained because:

a) the Participant has no spouse,

b) the Participant’s spouse cannot be located, or

c) one of the conditions prescribed in Treasury regulations is satisfied.

Notwithstanding the foregoing, no spousal consent shall be required if a Participant elects a joint and 100% survivor annuity (as described in Section 4.11(b)(1)) and his spouse is his designated beneficiary.

(iii) Revocation of Election. A Participant may revoke an election made under this Section 4.11(c) at any time prior to the first payment of his Retirement Benefit. A spouse’s consent to the waiver of the Qualified Joint and Survivor Annuity and to the specific beneficiary and optional form designations made by the Participant is irrevocable unless the Participant revokes his waiver election.

Section 4.12 Qualified Preretirement Joint and Survivor Annuity.

(a) In General. Each vested Participant who on or after August 23, 1984 has at least one Hour of Service or at least one hour of paid leave shall have the Qualified Joint and Survivor Annuity effective for the benefit of his spouse so that if he dies prior to his benefit commencement date his spouse will be entitled to receive a survivor benefit as of the following date:

(i) If the Participant dies on or after attaining his Early Retirement Date, as of the first day of the month coincident with or next following the date of the Participant’s death; and

(ii) If the Participant dies before attaining his Early Retirement Date, as of the first day of the month coincident with or next following the earliest date the Participant would have been entitled to commence benefits based upon his Vesting Years.

(b) Amount of Qualified Preretirement Joint and Survivor Annuity. The benefit payable to the Participant’s surviving spouse shall be equal to the amount which would have been payable to the Participant’s spouse under the Qualified Joint and Survivor Annuity determined as follows:

(i) If the Participant dies on or after attaining his Early Commencement Age, as if the Participant had retired and commenced receiving benefits on the date immediately preceding his death; and

(ii) If the Participant dies before attaining his Early Commencement Age, as if the Participant had:

a) terminated employment on the date of his death;

b) survived to the earliest date benefits could have commenced to him based on his completed Vesting Years;

c) retired with an immediate Qualified Joint and Survivor Annuity at his Early Commencement Age; and

d) died on the day after the earliest date benefits could have commenced to him based on his completed Vesting Years.

In the case of a vested Participant who terminated employment with the Employer and all Related Employers before the date of such Participant’s death, paragraph (A) above shall not apply.

Notwithstanding the forgoing, if a married vested Participant dies after electing the Joint and 100% Survivor Annuity with his Spouse as beneficiary, but before payment of such benefit has begun, the Committee will adjust the Qualified Preretirement Joint and Survivor Annuity to reflect the greater survivor percentage.

In lieu of the Qualified Preretirement Joint and Survivor Annuity, before the first payment with respect to such benefit, the Committee shall pay to the surviving spouse, without such spouse’s consent, the Present Value of the benefit if such Present Value is less than $1,000 for payments made after March 1, 2005. For payments made before March 1, 2005, such Present Value does not exceed $3,500 for Participants terminating employment before September 1, 1998 or $5,000 for Participants terminating employment on or after September 1, 1998.

(c) One-Year Marriage Requirement.

(i) Before January 1, 2004. With respect to Participants who die before January 1, 2004, a Qualified Preretirement Joint and Survivor Annuity shall not be paid to a Participant’s spouse unless the Participant and spouse had been married throughout the one-year period ending on the date of the Participant’s death.

(ii) On or After January 1, 2004. With respect to Participants who die on or after January 1, 2004, the one year marriage requirement set forth in Section 4.12(c)(1) shall not apply.

Section 4.13 [Reserved]

Section 4.14 Preservation of Benefits and Maximum Benefits. Anything to the contrary notwithstanding, a benefit computed under this ARTICLE IV shall be subject to the following:

(a) [Reserved]

(b) Maximum Benefit.

(i) General Limitation. The maximum annual benefit payable under this Plan shall not exceed the lesser of: $160,000 as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe (the “dollar limitation”) or 100% of the Participant’s average compensation (as defined in Treasury Regulations Section 1.415-2(d)) paid for the three consecutive calendar years during which he was an active Participant in the Plan, and in which he received the greatest aggregate compensation from the Employer, subject to the following:

a) If the Retirement Benefit is payable in any form other than a Single Life Only Annuity, a Qualified Joint and Survivor Annuity, or a joint and 50% or 100% survivor annuity (as described in Section 4.11(b)(1)) with the spouse as the beneficiary, then the limitations of this subsection (1) shall be applied to the Single Life Only Annuity which is the actuarial equivalent of such benefit. The actuarially equivalent Single Life Only Annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table. In determining the actuarially equivalent Single Life Only Annuity for a lump sum benefit, the Applicable Interest Rate will be substituted for 5 percent. No actuarial adjustment is required for the value of a Qualified Joint and Survivor Annuity or a joint and 50% or 100% survivor annuity (as described in Section 4.11(b)(1)) with the spouse as beneficiary, benefits that are not directly related to retirement benefits and the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and the regulations thereunder.

b) If the Retirement Benefit of the Participant commences before age 62, such dollar limitation shall be adjusted so that it is the actuarial equivalent of an annual benefit of the dollar limitation beginning at age 62, reduced for each month by which benefits commence before the month in which the Participant attains age 62. The Retirement Benefit beginning prior to age 62 shall be determined as the lesser of the equivalent Retirement Benefit computed using the interest rate and mortality table (or other tabular factor) equivalence for an Early Retirement Benefit specified in the Plan, and the equivalent Retirement Benefit computed using a 5 percent interest rate and the Applicable Mortality Table. Any decrease in the adjusted defined benefit dollar limitation determined in accordance with this provision (B) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

c) If the Retirement Benefit of a Participant commences after age 65, the defined benefit dollar limitation shall be adjusted so that it is the actuarial equivalent of a Retirement Benefit of such dollar limitation beginning at age 65. The actuarial equivalent Retirement Benefit beginning after age 65 shall be determined as the lesser of the actuarial equivalent Retirement Benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for a Postponed Retirement Benefit, and the equivalent Retirement Benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table.

d) Subject to limitations imposed elsewhere in this Plan, an annual benefit of $10,000 or less may be paid regardless of the limitations set forth in this paragraph (1) if the benefit paid to the Participant from all defined benefit plans of the Employer does not exceed $10,000 for the Plan Year or any prior Plan Year, and the Employer has not at any time maintained a defined contribution plan in which the Participant participated.

e) If a Participant has less than 10 Years of Service with the Employer at the time the Participant begins to receive Retirement Benefits under the Plan, the average compensation limitation, as well as the $10,000 benefit exception described in subparagraph (1)(D) above, must be reduced by multiplying such limitation by a fraction, the numerator of which is the number of Years of Service with the Employer as of and including the current limitation year, and the denominator of which is 10. In the case of the dollar limitation where the Participant has less than 10 years of participation in the Plan, such limitation shall be reduced by a fraction, the numerator of which is the number of years of participation in the Plan as of and including the current limitation year, and the denominator of which is 10.

(ii) Limitation Adjustment. The rate of a Participant’s benefit accrual will be automatically frozen or reduced to a level necessary to prevent the limitations of this paragraph (b) from being exceeded.

(iii) Single Plan Rule. For purposes of this paragraph (b), all defined benefit plans of the Employer (whether or not terminated) shall be considered as one defined benefit plan.

(iv) Automatic Adjustment. The limitations imposed by this paragraph (b) shall be adjusted automatically when permitted or required by law.

(v) Limitation Year. For purposes of this paragraph (b), the limitation year is the calendar year.

(vi) Employer. For purposes of this paragraph (b), “Employer” means the Employer and all Related Employers.

(vii) Transitional Rules. The limitation under subsection (b)(1) for an employee who was a Participant in this Plan prior to the Plan Year beginning on or after the earlier of (a) the date on which the last of the collective bargaining agreements relating to the Plan, as of September 3, 1982, terminates or (b) January 1, 1986, shall be the greater of (i) the limitation contained in such subsection or (ii) the Participant’s accrued benefit, expressed as an annual benefit, as of the last plan year beginning before the earlier of: (a) the date on which the last of the collective bargaining agreements, as of September 3, 1982, terminates or (b) January 1, 1986. For purposes of this subparagraph (7), neither changes in the terms and conditions of this Plan nor cost of living adjustments occurring after July 1, 1982 shall be taken into account except for changes in the terms and conditions of the Plan made under a collective bargaining agreement reached before July 1, 1982, and ratified prior to September 3, 1982.

(c) Incorporation by Reference. Notwithstanding anything to the contrary in this Section 4.15, the limitations on maximum benefits payable from this Plan shall be in accordance with Code Section 415 and the regulations thereunder, which are incorporated into the Plan by reference.

Section 4.15 Effect of Collective Bargaining Agreement. The provisions of this Article IV and the applicable Benefit Schedule as they apply to each Participant shall be amended from time to time by any Collective Bargaining Agreement which governs participation in this Plan for such Participant and the terms of any such Collective Bargaining Agreement are incorporated herein by reference from the date such agreement becomes binding on the Employer.

ARTICLE V

BENEFIT PAYMENTS

Section 5.01 Limitations Regarding Time of Payment of Benefits.

(a) General. Benefits shall be due commencing with the first full calendar month in which the Participant has fulfilled all of the conditions for entitlement to benefits, including the requirement for advance application as set forth in Section 1 of ARTICLE VI and ending with the payment made in the month in which the death of the Participant occurs or at such later time provided in ARTICLE IV. No benefit shall be payable for any month in which nonoccupational weekly accident and sickness benefits are paid to the Participant. Unless the Participant elects otherwise, payments authorized under this ARTICLE V shall commence no later than the sixtieth (60th) day of the close of the Plan Year in which the Participant retires provided a proper application is filed.

(b) Required Minimum Distributions. Refer to Required Minimum Distribution Addendum.

Section 5.02 Designation of Beneficiary. Each Participant shall be given the opportunity to designate a primary beneficiary and a secondary contingent beneficiary or beneficiaries, in writing, in the form and manner required by the Committee, and such beneficiary or beneficiaries may be changed by such Participant in the same manner, but such designation shall not be considered made until received by the Committee or their designees on such form and unless it is received by the Committee prior to the Participant’s death. The Committee shall be the sole judges of the effectiveness of the designation or change thereof.

Section 5.03 Duplication of Benefits. A Participant shall not be entitled to the payment of more than one type of benefit under this Plan at any one time. No designation of a beneficiary shall be effective to the extent that honoring such designation would conflict with the rights of the Participant’s spouse under Section 4.5 or 4.13, and no such designation shall be effective to the extent that, in conjunction with spousal rights under Section 4.5 or 4.13 or as otherwise mandated by the Retirement Equity Act of 1984, it would require duplication of benefit payments.

Section 5.04 Incompetence or Incapacity of Participant. In the event it is determined that any Participant is unable to care for his affairs because of mental or physical incapacity, the Committee may pay the benefits due such Participant to this legal guardian, or guardians, or legal representatives or, in the absence of any of them, to any relative by blood or connection by marriage who is deemed by the Committee to be entitled thereto. Payment by the Committee to such legal representative or relative of the Participant shall operate to discharge the Committee from any liability to such Participant or to anyone representing him or his interest.

Section 5.05 Suspension of Benefits.

(a) If a Participant entitled to receive benefits (which shall be deemed to include the actual receipt of such benefits) should (1) return to Covered Employment, or (2) remain in Covered Employment after attaining age 65 (in administering the Plan the Committee has consistently interpreted age 65 in this context to mean normal retirement age as defined in each of the applicable Benefit Schedules), the payment of benefits to said Participant shall be suspended for the period in which the Participant remains employed, but not beyond the required beginning date set forth in Section 5.1(b)(1). Benefit payments will be resumed no later than the first day of the third calendar month after the month in which the Participant ceases to be employed, provided the Participant has informed the Plan Administrator that he has ceased such employment.

(b) For purposes of this Section 5.5, a period of employment as to which benefits shall be suspended means any calendar month or a four or five week period ending in a calendar month, if the Participant completes at least forty hours of service (as defined in 29 CFR § 2530.200b-2(a)(1) and (2)) with the Employer or a Related Employer in such month or payroll period.

(c) Any Participant coming under this provision will be notified by first-class mail or personal delivery within the first calendar month or payroll period in which the plan withholds the payment of retirement benefits.

(d) Any Participant may request a determination of whether specific contemplated employment will be considered employment for purposes of this Section 5.5. Request for status determinations may be submitted in accordance with the claim procedures set forth in Section 11.4.

ARTICLE VI

APPLICATIONS AND PROOF

Section 6.01 Application. Each Participant or former Participant shall make written application to the Committee, or their designated representative, for the benefits, if any, to which he is entitled under this Plan at least sixty (60) days, but not more than ninety (90) days, in advance of the first day of the month on which the benefits applied for are to be paid, on a form or forms to be provided by the Employer for this purpose. The Committee may require each applicant for retirement benefits to submit such information as may reasonably be required for the proper administration of the Plan. Except for good cause show, or unless the delay is due to the failure of the Committee to furnish the necessary information to the Employee at his last known address as indicated on the Employer’s records, failure to submit such an application within the time prescribed shall result in the forfeiture of any benefits that would have been payable, had the application been timely filed, prior to the date on which such an application is delivered to the Committee. When any Participant elects any of the options provided by the Plan, he must make such election on a properly completed pension application form and in the manner within the time prescribed above.

Section 6.02 Information and Proof. Every Participant shall furnish, at the request of the Committee, any information or proof reasonably required for the administration of the Plan or for the determination of any matter that the Committee may legitimately have before them. The falsity of any statement material to an application or the furnishing of fraudulent information or proof shall be sufficient reason for the recapture, by means of suspension or discontinuance of benefits, or otherwise, of any excess benefit, if any, paid under this Plan.

Section 6.03 Action of Committee. The Committee shall be the sole judges of:

(a)	the standard of proof required in any case

(b)	the application and interpretation of this Plan

(c)	the correctness of the computation of Service Credit.

The decision of the Committee with respect to any of the foregoing shall be final and binding on all parties, subject to the claims procedure set forth in Section 11.4. Wherever in the Plan the Committee are given discretionary powers, the Committee shall exercise such powers in a uniform and non-discriminatory manner.

Section 6.04 Employer Records. For purposes of this Plan and the Trust Agreement established as a part thereof, the records of the Employer with respect to Service Credit, Covered Employment, termination of service, military service, and any and all other matters pertaining to the employment and participation of an Employee in this Plan shall be controlling.

ARTICLE VII

FUNDING OF BENEFITS

Section 7.01 Funding Method and Policy. The Employers shall contribute to the Plan with respect to each Plan Year an amount sufficient to satisfy their obligations hereunder and the minimum funding standard, which shall be considered met if at the end of each Plan Year, the Plan insofar as it relates to each Employer does not have an accumulated funding deficiency, as defined in Section 302 of ERISA. Additional amounts may be contributed, in the Employer’s discretion.

The funding method shall be contributions from the Employers and the funding policy shall be such as is consistent with the objectives of the Plan.

Section 7.02 Establishment of Funding Standard Account. The Committee hereby establishes a funding standard account which shall be maintained in accordance with Section 302 of ERISA. Each Employer shall contribute to the Plan with respect to each Plan Year an amount sufficient to prevent the occurrence of an accumulated funding deficiency insofar as it is concerned. The Committee shall notify each Employer of the existence of an accumulated funding deficiency but failure to so notify the Employer shall not relieve the Employer from their obligations hereunder. The Committee shall take whatever action is appropriate to prevent an accumulated funding deficiency, including making application for a variance from the minimum funding standard or an extension of amortization periods, or establishing an alternative minimum funding standard in accordance with Sections 303, 304 and 305 of ERISA.

Section 7.03 Payment of Contributions. An Employer may pay its contribution for any Plan Year on any date or dates, provided, however, that the total amount of the Employer’s contribution for any Plan Year shall be paid in full not later than the last day for timely filing of its Federal income tax return for the year with respect to which the contribution is made, including extensions thereof granted by the Internal Revenue Service. In determining when to make its contributions as aforesaid, the Employer shall be mindful of the quarterly contribution rules described in Section 412(m) of the Code.

Section 7.04 Forfeitures. Forfeitures arising under this Plan, if any, shall be applied to reduce Employer contributions and shall not be used or applied to increase the benefits any Employee would otherwise be entitled to receive hereunder.

Section 7.05 Contributions by Employer. All contributions to this Plan to fund the benefits described in the Benefit Schedules shall be made only by the Employers.

Section 7.06 Permissible Contributions and Irrevocability. Any amounts contributed by the Employer pursuant to this Article VII may be contributed by the Employer in cash or other property. In no such event and under no circumstances shall such contributions, or any part thereof, revert to or be recoverable by the Employer until all obligations under this Plan have been fully satisfied as provided in Section 710.3, except as follows:

(a)	in the case of a contribution, or any part thereof, made under a mistake of fact, the Employer may recover such contribution within one year of payment; and

(b)	because all contributions are conditioned on deductibility, in the event that a contribution cannot be deducted by the Employer pursuant to Section 404 of the Code, the Employer shall recover such contribution, to the extent disallowed, within one year after the disallowance of the deduction.

The amount which may be returned to the Employer is the excess of: (a) the amount contributed by the Employer over (b) the amount that would have been contributed by the Employer had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

ARTICLE VIII

[RESERVED]

ARTICLE IX

[RESERVED]

ARTICLE X

AMENDMENT, TERMINATION; MERGER

Section 10.01 Right to Amend or Terminate. The Employers hope, and expect, to continue this Plan and the funding of benefits hereunder indefinitely; but such continuance is not assumed as a contractual obligation and, in order to protect both Participants and the Employers against unforeseen contingencies, the Employers expressly reserve the right, by action of their boards of directors, to discontinue contributions to this Plan or to terminate this Plan at any time with respect to its Participants, without the consent of any party. The right to amend this Plan in any respect or particular is vested exclusively in the Board of Directors which right is not conditional on the consent or approval of any other Employer. Additionally, any amendment or modification may be made retroactive, if necessary or appropriate to qualify or maintain the Plan as a qualified Plan within the meaning of Section 401(a) of the Code, and to qualify or maintain the Trust as tax exempt under Section 501(a) of the Code, and the regulations issued thereunder. Notice of any amendment or modification of the Plan may be given by posting, by mail, or by such other means as may be acceptable under ERISA.

Section 10.02 Withdrawal of Employer. Any Employer, by action of its board of directors, may withdraw from the Plan at any time.

Section 10.03 Liquidation of Trust Fund. Upon termination or partial termination of the Plan, each affected Participant’s benefits, determined prior to the date of termination, shall become fully vested and non-forfeitable, to the extent funded and to the extent such benefit is not restricted pursuant to the provisions of Section 10.9 herein. The assets of the Trust Fund, shall be allocated among Participants and beneficiaries, after payment of administration expenses of the Plan, in the following order of priority as modified by the provisions of IRS regulations 1.414(l)-1(f) or (h) if a special schedule of benefits (as defined in the regulations) is in effect as a result of a plan merger within the five year period prior to the date of termination:

(a) Benefits Payable Three Years Prior to Termination. First, to provide benefits that become payable three or more years before the date of termination of the Plan, or that would have become payable had the Participant retired immediately prior to the beginning of such three year period, provided that

(i) the benefit payable to a Participant or beneficiary (or that could have been payable) shall be based on the provisions of the Plan in effect during the five year period prior to the date of termination of the Plan; and further provided that,

(ii) the lowest benefit payable during such three year period shall be considered the benefit payable for purposes of this category (a).

(b) Other Benefits Eligible for Termination Insurance. Second, to the extent that a benefit has not been provided in category (a), the remaining assets shall be allocated to provide any benefit provided under the Plan for Participants and beneficiaries to the extent guaranteed by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

(c) Other Benefits. To the extent that a benefit under the Plan has not been provided in the foregoing categories, the assets of the Plan shall be allocated to provide all other non-forfeitable benefits under the Plan and, finally, to provide all other benefits under the Plan.

If the assets of the Trust Fund applicable to any of the above categories are insufficient to provide full benefits for all persons in such group, the benefits otherwise payable to such persons shall be allocated pro rata on the basis of the present value of benefits as of the termination date. The Actuary shall calculate the allocation of the assets of the Trust Fund in accordance with the above priority categories, and certify his calculations to the Committee. Each of the above classes shall be divided into subclasses, giving first preference within the class to those Participants over 65 and those beneficiaries receiving benefits; second preference to Participants over 60 years of age; third preference to Participants over 55 years of age; fourth preference to Participants under 55 years of age having a deferred vested benefit; and fifth preference to all others. The Committee may establish additional subclasses within the classes set forth in subsection (a), (b), and (c).

Section 10.04 Finality of Payment. Prior to making any distribution under the terms of Section 10.3, the Committee shall satisfy itself that this procedure complies with applicable law and shall obtain such waivers and authorizations from Participants and beneficiaries as it deems advisable.

Section 10.05 Non-diversion of Assets. Except as provided in Section 7.5 hereof, regarding return of contributions no part of the assets of the Trust, by reason of any amendment or otherwise, shall at any time be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants, or their beneficiaries, and for the payment of administrative expenses under the Plan, or as will cause, or permit the assets of the Trust to revert to, or become the property of an Employer at any time prior to the satisfaction of all liabilities under the Plan. When all such liabilities have been satisfied, any assets remaining will revert to the Employers.

Section 10.06 Committee Functions during Termination. If the Plan is terminated, the Committee in office at the time of such termination shall continue to act with its full powers hereunder until the completion of the allocation and distribution of the assets of the Trust Fund as in this Article X provided; and a majority of the members of the Committee then in office shall have the power to fill any vacancies occurring in the Committee after such termination by resignation, death, or otherwise. In the event the Committee within a reasonable time after such termination shall not have provided for such allocation and distribution, the Board of Directors shall succeed to all powers and duties of the Committee and shall provide for such allocation and distribution of the assets of the Trust Fund.

Section 10.07 Notice of Termination. Notice of termination of the Plan, in whole or in part, shall be deemed adequately given if an Employer of the Committee mails written notice of the same to the latest address on file of each Participant or beneficiary who is affected by such termination; or by such other means as may be acceptable under ERISA.

Section 10.08 Merger and Consolidation of Plan, Transfer of Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated.

Section 10.09 Discontinuance of Plan Within Ten Years of Amendment. In the event that the Plan is discontinued by any Employer within ten (10) years after any amendment to the Plan which increases the benefits payable under the Plan, or if the full current costs (including current service contributions and interest on any unfunded liability for the initial cost of retroactive increases in benefits not covered by current service contributions) are not met by such Employer during such ten (10) year period, the contributions which may be used to provide benefits for any one of the twenty-five (25) most highly compensated employees on the effective date of such amendment, whose anticipated retirement annuity based upon the rate of compensation as of that date would be more than $1,500 per year, until such full current costs are funded for the first time, shall not exceed the greatest of:

(a) The total contributions which would have been applied to provide a retirement annuity for any such employee if the Plan prior to such amendment had continued without change;

(b) $20,000; or

(c) The amount which would have been provided by contributions under the Plan prior to such amendment if the Plan had been terminated the day before the effective date of such amendment, plus an amount computed by multiplying the number of years during which current costs beginning with the effective date of such amendment are met by (i) 20% of any such employee’s annual compensation or (ii) $10,000, whichever is less.

Any excess reserves resulting from the application of the foregoing provisions of this Section shall be used and applied toward the funding of the benefits due to other Participants in the Plan who are employees of such Employer, in accordance with the provisions of the Plan.

If the Plan is in full force and effect and the full current costs have been met, the foregoing conditions shall not restrict the current payment of full benefits called for by the Plan to any Participant. The limitations of this Section shall be inapplicable to the extent the Commissioner of Internal Revenue or his duly authorized representative may later rule that the limitations are no longer necessary for the Plan to meet the requirements for qualifications under the Internal Revenue Code.

If this Plan is not terminated within the period specified above, the benefits, if any, which have been withheld from a Participant in accordance with this Section shall be turned over to the Participant or his representative at the end of said period or as soon thereafter as the full current costs of the Plan attributable to the said period have been met for the first time.

If this Plan is terminated within any of the said periods or thereafter, but before the full current costs of the Plan attributable to any of the said periods have been met for the first time, then any benefits which have been withheld from a Participant in accordance with this Section shall, upon termination of this Plan, be distributed as provided in Section 10.3, except that no part of such funds shall be distributed or used to fund benefits for any Participant who is affected by the limitations of this Article.

ARTICLE XI

ADMINISTRATION

Section 11.01 Establishment of Administrative Committee. The Plan shall be operated and administered by an Administrative Committee consisting of not less than three (3) members (“named fiduciaries”), who shall be appointed by the Board of Directors. The Administrative Committee shall be the Plan Administrator as that term is used in ERISA, agent for service of process on or with respect to the Plan and a named fiduciary with respect to the Plan. Committee members may be removed at any time by the Board of Directors and may resign at any time, such resignation to be effective when accepted by the Board of Directors. All vacancies shall be filled by the Board of Directors. The Committee may appoint from their number such committees, which may include individuals not members of the Committee, with such powers as they shall determine; may authorize one (1) or more of their number, or any agent, to execute or deliver any instrument, or to make any payment in their behalf; and may employ legal counsel (who shall not be an employee of an Employer), actuaries, agents, and such clerical, accounting and other services as they may require in carrying out the provisions of the Plan. The Committee shall meet at least once during each calendar quarter. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee at a meeting shall be by the vote of the majority of the Committee at any meeting; or without a meeting, by instrument in writing signed by all of the members of the Committee.

The Committee, acting as agent for the Company, may from time to time appoint additional named fiduciaries with respect to the Plan for the purpose of facilitating the investment of Plan’s assets and each named fiduciary appointed by the Committee shall have such powers, duties, obligations and responsibilities as the Committee shall prescribe in its appointment.

Section 11.02 Delegation of Specific Responsibilities. The members of the Committee may agree in a writing signed by each member to allocate to any one of their number or to other persons (including corporations) any of the responsibilities with which they are charged pursuant hereto, including the appointment of an investment manager to manage the investments of the Trust Fund, provided the responsibilities and duties so delegated are definitively set forth so that the person to whom the delegation is made is clearly aware of such duties and responsibilities. If such delegation is made to a person not a member of the Committee, that person or, in the case of a corporation, its responsible officer, shall acknowledge the acceptance and understanding of such duties and responsibilities.

Section 11.03 Power to Establish Regulations. The Committee shall establish rules and regulations for the administration of the Plan and the Committee. Except as otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and decide any matters arising in the administration and operation of the Plan, and any interpretations or decisions so made shall be conclusive and binding on all persons; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees and Participants similarly situated.

Section 11.04 Claims Procedure.

(a)	All claims for benefits hereunder shall be directed to the Committee or to a member of the Committee designated for that purpose. Within ninety (90) days following receipt of a claim for benefits, the UPS Corporate Benefits Department manager responsible for the day-to-day operation of the Plan (the “Initial Reviewer”) shall determine whether the claimant is entitled to benefits under the Plan, unless additional time is required for processing the claim. In this event, the Initial Reviewer shall, within the initial ninety (90)-day period, notify the claimant that additional time is needed, explain the reason for the extension, and indicate when a decision on the claim will be made. If prior to the end of the initial thirty (30)-day extension, the Initial Reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be made within the extension period, the period may be further extended for up to an additional thirty (30) days, provided that the Initial Reviewer notifies the claimant prior to the expiration of the first thirty (30)-day extension of the circumstances requiring the extension and the date as of which the Plan expects to make a decision. The claimant shall have forty-five (45) days within which to provide the specified information unless the Initial Reviewer gives a longer period in the notification of the extension.

(b)	A denial by the Initial Reviewer of a claim for benefits shall be stated in writing and delivered or mailed to the claimant. Such notice shall set forth the specific reasons for the denial, written in a manner calculated to be understood by the claimant. The notice shall include specific reference to the Plan provisions on which the denial is based and a description of any additional material or information necessary to perfect the claim, an explanation of why this material or information is necessary, and the steps to be taken if the claimant wishes to submit his claim for review, a description of the Plan’s review procedures, and the time limits applicable to such procedures, and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination upon review.

(c)	[Reserved]

(d)	The Committee shall afford a reasonable opportunity to any claimant whose request for benefits has been denied for a review of the decision denying the claim. The review must be requested by written application to the Committee within sixty (60) days following receipt by the claimant of written notification of denial of his claim. Pursuant to this review, the claimant or his duly authorized representative may review any documents, records and other information which are pertinent to the denied claim and submit issues and comments in writing. A claimant may also submit documents, records and other information relating to his claim, without regard to whether such information was submitted in connection with his original benefit claim.

(e)	[Reserved]

(f)	A decision on the claimant’s appeal of the denial of benefits shall ordinarily be made by the Committee at the next regularly scheduled meeting that immediately follows the receipt of the request for review, unless the request for review is received within 30 days of such meeting date. In that case, the review will occur at the second regularly scheduled meeting following the Plan’s receipt of the request for review. If an extension of time is required because of special circumstances, the Committee will provide the claimant with written notice of the extension describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. A benefit determination will be made no later than the third regularly scheduled meeting of the Committee following the Plan’s receipt of the request for review.

The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific reference to the Plan provisions on which the decision is based, and a statement that the claimant or his authorized personal representative may review any documents and records relevant to the claim determination, a statement describing further voluntary appeals procedures, if any, and a statement of the claimant’s right to bring civil action under ERISA Section 502(a).

Section 11.05 Forfeiture in Case of Unlocatable Participant or Beneficiary. If the Committee is unable to pay benefits to any Participant or beneficiary who is entitled to benefits hereunder when such benefits are due because the identity or whereabouts of such person cannot be ascertained, the Committee shall proceed as follows:

(a)	As soon as administratively possible after the Committee has determined that a Participant or beneficiary cannot be paid due to the circumstances stated above, the Committee shall submit the last known address, and any other information the Committee deems appropriate, to a locator service in accordance with IRS procedures.

(b)	If the locator service provides the Committee with a new address for the Participant or beneficiary, the Committee shall mail the benefit payment to the new address as soon as administratively possible after such new address is known. If the locator service fails to identify a new address for the Participant or beneficiary, all amounts held for his benefit shall be forfeited as of the last day of the Plan Year in which the locator service notifies the Committee that it cannot locate the individual. Upon forfeiture, all liability for payment of the benefit shall thereupon terminate. In any such case, the funds released as a result of such forfeiture shall be dealt with as provided in Section 7/4. However, if an individual subsequently makes what the Committee determines to be a valid and proper claim to the Committee for such amounts, the account or accounts will be restored and will be distributable without interest in accordance with the terms of this Plan.

Section 11.06 Liability of the Committee. The Committee and the members thereof, to the extent of the exercise of their authority, shall discharge their duties with respect to the Plan solely in the interests of the Plan’s Participants and their Beneficiaries, and for the exclusive purpose of providing benefits thereto in accordance with the terms of the Plan and to defray the reasonable administration expenses thereof. In all such actions or omissions the Committee and each member thereof shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; provided, however, that no member shall be responsible for the actions or omissions of a member or any other party that is a fiduciary with respect to this Plan, other than himself, which are not in conformity hereto, unless such member knowingly participates in or knowingly conceals such conduct which he knows to be in breach of this standard, his own conduct has enabled the other member or other fiduciary to be in breach of this standard, or he has knowledge of such breach by another member or other fiduciary and fails to make reasonable efforts under the circumstances to remedy such breach.

Section 11.07 Fiduciary Responsibility Insurance; Bonding. If the Employer has not done so, the Committee may direct the purchase of appropriate insurance on behalf of the Plan and the Plan’s fiduciaries, including the members of the Committee, to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that to the extent purchased by the Plan such insurance must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance shall be borne by the Fund, unless the insurance is provided by and paid for by the Employer. The Committee shall also obtain a bond covering all the Plan’s fiduciaries, to be paid from the assets of the Trust Fund.

Section 11.08 Meetings of Committee. The Committee shall hold meetings at least once during each calendar quarter upon such notice, at such place or places, and at such time or times as it may determine from time to time. Notice of a meeting may be waived in writing.

Section 11.09 Compensation of Committee. The members of the Committee may receive reasonable compensation for their services as the Board of Directors may from time to time determine. Such compensation and all other expenses of the Committee, including the compensation of officers, actuaries or counsel, agents or others that the Committee may employ, shall be paid out of the Trust Fund, unless paid by the Employer. Notwithstanding the foregoing, any Committee member who is employed on a full-time basis by an Employer shall receive no compensation, but may be reimbursed for expenses incurred.

Section 11.10 Reliance by Committee. Board of Directors and Committee members shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any actuary, accountant, legal counsel (other than an employee of an Employer), or physician, and all action so taken or suffered shall be conclusive upon all Participants and beneficiaries, and any other person claiming under the Plan.

Section 11.11 Books and Records. The Committee shall keep appropriate books and records.

Section 11.12 Disbursements. The Committee shall determine the manner in which the Trust Fund shall be disbursed under the terms of the Plan and Trust Agreement.

Section 11.13 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The fiduciaries hereunder, including the trustee, the Employers, the Board of Directors and the Committee, shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Employers shall have the sole responsibility for making the contributions necessary to provide benefits under the Plan as specified in Article V, and the Board of Directors shall have the sole authority to appoint and remove the trustee, members of the Committee and to amend or terminate, in whole or in part, this Plan or the Trust, except as otherwise provided. The Committee shall have the sole responsibility for the appointment and removal of any Investment Manager which may be provided for under the Trust and the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. Subject to any direction from the Committee, the Trustee shall have the responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided income Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

Section 11.14 Withholding of Income Tax.

(a) Notification of Withholding of Federal Income Tax. All Participants and beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan’s obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the times set forth in subsection (b) and contain the information set forth in subsection (c) of this Section.

(b) Time of Notice. The notice described in subsection (a) shall be provided not earlier than six months before such payment is to be made and not later than the time the Participant or beneficiary is furnished with his or her claim for benefits application.

(c) Content of the Notice. The notice required by subsection (a) shall, at a minimum:

(i) with respect to any distribution which is an eligible rollover distribution within the meaning of Code Section 3405(c)(3) (other than an eligible rollover distribution of less than $200 which is exempt from withholding under regulations prescribed by the Secretary of the Treasury), advise the payee that there shall be withheld from such distribution an amount equal to 20 percent thereof (or such other amount as may from time to time be prescribed by the Code, or the Secretary of the Treasury or his delegate), unless the payee directs the Committee to transfer such distribution as a direct rollover to an eligible retirement plan, within the meaning of Section 11.15 hereof, in accordance with such procedures as the Committee may prescribe (a “transfer direction”),

(ii) with respect to any distribution which is not an eligible rollover distribution within the meaning of Code Section 3405(c)(3):

a) advise the payee of his or her right to elect not to have withholding apply to any payment or distribution and explain the manner in which such election may be made, and include or indicate the source of any forms necessary to make the election;

b) advise the payee of his or her right to revoke such an election at any time;

c) advise the payee that any election remains effective until revoked;

d) advise the payee that penalties may be incurred under the estimated tax payment rules if the payee’s payments of estimated tax are not adequate and sufficient tax is not withheld from payments under this Plan; and

e) advise the payee that the election not to have federal income tax withheld from benefits is prospective only and that any election made after a payment or distribution to the payee is not an election with respect to such payment or distribution.

(d) Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, withhold federal income tax in accordance or consistent with the instructions filed by the payee.

(e) Failure to Make Election.

(i) In the case of an eligible rollover distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time prescribed by the Code, or the Secretary of the Treasury or his delegate).

(ii) In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall withhold, in the case of a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a nonperiodic distribution, 10% of the amount of the distribution shall be withheld.

(f) Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge their withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.

Section 11.15 Direct Rollover.

(a) With respect to any distribution of $200 or more described in Article IV which constitutes an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a “direct rollover”). For purposes of the foregoing sentence, an “eligible retirement plan” is (1) a qualified trust within the meaning Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), or (3) an annuity plan within the meaning of Code Section 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe, and effective for distributions made after December 31, 2001, an (4) an annuity contract within the meaning of Code Section 403(b), and (5) an eligible retirement plan within the meaning of Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from this Plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, within the meaning of Code Section 414(p).

(b) Notwithstanding the foregoing, if the distributee elects to have his eligible rollover distribution paid in part to him and part as a direct rollover:

1) the direct rollover must be in an amount of $500 or more; and

2) A direct rollover to two or more eligible retirement plans shall not be permitted.

(c) The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

Section 11.16 USERRA. Notwithstanding anything in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

ARTICLE XII

GENERAL PROVISIONS

Section 12.01 Prohibition Against Attachment.

(a)	None of the benefits payable hereunder shall be subject to the claims of any creditor of any Participant or Beneficiary nor shall the same be subject to attachment, garnishment or other legal or equitable process by any creditor of the Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of such benefits.

(b)	If any Participant or beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, the interest of such person in such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may direct the Trustee to hold or apply the same or any part thereof to or for the benefit of such Participant or beneficiary, his Spouse, Domestic Partner, children, or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

(c)	Exception to general prohibition against attachment for Qualified Domestic Relations Orders.

(i)	General rule. The restrictions of subsection (a) and subsection (b) of this Section 12.1 will not be violated by either (A) the creation of a right to payments from this Plan by reason of a Qualified Domestic Relations Order or (B) the making of such payments.

(ii)	Definition of Qualified Domestic Relations Order. For purposes of this subsection (c), the term “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement), made pursuant to a State domestic relations law (including a community property law), which relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant (an “Alternate Payee”) and which:

1)	creates or recognizes the right of an Alternate Payee to, or assigns to any Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under this Plan;

2)	clearly specifies (i) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) that the order applies to this Plan;

3)	does not require this Plan to provide any type or form of benefit, or any option, not otherwise provided under this Plan, unless, in the case of any payment before a Participant has separated from service, the order requires payment of benefits to an Alternate Payee (i) on or after the date the Participant attains (or would have attained) the earliest age on which he could elect to receive retirement benefits under the Plan, (ii) as if the Participant had retired on the date such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent Spouse);

4)	does not require this Plan to provide increased benefits (determined on the basis of actuarial equivalence); and

5)	does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

Section 12.02 Facility of Payment. If any Participant or beneficiary shall be physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan, the Committee may direct the Trustee to make any such payment to a legal representative or, if no legal representative shall have been appointed for him, to any person or institution maintaining such Participant or beneficiary, and the payment to such person or institution in good faith shall constitute a valid and complete discharge for such payment.

Section 12.03 Payment to Minor Beneficiary. If the beneficiary of any Participant shall be a minor and no guardian shall have been appointed for him, the Committee may direct the Trustee to retain any payment due under the Plan for his benefit until he attains majority. Such amount, as authorized by the Committee, may be held in cash, deposited in bank accounts, or invested or reinvested in direct obligations of the United States, and the income thereon may be accumulated and invested, or the income and principal may be expended and applied directly for the maintenance, education and support of such minor without the intervention of any guardian and without application to any court.

Section 12.04 No Rights of Employment. The Plan shall not confer upon any Employee or Participant any right of employment, nor shall any provision of the Plan interfere with the right of an Employer to discharge any Employee.

Section 12.05 Payments Only From Trust Fund. Except as otherwise required by law, no liability shall attach to the Employers for payment of any benefits or claims hereunder and every Participant or beneficiary or person claiming under them shall have recourse only to the Trust Fund for payment of any benefit hereunder and the rights of such persons are hereby expressly limited accordingly.

Section 12.06 Applicable Law. All provisions of the Plan, including definitions, shall be construed according to the laws of the State of Georgia, except to the extent preempted by Federal law.

Section 12.07 Titles. Titles of Articles and Sections are inserted for convenience only and shall not affect the meaning or construction of the Plan.

Section 12.08 Counterparts. This Plan may be executed by the Employers in various counterparts to this document, each of which shall be deemed to be an original but all shall be deemed to be one document.

Section 12.09 No Access to Books and Records. Nothing herein or in the Trust Agreement shall give any Participant or beneficiary or any other person the right or privilege to examine or have access to the books or records of any Employer or of the Committee or the trustee; nor shall any such person have any right, legal or equitable, against any Employer or against any director, officer, employee, agent or representative thereof or against the trustee or the Committee, except as herein expressly provided or permitted by law.

Section 12.10 Procedures for Qualified Domestic Relations Orders. The Committee shall develop and implement procedures (a) for determining whether an order received by the Plan is a “Qualified Domestic Relations Order” within the meaning of subsection (c) of Section 12.1, (b) for administering distributions under such orders, and (c) for holding amounts which would be payable under such orders pending the determination described in subsection (a) of this Section 12.10.

BENEFIT SCHEDULE I FOR INDEPENDENT PILOTS ASSOCIATION (UPPLAN)

This Benefit Schedule I shall apply to (1) each Eligible Employee who has an Hour of Covered Employment on or after March 17, 1998 but not on or after August 31, 2006, (2) each Eligible Employee who is not actively working, but who is on the seniority list on March 17, 1998 including anyone who is disabled (within the meaning of Section 3.5) and who does not have an Hour of Covered Employment on or after August 31, 2006 and (3) each former Employee who died on or after January 1, 1996 and before March 17, 1998 while employed in a classification that would have been considered an Eligible Employee classification if this Benefit Schedule had been in effect at his death.

The provisions of this Benefit Schedule I will apply only to that period of employment during which an Employee is an Eligible Employee. An Eligible Employee shall not accrue benefits under any provisions of the Plan (other than this Benefit Schedule) during the period that he is covered under this Benefit Schedule I.

References to Articles and Sections are to Articles and Sections of this Benefit Schedule unless otherwise expressly indicated.

ARTICLE I

DEFINITIONS

Wherever used herein, capitalized terms shall have the meaning set forth below or in the main body of this Appendix for the Independent Pilots Association unless otherwise clearly required by the context.

SECTION 1.1. - 2006 Collective Bargaining Agreement. The term “2006 Collective Bargaining Agreement” means the collective bargaining agreement between the Independent Pilots Association and United Parcel Service Co. ratified on August 31, 2006.

SECTION 1.2. - Actuarial Equivalent. The term “Actuarial Equivalent” means a benefit of equivalent value calculated using the 1983 Group Annuity Mortality Table for males for Participants and the 1983 Group Annuity Mortality Table for females for beneficiaries and an interest rate of 7% compounded annually. Notwithstanding the foregoing, if the optional form of benefit is subject to the requirements of Treasury Regulation § 1.417(e)-1(d), or any successor regulation, the benefit of equivalent value will be the amount determined using the Applicable Interest Rate (determined as if the benefit commencement date is the date of distribution) and the Applicable Mortality Table, as applicable.

SECTION 1.3 - Applicable Interest Rate. The term “Applicable Interest Rate” means the “applicable interest rate” as described in Section 417(e)(3) of the Code for the “lookback month” preceding the “stability period” that includes the date the distribution is made.

The term “lookback month” means the fifth month preceding the first day of the stability period containing the date of distribution.

The term “stability period” means the calendar year in which the distribution is made.

SECTION 1.4. - Applicable Mortality Table. The term “Applicable Mortality Table” means the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Section 417(e)(3) of the Code.

SECTION 1.5. - Compensation. The term “Compensation” means for each calendar year, all earnings by an Eligible Employee as a result of the payment of his pay period guarantee for such calendar year, inclusive of any contributions or deferrals excludible from income under Sections 125 or 402(h) of the Code, and for 1996 and 1997, any additional payments on guarantee that the Participant actually receives in accordance with the Retroactive Compensation Agreement made in connection with the Collective Bargaining Agreement ratified March 17, 1998. Compensation for any calendar year shall be limited to $150,000 per year or such lesser limit as may be imposed by Section 401(a)(17) of the Code or any successor statute limiting compensation taken into account under the Plan; however, for any Participant who attains Normal Retirement Age before December 31, 2003, Compensation shall be limited only by Section 401(a)(17) of the Code or any successor statute limiting compensation taken into account under the Plan. Solely for avoiding a double proration, within the meaning of Department of Labor Regulations, Section 2530.204-2(d), to the extent that a Participant is credited with less than a full year of Service Credit for a calendar year, then the Participant’s Compensation taken into account for such year shall be annualized by dividing such Compensation by the number of months of Service Credit earned by the Participant for such calendar year and multiplying the result by 12.

SECTION 1.6. - Covered Employment. The term “Covered Employment” means employment by an Employer as an Eligible Employee on or after January 1, 1988 but not on or after August 31, 2006.

SECTION 1.7. - Crewmember. The term “Crewmember” means a flight engineer, second officer, first officer or captain.

SECTION 1.8. - Early Retirement Date. The term “Early Retirement Date” means the first day of the month coincident with or next following the attainment of 55 years of age and the completion of five Vesting Years.

SECTION 1.9 - Eligible Employee. The term “Eligible Employee” means an individual employed by the Employer who (a) is not a participant in or covered under any other qualified defined benefit plan to which his Employer currently makes contributions on his behalf, (b) is represented for purposes of collective bargaining by the Independent Pilots Association and (c) is employed as a Crewmember.

Under no circumstances will an individual who performs services for an Employer, but who is not classified on the payroll as an employee of the Employer, for example, an individual performing services for an Employer under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an employee of an Employer as a result of common law principles, coemployment principles or the leased employee rules under

Section 414(n) of the Code. Further, if an individual performing services for an Employer is retroactively reclassified as an employee of an Employer for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to, on or after the date of such reclassification except as provided for in the Collective Bargaining Agreement or if such individual is not covered by a Collective Bargaining Agreement, except as determined by the Committee.

SECTION 1.10. - Final Average Earnings. The term “Final Average Earnings” shall mean the Participant’s average Compensation for the five complete calendar years during the last ten complete calendar years of his Covered Employment during which his Compensation was the highest. For a Participant who retires on his Postponed Retirement Date, the term “Final Average Earnings” shall be the greater of the Final Average Earnings he would have had if he had retired at age 60 or his Final Average Earnings at his Postponed Retirement Date.

SECTION 1.11. - Hour of Covered Employment. The term “Hour of Covered Employment” means each Hour of Service in Covered Employment.

SECTION 1.12. - Normal Retirement Age. The term “Normal Retirement Age” means the later to occur of (a) the Participant’s attainment of age 60 or (b) the date the Participant completes one Vesting Year.

SECTION 1.13. - Normal Retirement Date. The term “Normal Retirement Date” means the first day of the calendar month coincident with or next following the Participant’s attainment of Normal Retirement Age.

SECTION 1.14. - Present Value. The term “Present Value” means the single sum amount of such benefit based on the Applicable Interest Rate and the Applicable Mortality Table.

SECTION 1.15. - Retirement Benefit. The term “Retirement Benefit” means with respect to each Participant his/her Normal Retirement Benefit (as described in Section 4.3), Early Retirement Benefit (as described in Section 4.5), Postponed Retirement Benefit (as described in Section 4.4) or Deferred Vested Benefit (as described in Section 4.6).

SECTION 1.16. - Service Credit. The term “Service Credit” shall mean the years and months of credit for work in Covered Employment as defined in this Benefit Schedule I which are accumulated and maintained for employees in accordance with the provisions of Article III.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

An Eligible Employee shall become a Participant in accordance with Section 2.1 of the main text of this Appendix based on his employment with the Employer or any Related Employer; from his initial date of employment. An Eligible Employee and an inactive Eligible Employee on the seniority list on March 17, 1998 who satisfied the age and service requirements as of March 17, 1998 shall become a Participant as of that date.

Each former Eligible Employee who died while an Eligible Employee on or after January 1, 1996 and before March 17, 1998 shall be treated as a vested Participant for purposes of the Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit under Section 4.9.

ARTICLE III

ACCUMULATION OF SERVICE CREDIT FOR PURPOSES OTHER THAN

VESTING AND ELIGIBILITY i.e., FOR ACCRUAL OF BENEFITS, ETC.

SECTION 3.1. - General. [Reserved]

SECTION 3.2. - Credit for Periods of Covered Employment after 1987 and before 1992. For periods of Covered Employment after 1987 and prior to 1992, each Participant shall accumulate Service Credit in monthly units based on his days of Covered Employment in accordance with the following schedule:

Days of Covered Employment In Each Plan Year	Monthly Units of Service Credits
Less than 15 days	-0-
15-30	1 month
31-45	2 months
46-60	3 months
61-75	4 months
76-90	5 months
91-106	6 months
107-121	7 months
122-136	8 months
137-151	9 months
152-167	10 months
168-183	11 months
184 or more	12 months

For years 1988 through 1991, Eligible Employees will be credited with either 15 or 16 days as applicable, for each month in which they received their guarantee. For any month in which the Eligible Employee received only a portion of his guarantee, the 15 or 16 days will be prorated.

In addition, for the years 1988 through 1991, the credit for up to 501 hours for paid leaves described in the definition of Hour of Service shall be applied on a daily basis, giving credit for paid leaves for up to 95 days per Plan Year.

SECTION 3.3. - Credit for Periods of Covered Employment During 1992. For periods of Covered Employment during 1992, a Participant shall accumulate Service Credit in monthly units based on his Hours of Covered Employment during each Plan Year in accordance with the following schedule:

Hours of Covered Employment In Plan Year	Monthly Units of Service of Credits
Less than 65 hours	-0-
65-129	1 month
130-194	2 months
195-277	3 months
278-360	4 months
361-443	5 months
444-526	6 months
527-609	7 months
610-692	8 months
693-775	9 months
776-858	10 months
859-941	11 months
942 or more	12 months

Credit for up to 501 hours for paid leaves described in the definition of Hour of Service shall apply fully to Plan Year 1992 without regard to the total number of guaranteed hours.

SECTION 3.4. - Credit for Periods of Covered Employment After 1992. For periods of Covered Employment completed after 1992, each Participant shall accumulate Service Credit in monthly units based on his Hours of Covered Employment during each Plan Year in accordance with the following schedule:

Hours of Covered Employment In Each Plan Year	Monthly Units of Service Credits
Less than 81 hours	0
81-162	1 month
163-243	2 months
244-324	3 months
325-405	4 months
406-487	5 months
488-568	6 months
569-649	7 months
650-730	8 months
731-812	9 months
813-893	10 months
894-974	11 months
975 or more	12 months

SECTION 3.5. - Disability Accrual. A Participant who becomes disabled following the completion of his probationary period as a Crewmember shall accrue years and months of Service Credit (not to exceed 30 years of Service Credit) as if he remained in active employment until Normal Retirement Age or if he elects early retirement, his Early Retirement Date. Such accrual shall cease as of the earlier of (i) the last day of the month immediately prior to the Participant recovering from the disability or retiring or (ii) the end of the calendar year in which he obtains other gainful employment. If a disabled Participant retires, his Final Average Earnings shall be based on his Compensation paid during his active employment prior to becoming disabled. For purposes of this Section, the term “disabled” means the Participant loses the right to exercise the privileges of his medical certificate for reasons other than alcohol or drug use and the term “other gainful employment” means employment during which a disabled Participant earns the greater of (i) $30,000 a calendar year or (ii) one-third of his annual Compensation at the time he became disabled.

ARTICLE IV

BENEFIT ELIGIBILITY AND AMOUNTS

SECTION 4.1. - General. The amount of the Retirement Benefit payable to an Eligible Employee shall be the amount described in Article IV of this Benefit Schedule in lieu of the amount described in Article IV of the main text of this Appendix.

SECTION 4.2. - Monthly Single-Life Benefit. Each Participant’s Monthly Single-Life Benefit shall equal 1/12th of A times B less C, where

A = the greater of (i) one percent of his Final Average Earnings or (ii) $1,500;

B = his number of full and fractional years of Service Credit, not to exceed 30 years of Service Credit; and

C = his Social Security Offset described in Section 4.7.

SECTION 4.3. - Normal Retirement Benefit. If a Participant separates from service with the Employer Company and all Related Employers on his Normal Retirement Date, his Normal Retirement Benefit payable as of his Normal Retirement Date shall equal his Monthly Single-Life Benefit as determined in Section 4.2 as of his Normal Retirement Date, reduced by the Other Plan Benefits Offset described below.

SECTION 4.4. - Postponed Retirement Benefit. If a Participant separates from service with the Employer Company and all Related Employers on or after his Normal Retirement Date, his Postponed Retirement Benefit payable as of his Postponed Retirement Date shall equal the greatest of (a) his Monthly Single-Life Benefit as determined in Section 4.2 as of his Postponed Retirement Date, reduced by the Other Plan Benefits Offset described below, (b) the benefit he would have received if he had retired on his Normal Retirement Date or (c) the benefit he would have received if he had retired on his/her Early Retirement Date.

SECTION 4.5. - Early Retirement Benefit. If a Participant separates from service with the Employer Company and all Related Employers on or after his Early Retirement Date but before his Normal Retirement Date, his Early Retirement Benefit shall equal his Monthly Single- Life Benefit as determined in Section 4.2 as of his most recent separation from service with the Employer Company and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset as described below. A Participant’s Early Retirement Benefit shall be payable as of his Normal Retirement Date or, if he so elects, as of his Early Retirement Date. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the commencement of his benefit precedes his Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.

SECTION 4.6. - Deferred Vested Benefit. A Participant shall be fully vested upon the completion of one Vesting Year. A Participant shall receive credit for vesting purposes for employment from his initial date of employment with an Employer or a Related Employer. A Participant’s Deferred Vested Benefit shall equal his Monthly Single-Life Benefit as determined in Section 4.2 based on his years of Service Credit earned prior to his most recent separation from service with the Employer Company and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset described below. A Participant’s Deferred Vested Benefit shall be payable as of his Normal Retirement Date or, if he has completed five Vesting Years and so elects, as of the first day of the month coincident with or next following his attainment of 55 years of age. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the beginning of the benefit precedes the Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.

SECTION 4.7. - Social Security Offset. The monthly benefit payable to a Participant shall be reduced by A times the lesser of B or C where

A = the ratio of the Participant’s years of Service Credit (not to exceed 30) to 30;

B = 50% of the monthly social security primary insurance benefit that would be payable to the Participant at age 65; and

C = 50% of the amount determined under Section 4.2 before the reduction for the Social Security Offset.

The reduction shall commence at the age at which unreduced social security primary insurance benefits are first payable to the Participant or, if later, when the Participant actually retires. For purposes of calculating the Participant’s social security benefit, (a) the Participant’s wages prior to his first full calendar year of employment with the Employer will be estimated by projecting the Participant’s compensation for his first full calendar year of employment backward at 7% per year to the later of the year in which the Participant attained age 21 or 1951 and (b) in the event the Participant separates from service with the Employer Company and all Related Employers before his Normal Retirement Age, his post termination wages will be estimated assuming he will continue to receive compensation at the same rate in effect on the date he separates from service with the Employer Company and all Related Employers until he attains Normal Retirement Age. If the Participant separates from service with the Employer Company and all Related Employers before his Normal Retirement Age, the social security benefit will be calculated based on the law in effect on the date he separates from service with the Employer Company and all Related Employers. If the Participant dies before he begins receiving benefits under the Plan, any survivor benefit payable to his surviving spouse will be calculated based on the social security benefit that the Participant would have been entitled to receive at age 65 if he had lived to that date, using the assumptions described above.

SECTION 4.8. - Other Plan Benefits Offset. The Other Plan Benefits Offset is the reduction described in Section 4.9 of the main text of this Appendix; provided that benefits under any defined contribution plan shall not be considered a “retirement plan to which the Employer made contribution on behalf of the Participant or under which service with the Employer is counted in calculating benefits” for purposes of that Section. Further, any such retirement plan is referred to in this Section as an “Other Plan.”

(a) Retirement Benefits Payable in Annuity Form. If the Retirement Benefit is payable in an annuity form, the amount of the reduction shall be determined and subtracted from the Retirement Benefit as of the later of the date as of which Retirement Benefits commence under the Plan or the earliest date such Participant could begin receiving benefits under such Other Plan (the “Determination Date”). Thus, if a Participant is not eligible for a benefit under an Other Plan when he begins receiving benefits under this Plan, his Retirement Benefit will not be reduced until the earliest date he could have begun receiving a benefit under the Other Plan. The amount of the reduction shall be equal to the Single Life Only Annuity that would have been payable under the Other Plan as of the Determination Date or, if the Single Life Only Annuity is not available under such Other Plan, the Single Life Only Annuity which is the Actuarial Equivalent of the normal form of benefit that would have been payable under such Other Plan as of the Determination Date. If a Participant begins receiving a benefit under an Other Plan before the Determination Date, the amount of the reduction will be actuarially adjusted.

(b) Retirement Benefit Payable in Lump Sum. If the Retirement Benefit is payable in a lump sum, the Present Value of the benefit payable under this Plan shall be reduced by the Present Value of the benefit actually paid to such Participant or payable to him under such Other Plan.

(c) Estimation. If the Committee determines that it is not reasonably practicable to obtain the actual amount of the benefit payable to or on behalf of a Participant under an Other Plan in sufficient time to make payment of his/her benefit under this Plan, the Committee may estimate the amount of the Other Plan benefit using such methods as they in their discretion deem appropriate. If the Committee estimates the Other Plan benefit, they shall use their best efforts to obtain the actual amount of the Other Plan benefit and adjust the benefit being paid from this Plan accordingly. In the event that the estimated Other Plan benefit is less than the actual Other Plan benefit, the Committee shall reduce the payments under this Plan immediately to reflect the amount of the difference and may recover any previous overpayments from this Plan by deducting such overpayments from future benefit payments due under this Plan or by such other methods as the Committee deems appropriate. In the event that the estimated Other Plan benefit is larger than the actual Other Plan benefit, the Committee shall increase the payments under this Plan immediately to reflect the amount that of such difference and shall make an additional payment equal to the amount that would have been received if the Plan had used the actual Other Plan benefit from the commencement of payment.

SECTION 4.9. - Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit. If a vested Participant dies prior to receiving a benefit under the Plan, his surviving Spouse will be entitled to a survivor benefit under Section 4.12 of the main text of this Appendix, determined without regard to whether the Participant and his spouse had been married for at least one year prior to his death.

SECTION 4.10. - Payment of Retirement Benefit. The benefits shall be paid in the form of a Single Life Only Annuity (for unmarried Participants) or the Qualified Joint and Survivor Annuity (for married Participants) described in Article IV of the main text of this Appendix unless the Participant properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity and selects an optional benefit form described in Article V.

SECTION 4.11. - Lump Sum Payment. Notwithstanding any contrary provision, if the Present Value of the Retirement Benefit payable to a Participant or the Present Value of the survivor benefit payable to a Participant’s surviving spouse under Section 4.12 of the main text of this Appendix is less than $1,000, payment of such Present Value shall be made in a lump sum as soon as administratively practicable following the Participant’s separation from service with the Employer Company and all Related Employers, without the Participant’s, or if the Participant is deceased, the surviving spouse’s, consent, in lieu of all other benefits under the Plan. If the Present Value of such benefit is at least $1,000 but not greater than $3,500, the Committee may pay such Present Value to the Participant or if the Participant is deceased, to the surviving spouse, in a lump sum in lieu of all other benefits under the Plan with the consent of the Participant or the surviving spouse, following the Participant’s separation from service with the Employer Company and all Related Employers or, in the case of a survivor benefit, the Participant’s death. If the Present Value of a Participant’s nonforfeitable Retirement Benefit under this Plan is zero as of the date the Participant separates from service with the Employer Company and all Related Employers, such Participant shall be deemed to have received a distribution of such nonforfeitable benefit when the Participant separates from service.

If the Participant’s Retirement Benefit is cashed out pursuant to this Section 4.11, service with respect to which the distribution of the Present Value was made shall be disregarded for purposes of the Plan, provided, however, that such service shall be counted in determining the Employee’s Vesting Years and years of Service Credit if, upon reemployment, the distribution is repaid by the Employee to the Trust Fund, together with interest at 5% or such other rate as may in the future be established or otherwise made effective by regulation or administration action implementing Sections 204(c)(2)(C) and 204(e) or ERISA.

SECTION 4.12. - Maximum Benefit. Notwithstanding Section 4.14(b) of the main text of this Appendix or any contrary provision of the main text of this Appendix, the limitations on maximum benefits payable from this Appendix shall be in accordance with Section 415 of the Code, including, particularly, Section 415(b)(9) of the Code, and the regulations thereunder, which are incorporated into this Appendix by reference.

SECTION 4.13. - Special Increase for Participants Reaching Normal Retirement Age After December 31, 2003. Notwithstanding the limitations of Section 1.5, as soon as practicable after August 31, 2006 (the “Ratification Date”) (a) the Compensation of each Affected Participant shall be redetermined such that his Compensation for a calendar year is limited only by Section 401(a)(17) of the Code; (b) such Affected Participant’s Final Average Earnings shall be recalculated using the Compensation determined in (a); and (c) such Affected Participant’s Retirement Benefit shall be increased effective as of the first day of the month after the Ratification Date to reflect any increase in his Final Average Earnings as a result of the recalculation in (b) and shall be paid as soon as administratively practicable. The increase described in (c) shall be prospective only and benefits paid before the Ratification Date shall not be increased. An Affected Participant is any Participant (i) who reached Normal Retirement Age after December 31, 2003 and before the Ratification Date and (ii) whose Compensation for any calendar year was limited to $150,000 as a result of Section 1.5.

ARTICLE V

OPTIONAL BENEFIT FORMS

SECTION 5.1. - General. In addition to the Single Life Only Annuity, the following optional forms are available to a Participant who properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity:

(a) Joint and Survivor Annuity. The benefit under a Joint and Survivor Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity based on the life of the Participant. Under the Joint and Survivor Annuity, the Participant shall be paid his pension for his lifetime; and his designated beneficiary as of the date of the Participant’s retirement, if surviving at the Participant’s death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to a percentage (50%, 66 2/3%, 75%, or 100%, as selected by the Participant) of the monthly amount which had been payable to the Participant. The last payment of the Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his designated beneficiary has occurred. A Participant may not elect to receive payment of his Retirement Benefit in the form of a joint and survivor annuity if he has a non-spousal beneficiary and such beneficiary is younger than the Participant by more than the maximum number of years specified in the following table based on their ages on their birthdays in the calendar year in which benefit payments commence:

Annuity Form	Maximum Number of Years
Joint and 100% Survivor Annuity	10 years
Joint and 75% Survivor Annuity	19 years
Joint and 66 2/3% Survivor Annuity	25 years

(b) Period Certain and Continuous Annuity. The benefit under a Period Certain and Continuous Annuity shall be the Actuarial Equivalent of a Monthly Single-Life Benefit based on the life of the Participant. Under the Period Certain and Continuous Annuity, the Participant shall be paid his pension for his lifetime; and if the Participant dies before receiving a specified number of monthly payments (120, 180, 240, as selected by the Participant (“guaranteed payments”)), the Participant’s designated beneficiary shall be entitled to receive thereafter a monthly guaranteed payment equal to the payment which had been payable to the Participant until all of the monthly payments have been made from the Plan to the Participant and his designated beneficiary. The last payment of the Period Certain and Continuous Annuity shall be made as of the first day of the month in which occurs the later of the death of the Participant or the last of the guaranteed monthly payments has been made. Each Participant who selects this option shall designate a beneficiary in writing, in the form and manner required by the Committee, and such beneficiary may be changed by such Participant in the same manner, but such designation shall not be considered made until received by the Committee or its designees on such form and unless it is received by the Committee prior to the Participant’s death. The Committee shall be the sole judges of the effectiveness of the designation or change thereof. If a Participant fails to designate a beneficiary or his designated beneficiary fails to survive the Participant, the Participant’s designated beneficiary shall be deemed to be his surviving Spouse, if any; or if there is no surviving Spouse, his surviving children, in equal shares; or if there are no surviving children, his estate. If a beneficiary dies before all payments are made under this optional form, the remaining payments shall be made in a lump sum or in installments as the Committee shall direct to the beneficiary designated by such beneficiary or, if there is no such designation, to such beneficiary’s estate.

(c) Level Income Option. The benefit under a Level Income Option shall be the Actuarial Equivalent of a Monthly Single-Life Benefit based on the life of the Participant. Under the Level Income Option, the Participant shall be paid a higher benefit until age 62 or 65, as selected by the Participant, and a reduced benefit after age 62 or 65, as applicable, to provide a more level income over the Participant’s lifetime, taking into account the social security primary insurance benefits the Participant is expected to receive at the selected age. The last payment of the Level Income Option shall be made as of the first day of the month in which the death of the Participant occurs.

BENEFIT SCHEDULE II FOR INDEPENDENT PILOTS ASSOCIATION

This Benefit Schedule II shall apply to (1) each Eligible Employee who has an Hour of Covered Employment on or after August 31, 2006, (2) each Eligible Employee who is accruing Service Credit (or who would be accruing Service Credit but for the attainment of Normal Retirement Age) under Section 3.4, Disability Accrual, on or after August 31, 2006, (3) each 2003 Retired Participant and (4) each former Employee who died during the month of July 2006 while employed in a classification that would have been considered an Eligible Employee classification if this Benefit Schedule had been in effect at his death.

The provisions of this Benefit Schedule II will apply only to that period of employment during which an Employee is an Eligible Employee. An Eligible Employee shall not accrue benefits under any provisions of the Plan (other than this Benefit Schedule II) during the period that he is covered under this Benefit Schedule II.

References to Articles and Sections are to Articles and Sections of this Benefit Schedule unless otherwise expressly indicated.

ARTICLE I

DEFINITIONS

Wherever used herein, the following capitalized terms shall have the meaning set forth below or in the main body of this Appendix for the Independent Pilots Association unless otherwise clearly required by the context. If a capitalized term used in this Benefit Schedule is not defined herein, it will have the same meaning assigned to such term in the Plan.

SECTION 1.1. - 2003 Retired Participant. - The term “2003 Retired Participant” means a Participant who separated from service in 2003 pursuant to the voluntary separation package offered by the Employer.

SECTION 1.2. - 2006 Collective Bargaining Agreement. - The term “2006 Collective Bargaining Agreement” means the Collective Bargaining Agreement between the Independent Pilots Association and United Parcel Service Co. ratified on August 31, 2006.

SECTION 1.3. - 2006 Participant. The term “2006 Participant” means each Participant who will reach Normal Retirement Age on or before December 31, 2013.

SECTION 1.4. - Actuarial Equivalent. The term “Actuarial Equivalent” means a benefit of equivalent value calculated using the 1983 Group Annuity Mortality Table for males for Participants and the 1983 Group Annuity Mortality Table for females for beneficiaries and an interest rate of 7% compounded annually. Notwithstanding the foregoing, if the optional form of benefit is subject to the requirements of Treasury Regulation § 1.417(e)-1(d), or any successor regulation, the benefit of equivalent value will be the amount determined using the Applicable Interest Rate (determined as if the benefit commencement date is the date of distribution) and the Applicable Mortality Table, as applicable.

SECTION 1.5. - Applicable Interest Rate. The term “Applicable Interest Rate” means the “applicable interest rate” as described in Section 417(e)(3) of the Code for the “lookback month” preceding the “stability period” that includes the date the distribution is made.

The term “lookback month” means the fifth month preceding the first day of the stability period containing the date of distribution.

The term “stability period” means the calendar year in which the distribution is made.

SECTION 1.6. - Applicable Mortality Table. The term “Applicable Mortality Table” means the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Section 417(e)(3) of the Code.

SECTION 1.7. - Bidline Credit - The term “Bidline Credit” means the amount of credit generated by a Crewmember’s scheduled activities for a bid period (as defined in the 2006 Collective Bargaining Agreement), including scheduled flights, layovers, deadhead time or other duties assigned by the Employer.

SECTION 1.8. - Bypassed Captain. The term “Bypassed Captain” means a Crewmember who has been bypassed for a Captain position as described in Section 14.E.3 of the 2006 Collective Bargaining Agreement and who is included on the list of bypassed Captains maintained by the Employer.

SECTION 1.9. - Bypassed Crewmember. The term “Bypassed Crewmember” means a Second Officer who has been bypassed for the First Officer position as described in Section 14.E.3 of the 2006 Collective Bargaining Agreement and who is included on the list of bypassed First Officers maintained by the Employer.

SECTION 1.10. - Captain. The term “Captain” means a pilot who is in command of the aircraft and its crew while on duty, who is responsible for the manipulation of, or who manipulates the controls of the aircraft, including take-off and landing of such aircraft, and who is properly qualified to serve as such, and holds a current effective airman’s certificate authorizing him to serve as such pilot.

SECTION 1.11. - Compensation. The term “Compensation” means a Participant’s compensation as reflected on Form W-2, including amounts deferred under Sections 125, 129 and 401(k) of the Code and excluding:

(a) per diem payments;

(b) grievance awards (other than the following: (A) as a part of a Crewmember’s Guarantee or Bidline Credit, (B) an award of Premium Pay for Revisions or (C) an award of Late Arrival Pay);

(c) amounts paid to a Crewmember as a result of the application of Section 415(c) of the Code;

(d) payments in the nature of compensation from an insurance carrier, from a state unemployment or worker’s compensation fund, or from any health and welfare or other benefit program or plan maintained by an Employer or a Related Employer.

(e) disability payments from an insurance carrier, a state disability insurance fund, this Plan or any other disability plan maintained by an Employer or a Related Employer;

(f) foreign service differentials or other supplemental payments made by an Employer or Related Employer to a Crewmember working outside his or her country of citizenship on account of such foreign service;

(g) payment or reimbursement by an Employer or Related Employer for relocation expenses incurred by a Crewmember or his or her family;

(h) the value of employee fringe benefits provided by an Employer or Related Employer, including but not limited to the payment of life insurance premiums, whether or not the value of such fringe benefits is includable in the employee’s taxable income;

(i) payments made under deferred compensation plans or programs;

(j) Employer or Related Employer contributions to any pension, profit-sharing or stock bonus plan; and

(k) Employer or Related Employer contributions to any welfare benefit plan.

Compensation for any calendar year shall be limited to the lesser of (i) $300,000 per year or (ii) such limit as may be imposed by Section 401(a)(17) of the Code or any successor statute limiting compensation taken into account under the Plan. Solely for avoiding a double proration, within the meaning of Department of Labor Regulations, Section 2530.204-2(d), to the extent that a Participant is credited with less than a full year of Service Credit for a calendar year, then the Participant’s Compensation taken into account for such year shall be annualized by dividing such Compensation by the number of months of Service Credit earned by the Participant for such calendar year and multiplying the result by 12.

SECTION 1.12. - Covered Employment. The term “Covered Employment” means employment by an Employer as an Eligible Employee on or after January 1, 1988.

SECTION 1.13. - Crewmember. The term “Crewmember” means a Professional Flight Engineer, Second Officer, First Officer, Captain, or Bypassed Crewmember.

SECTION 1.14. - Early Retirement Date. The term “Early Retirement Date” means the first day of the month coincident with or next following the attainment of 55 years of age and the completion of five Vesting Years.

SECTION 1.15. - Eligible Employee. The term “Eligible Employee” means an individual employed by the Employer who (a) is not a participant in or covered under any other qualified defined benefit plan to which his Employer currently makes contributions on his behalf, (b) is represented for purposes of collective bargaining by the Independent Pilots Association and (c) is employed as a Crewmember.

Under no circumstances will an individual who performs services for an Employer, but who is not classified on the payroll as an employee of the Employer, for example, an individual performing services for an Employer under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an employee of an Employer as a result of common law principles, coemployment principles or the leased employee rules under Section 414(n) of the Code. Further, if an individual performing services for an Employer is retroactively reclassified as an employee of an Employer for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to, on or after the date of such reclassification except as provided for in the Collective Bargaining Agreement or if such individual is not covered by a Collective Bargaining Agreement, except as determined by the Committee.

SECTION 1.16. - Final Average Earnings. The term “Final Average Earnings” means the Participant’s average Compensation for the five complete calendar years during the last ten complete calendar years of his Covered Employment during which his Compensation was the highest. For a Participant who retires on his Postponed Retirement Date, the term “Final Average Earnings” shall be the greater of the Final Average Earnings he would have had if he had retired at age 60 or his Final Average Earnings at his Postponed Retirement Date.

SECTION 1.17. - First Officer. The term “First Officer” means a pilot who is next in command after the Captain of the aircraft, whose duty is to assist or relieve the Captain in the manipulation of the flight controls of an aircraft while underway, including take-off and landing of such aircraft, and who is properly qualified to serve as and who holds a current effective airman’s certificate authorizing him to serve as such First Officer.

SECTION 1.18. - Guarantee. The term “Guarantee” means (i) the 75 hours of guaranteed pay that a Crewmember receives per pay period if he is available for duty.

SECTION 1.19. - Hour of Covered Employment. The term “Hour of Covered Employment” means each Hour of Service in Covered Employment.

SECTION 1.20. - Late Arrival Pay. The term “Late Arrival Pay” means the pay described in Article 13.E.4 and 5 of the 2006 Collective Bargaining Agreement.

SECTION 1.21. - Normal Retirement Age. The term “Normal Retirement Age” means the later to occur of (a) the Participant’s attainment of age 60 or (b) the date the Participant completes one Vesting Year.

SECTION 1.22. - Normal Retirement Date. The term “Normal Retirement Date” means the first day of the calendar month coincident with or next following the Participant’s attainment of Normal Retirement Age.

SECTION 1.23. - Premium Pay. The term “Premium Pay” means the pay described in Article 13.E.4 of the 2006 Collective Bargaining Agreement.

SECTION 1.24. - Present Value. The term “Present Value” means the single sum amount of such benefit based on the Applicable Interest Rate and the Applicable Mortality Table.

SECTION 1.25. - Professional Flight Engineer. The term “Professional Flight Engineer” means a certified flight engineer who was hired and designated as such by the Employer and whose duties include responsibility for assuring the airworthy condition of the aircraft on which he is to serve before departure, including recognition and correction of malfunctions, and for enroute ground maintenance and/or supervision thereof as well as those duties of the Second Officer. A Professional Flight Engineer shall hold a current effective airman’s certificate authorizing him to serve as a Flight Engineer in his current equipment, and an Airframe and Powerplant Mechanics’s Certificate.

SECTION 1.26. - Retirement Benefit. The term “Retirement Benefit” means with respect to each Participant his/her Normal Retirement Benefit, Early Retirement Benefit, Postponed Retirement Benefit, or Deferred Vested Benefit.

SECTION 1.27. - Second Officer. The term “Second Officer” means a pilot who is third in command of the aircraft, after the Captain and the First Officer, whose duty is to perform the duties of a Second Officer as specified by the Employer, and who holds a currently effective airman’s certificate authorizing him to serve as such, and who holds at least a current effective Commercial Airman’s Certificate and Instrument Rating.

SECTION 1.28. - Service Credit. The term “Service Credit” shall mean the years and months of credit for work in Covered Employment which are accumulated and maintained for employees in accordance with the provisions of Article III.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

An Eligible Employee shall become a Participant in accordance with Section 2.1 of this Appendix based on his employment with the Employer or any Related Employer; from his initial date of employment.

ARTICLE III

ACCUMULATION OF SERVICE CREDIT FOR PURPOSES OTHER THAN

VESTING AND ELIGIBILITY i.e., FOR ACCRUAL OF BENEFITS, ETC.

SECTION 3.1. - General. [Reserved]

SECTION 3.2. - Credit for Periods of Covered Employment for Plan Years Before January 1, 2004. Each Participant covered shall accumulate one full year of Service Credit for each Plan Year in which he has at least one Hour of Covered Employment.

SECTION 3.3. - Credit for Periods of Covered Employment Beginning On or After January 1, 2004. Each Participant shall accumulate Service Credit in monthly units based on his Hours of Covered Employment in accordance with the following table:

Hours of Covered Employment In Each Plan Year	Monthly Units of Service Credit
Less than 81	0
81-162	3 months
163-243	4 months
244-324	5 months
325-405	6 months
406-487	7 months
488-568	8 months
569-649	9 months
650-730	10 months
731-812	11 months
813 or more	12 months

SECTION 3.4. - Disability Accrual. A Participant who becomes disabled following the completion of his probationary period as a Crewmember shall accrue years and months of Service Credit (not to exceed 30 years of Service Credit) as if he remained in active employment until Normal Retirement Age or if he elects early retirement, his Early Retirement Date. Such accrual shall cease as of the earlier of (i) the last day of the month immediately prior to the Participant recovering from the disability or retiring or (ii) the end of the calendar year in which he obtains other gainful employment. If a disabled Participant retires, his Final Average Earnings shall be based on his Compensation paid during his active employment prior to becoming disabled. For purposes of this Section, the term “disabled” means the Participant loses the right to exercise the privileges of his medical certificate for reasons other than alcohol or drug use and the term “other gainful employment” means employment during which a disabled Participant earns the greater of (i) $30,000 a calendar year or (ii) one-third of his annual Compensation at the time he became disabled.

ARTICLE IV

BENEFIT ELIGIBILITY AND AMOUNTS

SECTION 4.1. - General. The amount of the Retirement Benefit payable to an Eligible Employee shall be the amount described in Article IV in lieu of the amount described in Article IV of the main text of this Appendix.

SECTION 4.2. - Monthly Single-Life Benefit. The Monthly Single-Life Benefit shall equal 1/12th of:

(a) General. Each Participant (other than a 2006 Participant or a 2003 Retired Participant) shall have a Monthly Single-Life Benefit equal to one percent (1%) of his Final Average Earnings times his number of full and fractional years of Service Credit (not to exceed 30 years of Service Credit).

(b) 2006 Participants and 2003 Retired Participants. Each 2006 Participant and each 2003 Retired Participant shall have a Monthly Single-Life Benefit equal to A times B, where

A = the greater of (i) one percent (1%) of his Final Average Earnings or (ii) the dollar amount determined under the following table depending on the highest rank attained by the Participant during his Covered Employment:

Rank	Dollar Amount
Captain or Bypassed Captain	$3,000
First Officer, Professional Flight Engineer or a Bypassed Crewmember	$2,400
Second Officer	$2,100

B = his number of full and fractional years of Service Credit (not to exceed 30 years of Service Credit).

For each 2006 Participant, the Monthly Single-Life Benefit formula described in this Section 4.2(b) shall apply from his Normal Retirement Date or his Postponed Retirement Date. For each 2003 Retired Participant the monthly accrued benefit calculated under this Benefit Schedule shall be increased effective as of August 31, 2006 to equal the Monthly Single-Life Benefit described in this Section 4.2(b). Such increase shall be prospective only and no amount shall be paid to increase the monthly accrued benefit paid before August 31, 2006.

(c) Minimum Benefit. - Notwithstanding Sections 4.2(a) and (b), the Monthly Single-Life Benefit for each Participant who participated in Benefit Schedule I shall never be less than his Monthly Single-Life Benefit accrued under Benefit Schedule I as of August 30, 2006.

SECTION 4.3. - Normal Retirement Benefit. If a Participant separates from service with the Employer Company and all Related Employers on his Normal Retirement Date, his Normal Retirement Benefit payable as of his Normal Retirement Date shall equal his Monthly Single-Life Benefit as determined in Section 4.2 as of his Normal Retirement Date, reduced by the Other Plan Benefits Offset described below.

SECTION 4.4. - Postponed Retirement Benefit. If a Participant separates from service with the Employer Company and all Related Employers on or after his Normal Retirement Date, his Postponed Retirement Benefit payable as of his Postponed Retirement Date shall equal the greatest of (a) his Monthly Single Life Benefit as determined in Section 4.2 as of his Postponed Retirement Date, reduced by the Other Plan Benefits Offset described below, (b) the benefit he would have received if he had retired on his Normal Retirement Date or (c) the benefit he would have received if he had retired on his/her Early Retirement Date.

SECTION 4.5. - Early Retirement Benefit. If a Participant separates from service with the Employer Company and all Related Employers on or after his Early Retirement Date but before his Normal Retirement Date, his Early Retirement Benefit shall equal his Monthly Single-Life Benefit as determined in Section 4.2 as of his most recent separation from service with the Employer Company and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset as described below. A Participant’s Early Retirement Benefit shall be payable as of his Normal Retirement Date or, if he so elects, as of his Early Retirement Date. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the commencement of his benefit precedes his Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.

SECTION 4.6. - Deferred Vested Benefit. A Participant shall be fully vested upon the completion of one Vesting Year. A Participant shall receive credit for vesting purposes for employment from his initial date of employment with an Employer or a Related Employer. A Participant’s Deferred Vested Benefit shall equal his Monthly Single Life as determined in Section 4.2 based on his years of Service Credit earned prior to his most recent separation from service with the Employer Company and all Related Employers, reduced, if applicable, for early commencement as described below and further reduced by the Other Plan Benefits Offset described below. A Participant’s Deferred Vested Benefit shall be payable as of his Normal Retirement Date or, if he has completed five Vesting Years and so elects, as of the first day of the month coincident with or next following his attainment of 55 years of age. If the Participant’s benefit is paid before he reaches Normal Retirement Age, it will be actuarially reduced based on the period of time by which the beginning of the benefit precedes the Normal Retirement Age so as to be the Actuarial Equivalent of the benefit payable at Normal Retirement Age.

SECTION 4.7. - Other Plan Benefits Offset. The Other Plan Benefits Offset is the reduction described in Section 4.9 of the main text of this Appendix; provided that benefits under any defined contribution plan shall not be considered a “retirement plan to which the Employer made contribution on behalf of the Participant or under which service with the Employer is counted in calculating benefits” for purposes of that Section. Further, any such retirement plan is referred to in this Section as an “Other Plan.”

(a) Retirement Benefits Payable in Annuity Form. If the Retirement Benefit is payable in an annuity form, the amount of the reduction shall be determined and subtracted from the Retirement Benefit as of the later of the date as of which Retirement Benefits commence under the Plan or the earliest date such Participant could begin receiving benefits under such Other Plan (the “Determination Date”). Thus, if a Participant is not eligible for a benefit under an Other Plan when he begins receiving benefits under this Plan, his Retirement Benefit will not be reduced until the earliest date he could have begun receiving a benefit under the Other Plan. The amount of the reduction shall be equal to the Monthly Single-Life Benefit that would have been payable under the Other Plan as of the Determination Date or, if the Monthly Single-Life Benefit is not available under such Other Plan, the Monthly Single-Life Benefit which is the Actuarial Equivalent of the normal form of benefit that would have been payable under such Other Plan as of the Determination Date. If a Participant begins receiving a benefit under an Other Plan before the Determination Date, the amount of the reduction will be actuarially adjusted.

(b) Retirement Benefit Payable in Lump Sum. If the Retirement Benefit is payable in a lump sum, the Present Value of the Retirement Benefit payable under this Plan shall be reduced by the Present Value of the benefit actually paid to such Participant or payable to him under such Other Plan.

(c) Estimation. If the Committee determines that it is not reasonably practicable to obtain the actual amount of the benefit payable to or on behalf of a Participant under an Other Plan in sufficient time to make payment of his benefit under this Plan, the Committee may estimate the amount of the Other Plan benefit using such methods as they in their discretion deem appropriate. If the Committee estimates the Other Plan benefit, they shall use their best efforts to obtain the actual amount of the Other Plan benefit and adjust the benefit being paid from this Plan accordingly. In the event that the estimated Other Plan benefit is less than the actual Other Plan benefit, the Committee shall reduce the payments under this Plan immediately to reflect the amount of the difference and may recover any previous overpayments from this Plan by deducting such overpayments from future benefit payments due under this Plan or by such other methods as the Committee deems appropriate. In the event that the estimated Other Plan benefit is larger than the actual Other Plan benefit, the Committee shall increase the payments under this Plan immediately to reflect the amount that of such difference and shall make an additional payment equal to the amount that would have been received if the Plan had used the actual Other Plan benefit from the commencement of payment.

SECTION 4.8. - Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit. If a vested Participant dies prior to receiving a benefit under the Annuity, his surviving spouse will be entitled to a survivor benefit under Section 4.12 of the main text of this Appendix, determined without regard to whether the Participant and his spouse had been married for at least one year prior to his death.

SECTION 4.9. - Payment of Retirement Benefit. The benefits shall be paid in the form of a Single Life Only Annuity (for unmarried Participants) or the Qualified Joint and Survivor Annuity (for married Participants) described in Article IV of the main text of this Appendix unless the Participant properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity and selects an optional benefit form described in Article V.

SECTION 4.10. - Lump Sum Payment. Notwithstanding any contrary provision, if the Present Value of the benefit payable to a Participant or the Present Value of the survivor benefit payable to a Participant’s surviving spouse under Section 4.12 of the main text of this Appendix is less than $1,000, payment of such Present Value shall be made in a lump sum as soon as administratively practicable following the Participant’s separation from service with the Employer Company and all Related Employers, without the Participant’s, or if the Participant is deceased the surviving spouse’s, consent, in lieu of all other benefits under the Plan. If the Present Value of such benefit is at least $1,000 but not greater than $3,500, the Committee may pay such Present Value to the Participant or if the Participant is deceased, to the surviving spouse, in a lump sum in lieu of all other benefits under the Plan with the consent of the Participant or the surviving spouse, following the Participant’s separation from service with the Employer Company and all Related Employers or in the case of a survivor benefit, the Participant’s death. If the Present Value of a Participant’s nonforfeitable benefit under this Plan is zero as of the date the Participant separates from service with the Employer Company and all Related Employers, such Participant shall be deemed to have received a distribution of such nonforfeitable benefit when the Participant separates from service.

If the Participant’s benefit is cashed out pursuant to this Section 4.10, service with respect to which the distribution of the present value was made shall be disregarded for purposes of the Plan, provided, however, that such service shall be counted in determining the Employee’s Vesting Years and years of Service Credit if, upon reemployment, the distribution is repaid by the Employee to the Committee, together with interest at 5% or such other rate as may in the future be established or otherwise made effective by regulation or administration action implementing Sections 204(c)(2)(C) and 204(e) or ERISA.

SECTION 4.11. - Maximum Benefit. Notwithstanding Section 4.14(b) of the main text of this Appendix or any contrary provision of the main text of this Appendix or this Benefit Schedule, the limitations on maximum benefits payable from this Appendix shall be in accordance with Section 415 of the Code, including, particularly, Section 415(b)(9) of the Code, and the regulations thereunder, which are incorporated into this Benefit Schedule by reference.

ARTICLE V

OPTIONAL BENEFIT FORMS

SECTION 5.1. - General. In addition to the Single Life Only Annuity, the following optional forms are available to a Participant who properly waives the Qualified Joint and Survivor Annuity or Single Life Only Annuity:

(a) Joint and Survivor Annuity. The benefit under a Joint and Survivor Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity based on the life of the Participant. Under the Joint and Survivor Annuity, the Participant shall be paid his pension for his lifetime; and his designated beneficiary as of the date of the Participant’s retirement, if surviving at the Participant’s death, shall be entitled to receive thereafter a lifetime survivorship benefit in a monthly amount equal to a percentage (50%, 66 2/3%, 75%, or 100%, as selected by the Participant) of the monthly amount which had been payable to the Participant. The last payment of the Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last to die of the Participant and his designated beneficiary has occurred. A Participant may not elect to receive payment of his Retirement Benefit in the form of a joint and survivor annuity if he has a non-spousal beneficiary and such beneficiary is younger than the Participant by more than the maximum number of years specified in the following table based on their ages on their birthdays in the calendar year in which benefit payments commence:

Annuity Form	Maximum Number of Years
Joint and 100% Survivor Annuity	10 years
Joint and 75% Survivor Annuity	19 years
Joint and 66 2/3% Survivor Annuity	25 years

(b) Period Certain and Continuous Annuity. The benefit under a Period Certain and Continuous Annuity shall be the Actuarial Equivalent of a Single Life Only Annuity based on the life of the Participant. Under the Period Certain and Continuous Annuity, the Participant shall be paid his pension for his lifetime; and if the Participant dies before receiving a specified number of monthly payments (120, 180, 240, as selected by the Participant (“guaranteed payments”)), the Participant’s designated beneficiary shall be entitled to receive thereafter a monthly guaranteed payment equal to the payment which had been payable to the Participant until all of the monthly payments have been made from the Plan to the Participant and his designated beneficiary. The last payment of the Period Certain and Continuous Annuity shall be made as of the first day of the month in which occurs the later of the death of the Participant or the last of the guaranteed monthly payments has been made. Each Participant who selects this option shall designate a beneficiary in writing, in the form and manner required by the Committee, and such beneficiary may be changed by such Participant in the same manner, but such designation shall not be considered made until received by the Committee or its designees on such form and unless it is received by the Committee prior to the Participant’s death. The Committee shall be the sole judges of the effectiveness of the designation or change thereof. If a Participant fails to designate a beneficiary or his designated beneficiary fails to survive the Participant, the Participant’s designated beneficiary shall be deemed to be his surviving Spouse, if any; or if there is no surviving Spouse, his surviving children, in equal shares; or if there are no surviving children, his estate. If a beneficiary dies before all payments are made under this optional form, the remaining payments shall be made in a lump sum or in installments as the Committee shall direct to the beneficiary designated by such beneficiary or, if there is no such designation, to such beneficiary’s estate.

(c) Level Income Option. The benefit under a Level Income Option shall be the Actuarial Equivalent of a Monthly Single-Life Benefit based on the life of the Participant. Under the Level Income Option, the Participant shall be paid a higher benefit until age 62 or 65, as selected by the Participant, and a reduced benefit after age 62 or 65, as applicable, to provide a more level income over the Participant’s lifetime, taking into account the social security primary insurance benefits the Participant is expected to receive at the selected age. The last payment of the Level Income Option shall be made as of the first day of the month in which the death of the Participant occurs.

REQUIRED MINIMUM DISTRIBUTION ADDENDUM TO APPENDIX FOR THE

INDEPENDENT PILOTS ASSOCIATION

Section 1. General Rules.

1.1. Precedence and Effective Date. Subject to Article 5.1, Joint and Survivor Annuity Requirements, the requirements of this Appendix shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Appendix apply to calendar years beginning after December 31, 2002.

1.2. Requirements of Regulations Incorporated. All distributions required under this Appendix shall be determined and made in accordance with § 401(a)(9) of the Code, including the incidental death benefit requirement in § 401(a)(9)(G), and the regulations thereunder.

1.3. Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions to a Participant if not made in a single sum may only be made over one of the following periods:

(a) the life of the Participant,

(b) the joint lives of the Participant and a Designated Beneficiary,

(c) a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

1.4. Defined Terms. Capitalized terms not defined herein will have the same meaning assigned to those terms in the main text of the Plan or Appendix, as applicable.

Section 2. Time and Manner of Distribution.

2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date. If a Participant continues to work past the date benefits are required to commence under this Section, his benefit shall be adjusted annually to reflect the additional benefits, if any, accrued in the immediately preceding Plan Year. Such adjustment shall be made on or before each April 1 retroactive to January 1 of the year in which the adjustment is made.

2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the adoption agreement, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse are required to begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 2.2 and Section 5, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 2.2(a). If distributions under an annuity meeting the requirements of this Appendix commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of § 401(a)(9) of the Code and § 1.401(a)(9) of the regulations. Any part of the Participant’s interest which is in the form of an individual account described in § 414(k) of the Code will be distributed in a manner satisfying the requirements of § 401(a)(9) of the Code and § 1.401(a)(9) of the regulations that apply to individual accounts.

Section 3. Determination of Amount to be Distributed Each Year.

3.1. General Annuity Requirements. If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(a) the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;

(b) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5:

(c) once payments have begun over a period, the period will be changed only in accordance with Section 6 of this article;

(d)	payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the percentage increase in an Eligible Cost-Of-Living Index for a 12-month period ending in the year during which the increase occurs or a prior year;

(2) by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an Eligible Cost-Of-Living Index since the Annuity Starting Date, or if later, the date of the most recent percentage increase;

(3) by a constant percentage of less than 5 percent per year, applied not less frequently than annually;

(4) as a result of dividend or other payments that result from Actuarial Gains, provided:

(i) Actuarial Gain is measured not less frequently than annually,

(ii) the resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured),

(iii) the Actuarial Gain taken into account is limited to Actuarial Gain from investment experience,

(iv) the assumed interest rate used to calculate such Actuarial Gains is not less than 3 percent, and

(v) the annuity payments are not increased by a constant percentage as described in (3) of this Section 3.1(d);

(5) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit, but only if there is no longer a survivor benefit because the Beneficiary whose life was being used to determine the distribution period described in Section 4 dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of § 414(p) of the Code:

(6) to provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s accrued benefit (within the meaning of § 411(a)(7) of the Code) calculated as of the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table (or, if greater, the total amount of employee contributions, if any) over the total of payments before the Participant’s death;

(7) to allow a Beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or

(8) to pay increased benefits that result from a Plan amendment.

3.2. Amount Required to be Distributed by Required Beginning Date and Later Payment Intervals. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.2(a) or (b)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

3.3. Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such benefit accrues.

Section 4. Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

4.1. Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonSpouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in § 1.401(a)(9)-6, Q&A 2(c)(2), in the manner described in Q&A 2(c)(1), of the regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonSpouse Beneficiary and a period certain annuity the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

4.2. Period Certain Annuities. Unless the Participant’s Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in § 1.401(a)(9)-9, Q&A-2, of the regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in § 1.401(a)(9)-9, Q&A-2, of the regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s Spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9, Q&A-3, of the regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

Section 5. Requirements For Minimum Distributions After the Participant’s Death.

5.1. Death After Distributions Begin. If the Participant dies after distribution of his or her interest begins in the form of an annuity meeting the requirements of this article, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

5.2. Death Before Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2.2(a) or (b), over the life of the Designated Beneficiary or over a period certain not exceeding:

(i) unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death: or

(ii) if the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 5 will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2.2(a).

Section 6. Changes to Annuity Payment Period.

6.1. Permitted Changes. An annuity payment period may be changed only in association with an annuity payment increase described in Section 3.1(d) of this Appendix or in accordance with Section 6.2.

6.2. Reannuitization. An annuity payment period may be changed and the annuity payments modified in accordance with that change if the conditions in Section 6.3 are satisfied and:

(a) the modification occurs when the Participant retires or in connection with a Plan termination;

(b) the payment period prior to modification is a period certain without life contingencies; or

(c) the annuity payments after modification are paid under a qualified joint and survivor annuity over the joint lives of the Participant and a Designated Beneficiary, the Participant’s Spouse is the sole Designated Beneficiary, and the modification occurs in connection with the Participant becoming married to such Spouse.

6.3. Conditions. The conditions in this Section 6.3 are satisfied if:

(a) the future payments after the modification satisfy the requirements of § 401(a)(9) of the Code, § 1.401(a)(9) of the regulations, and this Appendix (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);

(b) for purposes of § 415 and § 417 of the Code, the modification is treated as a new Annuity Starting Date;

(c) after taking into account the modification, the annuity (including all past and future payments) satisfies the requirements of § 415 of the Code (.determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and

(d) the end point of the period certain, if any, for any modified payment period is not later than the end point available to the employee at the original Annuity Starting Date under § 401(a)(9) of the Code and this Appendix.

Section 7. Payments to a Surviving Child.

7.1. Special rule. For purposes of this Appendix, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies if earlier) shall be treated as if such payments were made to the surviving Spouse to the extent the payments become payable to the surviving Spouse upon cessation of the payments to the child.

7.2. Age of majority. For purposes of this Section, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of § 72(m)(7) of the Code when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.

Section 8. Definitions.

8.1. Actuarial Gain. The difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.

8.2. Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving Spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the Designated Beneficiary under § 401(a)(9) of the Code and § 1.401(a)(9)-4 of the regulations.

8.3. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 2.2.

8.4. Eligible Cost-Of-Living Index. An index described in paragraphs (b)(2), (b)(3) or (b)(4) of § 1.401(a)(9)-6, Q&A-14, of the regulations.

8.5. Life Expectancy. Life Expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9, Q&A-1, of the regulations.

8.6. Required Beginning Date. The Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that benefit distributions to a 5-Percent Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

8.7. 5-Percent Owner. A Participant is treated as a 5-Percent Owner for purposes of this Amendment if the Participant is a 5-percent Participant as defined in § 416 of the Code at any time during the Plan year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-Percent Owner under this Amendment, they must continue to be distributed, even if the Participant ceases to be a 5 -percent owner in a subsequent year.

Section 9. Transition Rule. F-3 and F-3A of § 1.401(a)(9)-1 of the 1987 proposed regulations, A-1 of § 1.401(a)(9)-6 of the 2001 proposed regulations, § 1.401(a)(9)-6T of the temporary regulations, or a reasonable and good faith interpretation of the requirements of § 401(a)(9) of the Code (as elected by the employer) apply in lieu of the requirements of Sections 3, 4 and 6 of this Appendix for purposes of determining minimum required distributions for calendar years 2003, 2004, and 2005.